SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party Other than the Registrant  [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

APOLLO GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3)	Proposed maximum aggregate value of transaction: $

(4)	Total fee paid: $

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

APOLLO GROUP, INC.

4615 EAST ELWOOD STREET
PHOENIX, ARIZONA 85040

April   , 2000

Dear shareholder:

      We invite you to attend a Special Meeting of the shareholders of Apollo Group, Inc., an Arizona corporation, to be held at 10:00 a.m. (Arizona time), on May   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040. At this Special Meeting we will ask you to consider and approve the Tracking Stock Proposal described in the accompanying Proxy Statement.

      The Tracking Stock Proposal will allow us to issue a new series of common stock (“University of Phoenix Online common stock”) intended to reflect the performance of our online business division of the University of Phoenix, Inc. called University of Phoenix Online. Before we issue University of Phoenix Online common stock, we will reclassify our existing common stock as “APOL common stock.” APOL common stock is intended to reflect the performance of our other businesses as well as a retained interest in University of Phoenix Online. The Tracking Stock Proposal will also allow us to issue one or more additional series of stock in the future that could reflect the performance of other divisions of our business.

      Soon after the Special Meeting, we plan to offer to the public, for cash, shares of University of Phoenix Online common stock. We currently estimate that we will sell to the public approximately      % of the equity value attributed to University of Phoenix Online and that we will use the net proceeds from that offering to expand our online business.

      We are proceeding with the Tracking Stock Proposal primarily for the following reasons:

•	The proposal will permit the market to review separate information about University of Phoenix Online and separately value University of Phoenix Online common stock. This should encourage investors and analysts to focus more attention on University of Phoenix Online and result in greater market recognition of the value of University of Phoenix Online to us as a whole.

•	The proposal will allow investors to invest in APOL common stock, University of Phoenix Online common stock, or both, depending on their particular investment objectives.

•	The proposal will allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock, thereby providing more focused incentives to University of Phoenix Online management and employees. The proposal will also allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees of us who, in the judgment of our board of directors, make direct contributions to University of Phoenix Online thereby similarly providing more focused incentives on behalf of University of Phoenix Online.

•	The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities, because it will allow us to issue either University of Phoenix Online common stock or APOL common stock as appropriate under the circumstances.

•	The proposal will allow us to monetize some of the value of University of Phoenix Online while preserving the financial, tax, operational, strategic, and other benefits of being a single consolidated entity.

•	The proposal will permit us to accomplish similar objectives with respect to our other business divisions in the future.

      In addition to the Tracking Stock Proposal, we will ask you to consider and approve related proposals to adopt a new stock incentive plan and amend certain of our existing benefit plans. The board of directors has carefully considered and unanimously approved the Tracking Stock Proposal and these additional proposals and recommends that you vote for them. We describe the proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

      Because the Special Meeting is being held solely for the purpose of voting on the Tracking Stock Proposal and the proposals to adopt and amend certain benefit plans, there will not be any presentations by officers of Apollo Group, Inc. at the Special Meeting.

      In addition to the Notice of Special Meeting and Proxy Statement, we have attached for your convenience, in a question and answer format, a summary of certain questions you may have about the Tracking Stock Proposal and our answers to these questions.

      Thank you for your cooperation and continued support and interest in us.

Sincerely yours,

John G. Sperling
Chairman

QUESTIONS AND ANSWERS

ABOUT OUR
TRACKING STOCK PROPOSAL

Q:	Why am I receiving this Proxy Statement? What is the Tracking Stock Proposal?

A:	We are sending you this Proxy Statement in connection with a Special Meeting to be held at 10:00 a.m. (Arizona time), on May , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040. At this Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our articles of incorporation to:

•	Authorize the board of directors to issue common stock in multiple series — Class A APOL common stock, Class B APOL common stock, University of Phoenix Online common stock, and one or more series of undesignated common stock.

•	Reclassify each outstanding share of existing Class A common stock into a share of Class A APOL common stock, and each outstanding share of existing Class B common stock into a share of Class B APOL common stock. (In this Proxy Statement, we will refer to the Class A APOL common stock and the Class B APOL common stock together as the “APOL common stock”).

•	Allow University of Phoenix Online common stock to reflect the performance of our online business division of the University of Phoenix, Inc., called University of Phoenix Online.

•	Allow APOL common stock to reflect the performance of our other businesses, as well as a retained interest in University of Phoenix Online.

•	Allocate all of Apollo Group, Inc.’s consolidated assets, liabilities, revenues, expenses, and cash flows between APOL and University of Phoenix Online. In the future, we would publish combined financial statements of APOL and financial statements of University of Phoenix Online together with consolidated financial statements of Apollo Group, Inc.

•	Authorize the board of directors to separately reflect the performance of other business divisions in the future.

Q:  What is “tracking stock?”

A:	“Tracking stock” is a type of common stock that the issuing company intends to reflect, or “track,” the performance of a particular business. As mentioned above, we propose creating a new series of tracking stock, to be designated as University of Phoenix Online common stock.

We cannot assure you that the market value of University of Phoenix Online common stock will, in fact, reflect the performance of University of Phoenix Online, or that the market value of APOL common stock will, in fact, reflect the performance of our other businesses, which includes a retained interest in University of Phoenix Online, as we intend. Holders of APOL common stock and University of Phoenix Online common stock will continue to be common shareholders of Apollo Group, Inc. and, as such, will be subject to all risks associated with an investment in Apollo Group, Inc. and all of its businesses, assets, and liabilities.

Q:	How will you initially issue University of Phoenix Online common stock? How many shares will you initially issue and when?

A:	We currently plan to offer to the public, for cash, shares of University of Phoenix Online common stock, intended to represent approximately % of the equity value attributed to University of Phoenix Online, and to use the net proceeds from that offering to expand our online business. We expect the University of Phoenix Online common stock offering to occur sometime in the summer of 2000. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

i

Q:	When will you implement the Tracking Stock Proposal? When will you reclassify my common stock into APOL common stock?

A:	Assuming our shareholders approve the Tracking Stock Proposal, we intend to immediately file the amended and restated articles of incorporation implementing the Tracking Stock Proposal and reclassify your common stock before we first issue University of Phoenix Online common stock.

Q:	What happens to my common stock when you implement the Tracking Stock Proposal? Do I need to send in my stock certificates?

A:	Immediately upon the filing of the amended and restated articles implementing the Tracking Stock Proposal, each of your shares will be reclassified into one share of APOL common stock, and your existing stock certificates will automatically represent Class A or Class B APOL common stock as appropriate. Since the reclassification is automatic, you do not need to send in your stock certificates or make any notations reflecting the change.

Q:  Why are you doing this?

A:  Primarily for the following reasons:

•	The proposal will permit the market to review separate information about University of Phoenix Online and separately value University of Phoenix Online common stock. This should encourage investors and analysts to focus more attention on University of Phoenix Online and result in greater market recognition of the value of University of Phoenix Online to Apollo Group, Inc. as a whole.

•	The proposal will allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees of University of Phoenix Online, thereby providing more focused incentives to University of Phoenix Online management and employees. The proposal will also allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees of us who, in the judgment of our board of directors, make direct contributions to University of Phoenix Online, thereby similarly providing more focused incentives on behalf of University of Phoenix Online.

•	The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities, because it will allow us to issue either APOL common stock or University of Phoenix Online common stock as appropriate under the circumstances.

•	The proposal will allow us to monetize some of the value of University of Phoenix Online while preserving the financial, tax, operational, strategic, and other benefits of being a single consolidated entity.

Q:	Will APOL common stock be listed on The Nasdaq National Market? How about University of Phoenix Online common stock?

A:	When we reclassify our Class A common stock as Class A APOL common stock, it will continue to trade on The Nasdaq National Market under the symbol “APOL.” We currently intend to apply for listing of University of Phoenix Online common stock on The Nasdaq National Market under the symbol “UOPX.” The Class B APOL common stock will not be publicly traded.

Q:	What voting rights will I have?

A:	Holders of our current Class A common stock ordinarily do not have any voting rights. Similarly, holders of our new Class A APOL common stock and University of Phoenix Online common stock will not have any voting rights, other than in certain limited circumstances as required by law. Holders of Class B APOL common stock will vote on all matters.

ii

Q:	What are the tax consequences of the Tracking Stock Proposal?

A:	In the opinion of PricewaterhouseCoopers LLP, our tax advisors, neither you nor Apollo Group, Inc. will recognize any income, gain or loss for federal income tax purposes as a result of the reclassification of our existing common stock into APOL common stock or the issuance of University of Phoenix Online common stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. You should consult a tax advisor.

Q:	Do you intend to pay dividends?

A:	We do not expect to pay any dividends on APOL common stock or University of Phoenix Online common stock for the foreseeable future. We currently intend to allocate any future earnings for the development and operation of our businesses.

Q:	Could you issue other series of common stock to accomplish similar objectives with respect to our other businesses?

A:	Although we currently have no intent to do so, the Tracking Stock Proposal will authorize our board of directors to issue shares of one or more series of common stock that would separately track our other businesses.

Q:	When and where will the Special Meeting be held?

A:	We will hold the Special Meeting at 10:00 a.m. (Arizona time), on May , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040.

Q:	What does the board of directors recommend?

A:	The board of directors has carefully considered and unanimously approved the Tracking Stock Proposal and the additional proposals described in the Proxy Statement and recommends that you vote for them.

Q:	What vote is required to approve the Tracking Stock Proposal?

A:	The Tracking Stock Proposal requires the affirmative vote of the holders of a majority of our outstanding Class A and Class B common stock, each voting as a separate class.

Q:	What do I do if I have more questions?

A:	If you have any questions prior to the Special Meeting, please call our Investor Relations Department at (480) 966-5394.

iii

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MAY             , 2000

TO THE SHAREHOLDERS OF

APOLLO GROUP, INC.:

      A Special Meeting of shareholders of Apollo Group, Inc. will be held at 10:00 a.m. (Arizona time), on May   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040, for the following purposes:

1.	To act upon a proposal to amend and restate Apollo Group, Inc.’s amended and restated articles of incorporation so that it reads in its entirety as set forth in Annex B to the accompanying Proxy Statement.

2.	To act upon proposals to adopt a new Apollo Group, Inc. 2000 Stock Incentive Plan and amend and restate the Apollo Group, Inc. 1994 Employee Stock Purchase Plan and the Apollo Group, Inc. Director Stock Plan so that they read in their entirety as set forth in Annexes C, D, and E, respectively, to the accompanying Proxy Statement.

3.	To transact such other business as may properly come before the meeting.

      The proposals are described in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

      Only shareholders of record at the close of business on April   , 2000 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The Tracking Stock Proposal cannot be completed unless it is approved by the affirmative vote of a majority of the outstanding shares of our Class A and Class B common stock, each voting as a separate class. The proposals to amend our benefit plans cannot be completed unless they are approved by a majority of the votes cast at the Special Meeting of our Class A and Class B common stock, voting as a combined class.

      Our board of directors has unanimously approved the proposals contained in the Proxy Statement and determined that they are fair and in the best interests of Apollo Group, Inc. and its shareholders. Our board of directors unanimously recommends that you vote “FOR” the approval of all proposals contained in the Proxy Statement.

      Your vote is important. The board of directors urges you to sign, date, and return the enclosed proxy card as soon as possible, even if you are currently planning to attend the Special Meeting. No postage is necessary if the proxy is mailed in the U.S. Sending in your proxy will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote at the Special Meeting. Properly executed proxies will be executed in the manner you direct. If no direction is specified, properly executed proxies will be voted “for” adoption of the proposed transaction.

By order of the board of directors,

John G. Sperling
Chairman

Phoenix, Arizona

April   , 2000

PROXY STATEMENT

APOLLO GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON, MAY             , 2000

      Our board of directors is furnishing this Proxy Statement in connection with a Special Meeting to be held at 10:00 a.m. (Arizona time), on May   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040. The enclosed proxy is solicited by our board of directors. At this Special Meeting we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement.

      The Tracking Stock Proposal will allow us to issue a new series of common stock called University of Phoenix Online common stock (we will refer to this new class of stock as “University of Phoenix Online common stock”). University of Phoenix Online common stock is intended to reflect the performance of our online business division of the University of Phoenix, Inc., called University of Phoenix Online. Before we first issue University of Phoenix Online common stock, we will reclassify our existing common stock and we will refer to this newly reclassified stock as “APOL common stock.” APOL common stock will reflect the performance of our other businesses, as well as a retained interest in University of Phoenix Online. The Tracking Stock Proposal will also allow us to issue one or more additional series of common stock intended to separately reflect the performance of other divisions of the business operations of Apollo Group, Inc. and its subsidiaries (“Apollo Group”). Our reasons for proceeding with the Tracking Stock Proposal are outlined elsewhere in this Proxy Statement. See “Proposal 1 — The Tracking Stock Proposal — Background and Reasons for the Tracking Stock Proposal.”

      After the Special Meeting, we plan to offer to the public, for cash, shares of University of Phoenix Online common stock. We currently estimate that we will sell to the public approximately      % of the equity value attributed to University of Phoenix Online and that we will use the net proceeds from that offering to expand our online business.

      In addition to the Tracking Stock Proposal, we will ask you to consider and approve related proposals to adopt and amend certain of our benefit plans. Our board of directors has carefully considered and unanimously approved the Tracking Stock Proposal and these additional proposals and recommends that you vote for them. We describe the proposals in more detail in this Proxy Statement, which you should read in its entirety before voting.

      Because the Special Meeting is being held for the sole purpose of voting on the Tracking Stock Proposal and the proposals to adopt and amend certain benefit plans, there will not be any presentations by our officers at the Special Meeting.

      See “Risk Factors” beginning on page 17 for certain information relating to an evaluation of the Tracking Stock Proposal.

      The date of this Proxy Statement is April   , 2000. We are first sending this Proxy Statement to shareholders on or about that date.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1

SPECIAL MEETING	2

GENERAL	3

WHERE YOU CAN FIND MORE INFORMATION	4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5

PROPOSAL 1 — THE TRACKING STOCK PROPOSAL	5

RISK FACTORS	16

DESCRIPTION OF CAPITAL STOCK	23

TAX CONSIDERATIONS	40

CASH MANAGEMENT AND ALLOCATION POLICIES	42

PROPOSALS 2, 3, AND 4 — ADOPTION AND AMENDMENTS TO CERTAIN PLANS	45

EXECUTIVE COMPENSATION	54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59

ILLUSTRATION OF CERTAIN TERMS	Annex A

AMENDED AND RESTATED ARTICLES OF INCORPORATION	Annex B

PROPOSED APOLLO GROUP, INC. 2000 STOCK INCENTIVE PLAN	Annex C

PROPOSED AMENDED AND RESTATED APOLLO GROUP, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN	Annex D

PROPOSED AMENDED AND RESTATED APOLLO GROUP, INC. DIRECTOR STOCK PLAN	Annex E

FINANCIAL INFORMATION ABOUT APOL AND UNIVERSITY OF PHOENIX ONLINE	Annex F

PROXY STATEMENT SUMMARY

      This summary highlights key aspects of the Tracking Stock Proposal and the proposals to adopt a new stock incentive plan and to amend certain of our existing benefit plans contained elsewhere in this Proxy Statement. This summary is not a substitute for the more detailed information contained in the rest of this Proxy Statement. For a more comprehensive description of the Tracking Stock Proposal and the proposals to adopt and amend certain benefit plans you should read the rest of this Proxy Statement, including the financial statements contained or incorporated by reference into this Proxy Statement. Capitalized terms used in this summary have the meanings given them elsewhere in this Proxy Statement.

Apollo Group

      Apollo Group, through its subsidiaries, the University of Phoenix, Inc., the Institute for Professional Development, the College for Financial Planning Institutes Corporation, Western International University, Inc., and Apollo Learning Group, Inc., is a leading provider of higher education programs for working adults based on the number of working adults in its programs. The consolidated enrollment in our educational programs would make us the largest private institution of higher education in the U.S. We currently offer our programs and services at 52 campuses and 85 learning centers in 35 states, Puerto Rico and Vancouver, British Columbia. Our combined degree enrollment increased to approximately 87,300 at November 30, 1999 from approximately 36,800 at August 31, 1995.

University of Phoenix Online

      University of Phoenix Online is a leading online provider of accessible, high quality education programs for working adults and their employers. University of Phoenix Online began operations in 1989 by modifying courses developed by University of Phoenix’s physical campuses for delivery via modem to students worldwide. Today, the online courses and programs are available via the Internet 24 hours a day, 7 days a week and can be accessed using basic technology, such as a Pentium-class personal computer, a 28.8K modem, and an Internet service provider. University of Phoenix Online currently offers 11 accredited degree programs in business, education, information technology, and nursing. As of January 31, 2000, University of Phoenix Online had approximately 12,000 degree students and approximately 1,100 faculty members. University of Phoenix Online currently has relationships with approximately 1,600 corporations in the form of employer tuition reimbursement programs.

      From a financial reporting standpoint, we have separated University of Phoenix Online from the rest of our businesses. Our board of directors has adopted cash management and allocation policies with respect to the ongoing relationship between APOL and University of Phoenix Online and the allocation of our business, assets, liabilities, revenues, expenses, and cash flows.

SPECIAL MEETING

Time, Date and Place:	10:00 a.m. (Arizona time), on May , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040.

Record Date:	April , 2000.

Proposals to be Considered:	#1 — The Tracking Stock Proposal
#2 — Proposal to adopt the new Apollo Group, Inc. 2000 Stock Incentive Plan

#3 — Proposal to amend and restate the Apollo Group, Inc. 1994 Employee Stock Purchase Plan

#4 — Proposal to amend and restate the Apollo Group, Inc. Director Stock Plan

Vote Required for Approval:	Proposal 1 (the “Tracking Stock Proposal” ) requires the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A and Class B common stock, each voting as a separate class. Each of Proposals 2, 3, and 4 requires the affirmative vote of a majority of the votes cast at the Special Meeting, of Class A and Class B common stock, voting as a combined class.

Questions:	If you have any questions prior to the Special Meeting, please call our Investor Relations Department at (480) 966-5394.

      The board of directors has carefully considered and unanimously approved these proposals and recommends that you vote for them.

GENERAL

      Our board of directors is furnishing this Proxy Statement to solicit proxies in connection with a Special Meeting to be held at 10:00 a.m. (Arizona time), on May   , 2000, at our offices located at 4615 East Elwood Street, Phoenix, Arizona, 85040, and any adjournments or postponements thereof.

      Holders of Class A common stock ordinarily do not have any voting rights. However, because of the nature of the proposed amendments to our restated articles of incorporation, the Arizona Business Corporation Act requires that the proposed amendments be approved by a majority of the outstanding shares of Class A common stock, as well as by a majority of the outstanding shares of Class B common stock, each voting as a separate class.

      Only holders of record of Class A common stock and Class B common stock at the close of business on April   , 2000, will be entitled to notice of and to vote at the Special Meeting. As of April   , 2000, there were outstanding                shares of Class A common stock and                shares of Class B common stock. A quorum will be met at the Special Meeting if a majority of the outstanding shares of common stock are present in person or by proxy. Each holder of Class A common stock and Class B common stock will be entitled to one vote for each share held as of April   , 2000, on all matters brought before the Special Meeting.

      We will vote shares represented by the proxies received and not properly revoked in accordance with the instructions contained therein. A shareholder who has given a proxy may revoke it at any time before it is exercised by filing with Apollo Group’s Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. If no choice is specified on the form of proxy, the shares will be voted “FOR” the approval of each of Proposals 1, 2, 3 and 4 described in this Proxy Statement. If you vote “FOR” the Tracking Stock Proposal at the Special Meeting, you may be forfeiting your right to challenge the implementation of any aspect of the Tracking Stock Proposal in the future.

      Proposal 1 (the “Tracking Stock Proposal” ) requires the affirmative vote of a majority of the outstanding shares of each of the Class A and Class B common stock, each voting as a separate class. Each of Proposals 2, 3, and 4 requires the affirmative vote of a majority of the votes cast at the Special Meeting, of the Class A and Class B common stock, voting as a combined class. Abstentions with respect to any proposal will have the same effect as negative votes on each of the proposals. If a broker, which is the record holder of certain shares, indicates on a form of proxy that it does not have discretionary authority to vote such shares on any proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes but will have the same effect as a negative vote on Proposal 1 and will have no effect on Proposals 2, 3, and 4.

      We will bear the expense of printing and mailing these proxy materials. In addition to soliciting proxies by mail, certain of our directors, officers, and other employees may solicit proxies by personal interview, telephone, or facsimile. We will not pay additional compensation to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expense in forwarding solicitation materials to beneficial owners of common stock. We have also retained First Chicago Trust Corporation of New York, a division of Equiserve, to perform various proxy advisory, distribution, and solicitation services at a cost of approximately $          plus disbursements.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements, and other information with the SEC. Those reports, proxy statements, and other information can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ourselves. Our Class A common stock is listed on The Nasdaq National Market under the symbol “APOL.” The information contained on our Web site is not part of this Proxy Statement.

      We have filed a registration statement with the SEC respecting the proposed public offering of University of Phoenix Online common stock. This registration statement has not yet become effective. The registration statement can be obtained from the SEC as indicated above.

      The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this Proxy Statement, and any information filed with the SEC by us after the date of this Proxy Statement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended August 31, 1999; and

•	Quarterly Report on Form 10-Q for the quarter ended November 30, 1999.

      We are also incorporating by reference additional documents that we file with the SEC between the date of this Proxy Statement and the date of the Special Meeting of our shareholders.

      You can obtain any of the incorporated documents by contacting us or the SEC. We will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless we have specifically incorporated by reference the exhibit in this Proxy Statement.

      Shareholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following address:

Apollo Group, Inc.
4615 East Elwood Street
Phoenix, Arizona 85040
(480) 966-5394
Attention: Chief Financial Officer

      If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Special Meeting, please do so by April   , 2000, so that you will receive them before the Special Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL   , 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

      This Proxy Statement and the information incorporated by reference include forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terms. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, regulatory environments, and economic conditions and competition in the business areas in which we conduct our operations. For a more detailed discussion of factors that could cause actual results to differ, please see the discussion under “Risk Factors” contained in this Proxy Statement and in the other information contained in our publicly available SEC filings, incorporated by reference into this Proxy Statement.

PROPOSAL 1 — THE TRACKING STOCK PROPOSAL

GENERAL

      At the Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our articles of incorporation to:

•	Authorize the issuance of our common stock in multiple series:

           (i)  Class A APOL common stock;

           (ii) Class B APOL common stock;

           (iii)  University of Phoenix Online common stock; and

           (iv)  one or more additional series of undesignated common stock.

•	Reclassify each outstanding share of Class A common stock into a share of Class A APOL common stock.

•	Reclassify each outstanding share of Class B common stock into a share of Class B APOL common stock.

      Our currently existing Class A common stock is similar to our Class B common stock with a few exceptions. The principal exception is that holders of the Class B common stock are entitled to vote on any matter, whereas holders of the Class A common stock may only vote in limited circumstances. Following the reclassification, the Class A APOL common stock would be similar to the Class B APOL common stock with the same exceptions. We intend University of Phoenix Online common stock to reflect the performance of our online business division of the University of Phoenix, Inc., called University of Phoenix Online. We intend the APOL common stock to reflect the performance of our other businesses, as well as a retained interest in University of Phoenix Online.

      We have allocated all of our consolidated assets, liabilities, revenues, expenses, and cash flows between APOL and University of Phoenix Online. In the future, we will publish combined financial statements of APOL and financial statements of University of Phoenix Online together with consolidated financial statements of Apollo Group.

      We currently plan to offer to the public, for cash,           shares of University of Phoenix Online common stock intended to represent      % of the equity value attributed to University of Phoenix Online (the “Offer”). This would leave APOL with a retained interest intended to represent      % of the equity attributable to University of Phoenix Online. Assuming we proceed with the Offer, we currently plan to attribute all of the net proceeds of the offering to University of Phoenix Online. University of Phoenix Online would then use those net proceeds to expand its business.

      We expect the offering to occur sometime in the summer of 2000. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. Our board of directors and underwriters for the offering will determine the terms of the offering based upon: prevailing market and other conditions, both generally and for Internet businesses; the financial condition, results of operations, and prospects of University of Phoenix Online; and such other factors as they deem appropriate at the time of the offering.

      We will file amended and restated articles of incorporation implementing the Tracking Stock Proposal and reclassify our Class A and Class B common stock before we first issue University of Phoenix Online common stock.

Background and Reasons for the Tracking Stock Proposal

      We continually review each of our businesses to determine the best way to realize our inherent value. As a result of this review process, we recently began to evaluate various restructuring alternatives, including (i) an offering of direct stock in a corporation that would acquire University of Phoenix Online or (ii) a “tracking stock” offering intended to reflect the performance of University of Phoenix Online.

      Upon management’s recommendation, after their consultation with our financial and legal advisors, our board of directors determined that the issuance of tracking stock would be preferable because, among other things, issuances of tracking stock, unlike the issuance of direct stock, would preserve certain favorable financial, tax, operational, strategic, and other benefits of being a single consolidated entity. On December 17, 1999, our board of directors first considered the Tracking Stock Proposal and authorized our management to begin implementing the proposal. On March 24, 2000, our board of directors unanimously approved the proposals contained in this Proxy Statement, determined that they are in the best interests of us and our shareholders, and resolved to recommend that you vote for them.

      In arriving at its determination and recommendation, our board of directors, considered, among other things, the following:

•	The proposal will permit the market to review separate information about University of Phoenix Online and separately value University of Phoenix Online common stock. This should encourage investors and analysts to focus more attention on University of Phoenix Online and result in greater market recognition of the value of University of Phoenix Online to us as a whole.

•	The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

•	The proposal will allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees of University of Phoenix Online, thereby providing more focused incentives to University of Phoenix Online management and employees. The proposal will also allow us to issue stock options and other stock-based awards representing University of Phoenix Online common stock to management and employees of us who, in the judgment of our board of directors, make direct contributions to University of Phoenix Online, thereby similarly providing more focused incentives on behalf of University of Phoenix Online.

•	The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities, because it will allow us to issue either APOL common stock or University of Phoenix Online common stock as appropriate under the circumstances.

•	The proposal will enable us to monetize some of the value of University of Phoenix Online while preserving the financial, tax, operational, strategic, and other benefits of being a single consolidated entity.

•	The proposal will permit us to accomplish similar objectives with respect to our other businesses in the future.

      Our board of directors also evaluated the potential negative aspects of the Tracking Stock Proposal, including the following:

•	The uncertainty as to the amount of net proceeds we may realize in the offering.

•	The Tracking Stock Proposal will require a complex capital structure and additional reporting requirements with respect to each of APOL and University of Phoenix Online.

•	The Tracking Stock Proposal will expand our board of directors’ responsibility to oversee the interests of multiple series of common shareholders.

•	The potential diverging or conflicting interests between the holders of APOL common stock and the holders of University of Phoenix Online common stock and issues that our board of directors may face in resolving any conflicts.

•	The costs associated with implementing the Tracking Stock Proposal and the ongoing cost of operating APOL and University of Phoenix Online as separate groups will exceed our current operating costs.

      Our board of directors determined that the positive aspects of the Tracking Stock Proposal outweighed the negative aspects and concluded that the Tracking Stock Proposal and the other proposals are in the best interests of us and our shareholders.

      If you vote “FOR” the Tracking Stock Proposal at the Special Meeting, you may be forfeiting your right to challenge the implementation of any aspect of the Tracking Stock Proposal in the future.

Summary Comparison of Terms of Existing Common Stock with Terms of APOL Common Stock and University of Phoenix Online Common Stock

      The following compares certain terms of our existing common stock to the proposed terms of APOL common stock and University of Phoenix Online common stock. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Proxy Statement. In particular, see “Description of our Capital Stock.”

Tracking Stock Proposal

University of Phoenix Online
Existing common stock	APOL common stock	common stock

Basic Investment Characteristics:	Our existing common stock reflects the performance of all of our business, including:

• the University of Phoenix, Inc. (including the online division);

• the Institute for Professional Development;

• the College for Financial Planning Institutes Corporation;

• Western International University, Inc.; and
• Apollo Learning Group, Inc.	We intend APOL common stock to reflect the performance of Apollo, including:

• the University of Phoenix, Inc. (other than the online division);
• the Institute for Professional Development;
• the College for Financial Planning Institutes Corporation;
• Western International University, Inc.;
• Apollo Learning Group, Inc.; and
	• A retained interest in University of Phoenix Online, which is currently 100% but will decline to reflect the initial issuance of University of Phoenix Online common stock as well as any future issuances.	We intend University of Phoenix Online common stock to reflect the performance of University of Phoenix Online, our online business division of the University of Phoenix, Inc.

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Issuance:	Our existing common stock is divided into two separate series — Class A common stock and Class B common stock.	Immediately after we amend and restate our articles of incorporation, we will reclassify each outstanding share of existing Class A common stock into a share of Class A APOL common stock. We will also reclassify each outstanding share of existing Class B common stock into a share of Class B APOL common stock.	We currently plan to offer to the public, for cash, shares of University of Phoenix Online common stock intended to represent % of the equity value attributed to University of Phoenix Online.

Use of Proceeds of University of Phoenix Online common stock:	N/ A	N/ A	We currently plan to attribute the net proceeds from shares of University of Phoenix Online common stock to University of Phoenix Online. University of Phoenix Online would use those net proceeds to expand our online business.

Retained Interest After Initial Offering of University of Phoenix Online common stock:	N/ A	Assuming we issue to the public, for cash, shares of University of Phoenix Online common stock intended to represent % of the equity value attributed to University of Phoenix Online, as currently planned, this would leave APOL with a retained interest intended to represent % of the equity value attributed to University of Phoenix Online. Afterwards, we would adjust the retained interest as appropriate to reflect issuances or repurchases of University of Phoenix Online common stock, capital contributions to or returns of capital from, University of Phoenix Online, and certain other actions.	N/ A

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Dividends:	We do not expect to pay any dividends on our existing common stock for the foreseeable future.	We do not expect to pay any dividends on APOL common stock for the foreseeable future.	We do not expect to pay any dividends on University of Phoenix Online common stock for the foreseeable future.

	We are otherwise permitted to pay dividends out of our assets legally available for the payment of dividends under Arizona law.	We will otherwise be permitted to pay dividends on APOL common stock out of our assets legally available for the payment of dividends under Arizona law, but the total of the amounts paid as dividends on APOL common stock cannot exceed the Available Dividend Amount for APOL. The Available Dividend Amount for APOL is based on the amount that would be legally available for the payment of dividends under Arizona law if APOL were a separate Arizona corporation.	We will otherwise be permitted to pay dividends on University of Phoenix Online common stock out of our assets legally available for the payment of dividends under Arizona law (and transfer corresponding amounts to APOL in respect of its retained interest), but the total of the amounts paid as dividends on University of Phoenix Online common stock (and the corresponding amounts transferred to APOL in respect of its retained interest) cannot exceed the Available Dividend Amount for University of Phoenix Online. The Available Dividend Amount for University of Phoenix Online is based on the amount that would be legally available for the payment of dividends under Arizona law if University of Phoenix Online were a separate Arizona corporation and APOL’s retained interest in University of Phoenix Online were represented by outstanding shares.

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Your rights if we dispose of all or substantially all of the assets of APOL or University of Phoenix Online	N/ A	Generally, if we dispose of 80% or more of the assets allocated to APOL and the disposition would not be an exempt disposition under our amended and restated articles of incorporation, we would be required to choose one of the following three alternatives:	Generally, if we dispose of 80% or more of the assets allocated to University of Phoenix Online and the disposition would not be an exempt disposition under our amended and restated articles of incorporation, we would be required to choose one of the following three alternatives:
		• pay a dividend to holders of APOL common stock in an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or	• pay a dividend to holders of University of Phoenix Online common stock in an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or
		• redeem outstanding shares of Class A APOL common stock from holders of those shares for an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or	• redeem outstanding shares of University of Phoenix Online common stock from holders of those shares for an amount equal to the holders’ proportionate interest in the net proceeds of that disposition; or

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Your rights if we dispose of all or substantially all of the assets of APOL or University of Phoenix Online (continued)		• convert shares of Class A APOL common stock to shares of University of Phoenix Online common stock (or other common stock of ours) based on a ratio equal to the average market value of Class A APOL common stock as compared to the average market value of University of Phoenix Online common stock (or other applicable stock) over a specified 20 trading period following the disposition of assets, plus a premium in certain cases. The premium will be 10% if the disposition occurs before the second anniversary of the issuance of University of Phoenix Online common stock. However, there will be no premium if specified changes in the U.S. federal income tax treatment of tracking stock occur before the conversion, or if the conversion occurs on or after the second anniversary of the issuance of University of Phoenix Online common stock.	• convert shares of University of Phoenix Online common stock to shares of Class A APOL common stock based on a ratio equal to the average market value of University of Phoenix Online common stock as compared to the average market value of Class A APOL common stock over a specified 20 day trading period following the disposition of assets, plus a premium in certain cases. The premium will be 10% if the disposition occurs before the second anniversary of the issuance of University of Phoenix Online common stock. However, there will be no premium if specified changes in the U.S. federal income tax treatment of tracking stock occur before the conversion, or if the conversion occurs on or after the second anniversary of the issuance of University of Phoenix Online common stock.

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Our option to convert shares of University of Phoenix Online common stock to shares of Class A APOL common stock:	N/ A	N/ A	We will have the right at any time to convert shares to Class A APOL common stock based on a ratio equal to the average market value of University of Phoenix Online common stock as compared to the average market value of Class A APOL common stock over a specified 20 day trading period and to pay a premium in certain cases. The premium will be 25% if the conversion occurs during the first year after the issuance of University of Phoenix Online common stock; 20% if the conversion occurs during the second year after the issuance of University of Phoenix Online common stock; 15% if the conversion occurs during the third year after the issuance of University of Phoenix Online common stock; and 10% if the conversion occurs thereafter. However, no premium will be payable if the conversion occurs at any time after the aggregate market value of the outstanding University of Phoenix Online common stock has exceeded, for any 20 consecutive trading day period, 60% of the aggregate market value of the outstanding Class A APOL common stock. Additionally, no premium will be payable if the conversion occurs after the occurrence of specified changes in the U.S. federal income tax treatment of

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Our right to convert shares to shares of an Apollo subsidiary:	N/ A	We will have the right at any time to transfer all of the assets and liabilities allocated to APOL to a subsidiary of ours and, in that event, to convert shares of APOL common stock to shares of that subsidiary.	We will have the right at any time to transfer all of the allocated assets and liabilities of University of Phoenix Online to a subsidiary of ours and, in that event, to convert all of the shares of University of Phoenix Online common stock to a specified number of the shares of that subsidiary.

Voting:	Our Class A common stock has no voting rights, except in limited circumstances.	Our Class A APOL common stock will have no voting rights, except in limited circumstances.	University of Phoenix Online common stock will have no voting rights, except in limited circumstances.
	Our Class B common stock has one vote per share.	Our Class B APOL common stock will have one vote per share.

University of Phoenix Online
	Existing common stock	APOL common stock	common stock

Liquidation:	Upon our liquidation, holders of our existing common stock are entitled to receive our net assets, if any, remaining for distribution to shareholders (after payment or provision for all our liabilities and payment of any liquidation preference payable to any holders of preferred stock).	Upon our liquidation, holders of APOL common stock and University of Phoenix Online common stock will be entitled to receive our net assets, if any, remaining for distribution to shareholders (after payment or provision for all our liabilities and payment of any liquidation preference payable to any holders of preferred stock). Amounts due upon liquidation in respect of shares of APOL common stock and shares of University of Phoenix Online common stock will be distributed pro rata in accordance with the average market value of APOL common stock and the average market value of University of Phoenix Online common stock over a specified 20 trading day period prior to the liquidation.	Upon our liquidation, holders of APOL common stock and University of Phoenix Online common stock will be entitled to receive our net assets, if any, remaining for distribution to shareholders (after payment or provision for all our liabilities and payment of any liquidation preference payable to any holders of preferred stock). Amounts due upon liquidation in respect of shares of APOL common stock and shares of University of Phoenix Online common stock will be distributed pro rata in accordance with the average market value of APOL common stock and the average market value of University of Phoenix Online common stock over a specified 20 trading day period prior to the liquidation.

Exchange Listings:	Class A common stock is listed on The Nasdaq National Market under the symbol “APOL.”	Class A APOL common stock will continue to be listed on The Nasdaq National Market under the symbol “APOL.”	We currently intend to apply for the listing of University of Phoenix Online common stock on The Nasdaq National Market under the symbol “UOPX”.

RISK FACTORS

      You should carefully consider the risk factors described below, as well as the other information included in this Proxy Statement before you decide how to vote on the proposals. For purposes of this section, each of APOL and University of Phoenix Online is sometimes referred to as a “Group.”

Holders of Class A APOL common stock and University of Phoenix Online common stock will not have any voting rights and will be unable to influence our business.

      Holders of Class A APOL common stock and University of Phoenix Online common stock will not have the right to vote unless a separate class vote is required by Arizona law. Holders of Class B APOL common stock have the sole right to elect our board of directors. As a result, holders of Class A APOL common stock and University of Phoenix Online common stock will not have the ability to influence the management or focus of our business.

We cannot predict how the issuance of University of Phoenix Online common stock will affect the market price of Class A APOL common stock.

      We cannot predict the price at which Class A APOL common stock will trade following the issuance of University of Phoenix Online common stock. The market price of Class A APOL common stock may not equal or exceed the market price of our existing common stock. Some of the terms of APOL common stock and University of Phoenix Online common stock may adversely affect the trading price of Class A APOL common stock or University of Phoenix Online common stock. Examples include:

•	the right of our board of directors to convert University of Phoenix Online common stock to Class A APOL common stock with a premium in certain cases; and

•	the discretion of our board of directors in making various determinations relating to a variety of matters affecting the rights of the holders of APOL common stock and University of Phoenix Online common stock, such as the payment of dividends, the allocation of merger proceeds, and a variety of cash management and other allocation matters.

Holders of APOL common stock and University of Phoenix Online common stock will be common shareholders of us and will not have any legal rights relating to specific assets of us.

      We have allocated all of our consolidated assets, liabilities, revenues, expenses, and cash flows between APOL and University of Phoenix Online in order to prepare financial statements. However, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. In any liquidation, our shareholders would receive a share of our net assets based on the relative trading prices of Class A APOL common stock and University of Phoenix Online common stock rather than on any assessment of the actual value of University of Phoenix Online or APOL. Holders of APOL common stock and University of Phoenix Online common stock will continue to be common shareholders of us as a whole and, as such, will be subject to all risks associated with an investment in us and all of our businesses, assets, and liabilities.

If we encounter financial difficulty, the value of either Class A APOL common stock or University of Phoenix Online common stock may suffer for reasons unrelated to the assets allocated to APOL or University of Phoenix Online.

      Financial results of either APOL or University of Phoenix Online could affect our consolidated results of operations, financial position and borrowing costs. This could affect the results of operations, financial position or borrowing costs of either APOL or University of Phoenix Online or the market price of shares of Class A APOL common stock or University of Phoenix Online common stock. In addition, if we incur losses, this will reduce the amount our assets legally available for dividends on Class A APOL common stock and University of Phoenix Online common stock.

Our existing shareholders will have a reduced interest in University of Phoenix Online.

      Holders of APOL common stock will participate in the ownership of University of Phoenix Online through APOL’s retained interest in University of Phoenix Online. APOL’s interest in University of Phoenix Online will decrease as a result of the proposed issuance of University of Phoenix Online common stock. After the proposed issuance of University of Phoenix Online common stock, our existing shareholders will no longer share in the gains or losses attributable to the portion of University of Phoenix Online that is represented by the outstanding shares of University of Phoenix Online common stock. The price at which any shares of University of Phoenix Online common stock may be sold in the future may not reflect accurately the value of University of Phoenix Online common stock and thus holders of APOL common stock may not appropriately benefit from such issuances. Our existing shareholders will not have any special rights to subscribe for University of Phoenix Online common stock.

The cost of maintaining separate Groups will likely exceed the costs associated with operating our businesses in a single entity.

      The costs associated with implementing the Tracking Stock Proposal and the ongoing costs of operating APOL and University of Phoenix Online as separate Groups will likely exceed the costs associated with our current operations. In particular, the issuance of University of Phoenix Online common stock will result in a complex capital structure and additional reporting requirements with respect to each Group.

Having multiple series of common stock could create potential conflicts of interest and our board of directors could make decisions that adversely affect holders of either Group.

      If the Tracking Stock Proposal is approved, we will initially have three series of common stock, University of Phoenix Online common stock, which is non-voting; Class A APOL common stock, which is non-voting; and Class B APOL common stock, which is voting. All shares of Class B APOL common stock are held by our management. Holders of Class B APOL common stock elect our board of directors and all holders of Class B APOL common stock are members of our board of directors. Further, if the Tracking Stock Proposal is approved, our amended and restated articles of incorporation will authorize the issuance of one or more additional series of common stock.

      Having multiple series of common stock could give rise to occasions when the interests of holders of one series might diverge or appear to diverge from the interests of holders of another series. In addition, due to the extensive relationships between, and the similarity of the businesses of, APOL and University of Phoenix Online, there will likely be inherent conflicts of interest between the two Groups. Examples include our board of directors’ decisions relating to:

•	whether to allocate the proceeds of issuances, or the costs of repurchases, of University of Phoenix Online common stock to APOL in respect of its retained interest in University of Phoenix Online or to University of Phoenix Online’s equity;

•	how to allocate consideration received in connection with a merger involving us between holders of APOL common stock and holders of University of Phoenix Online common stock;

•	whether and when to convert University of Phoenix Online common stock to Class A APOL common stock;

•	whether and when to approve dispositions of assets of either Group;

•	whether to pay dividends on APOL common stock or University of Phoenix Online common stock;

•	whether and how to make transfers of funds between the Groups;

•	future allocations of assets, liabilities, revenues, expenses, and cash flows between the two Groups;

•	allocations of business opportunities between the two Groups; and

•	other operational and financial matters that could be considered detrimental to the holders of APOL common stock or holders of University of Phoenix Online common stock.

      If members of our board of directors own disproportionate interests, in percentage or value terms, in APOL common stock and University of Phoenix Online common stock, it could create, or appear to create, potential conflicts of interest when they are faced with decisions that could have different implications for APOL common stock and University of Phoenix Online common stock.

Our board of directors may change cash management and allocation policies in a manner that adversely affects one Group.

      Our board of directors has adopted policies relating to cash management and allocations between APOL and University of Phoenix Online. Although it has no present intention to do so, the board of directors, may, in its sole discretion, modify, rescind, or add to any of these policies in a manner that is disadvantageous to either APOL or University of Phoenix Online. Our board of directors’ discretion to change these policies, and on cash management matters generally, makes an investment in Class A APOL common stock or University of Phoenix Online common stock riskier than an investment in ordinary common stock.

      Our board of directors will determine, in its sole discretion, whether to transfer cash to or away from either University of Phoenix Online or APOL. Moreover, our board of directors has sole discretion to determine whether a transfer of cash from University of Phoenix Online to APOL will be treated as a revolving credit advance, a long-term loan, or a return of capital and whether a transfer of cash from APOL to University of Phoenix Online will be treated as a revolving credit advance, a long-term loan, or a contribution to capital. The determination of our board of directors as to how to account for a cash transfer will affect each Group’s financial statements.

      Any cash transfers that our board of directors determines to account for as capital contributions or returns of capital will increase or decrease APOL’s retained interest in University of Phoenix Online. Although our board of directors would calculate any change in the retained interest by reference to the then current market value of University of Phoenix Online common stock, the change could come at a time when University of Phoenix Online common stock is considered to be overvalued or undervalued. Also, any increase in APOL’s retained interest in University of Phoenix Online will reduce the percentage of University of Phoenix Online’s business intended to be represented by outstanding University of Phoenix Online common stock.

Principles of Arizona law may protect decisions of our board of directors that have a disparate impact upon holders of APOL common stock and University of Phoenix Online common stock.

      Principles of Arizona law, established in cases involving differing treatment of multiple series of common stock, provide that a board of directors owes an equal duty to all common shareholders regardless of class or series and does not have separate or additional duties to any group of shareholders. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of an Arizona corporation with multiple series of common stock with separate rights related to specified operations of the corporation. However, under the principles of Arizona law referred to above and the related principle known as the “business judgment rule,” you may not be able to challenge decisions that have a disparate impact upon holders of APOL common stock and holders of University of Phoenix Online common stock if our board of directors:

•	is disinterested and adequately informed with respect to those decisions; and

•	acts in good faith and in the belief that it is acting in the best interests of our common shareholders as a whole.

Shareholders will not vote on how to allocate consideration received in connection with a merger among holders of APOL common stock and holders of University of Phoenix Online common stock.

      Our proposed amended and restated articles of incorporation do not contain provisions governing how consideration received in connection with a merger or consolidation involving us is to be allocated between holders of APOL common stock and holders of University of Phoenix Online common stock. Neither the holders of APOL common stock nor the holders of University of Phoenix Online common stock will have a separate class vote in any merger or consolidation so long as our board of directors divides the type and amount of consideration between holders of APOL common stock and holders of University of Phoenix Online common stock in a manner it determines, in its sole discretion, to be fair. In any merger or consolidation, the different ways our board of directors may divide the consideration may have materially different results. As a result, the consideration to be received by holders of APOL common stock or holders of University of Phoenix Online common stock in any merger or consolidation may be materially less valuable than the consideration that holders of APOL common stock or holders of University of Phoenix Online common stock would have received if they had a separate class vote on the merger or consolidation.

Our board of directors’ right to convert University of Phoenix Online common stock to Class A APOL common stock may be disadvantageous to holders of APOL common stock or holders of University of Phoenix Online common stock.

      Our board of directors has the right to convert shares of University of Phoenix Online common stock to Class A APOL common stock at any time and pay a premium in certain cases. Because the conversion may be at a premium, and since our board of directors could determine to effect an exchange at a time when either or both of University of Phoenix Online common stock and APOL common stock may be considered to be overvalued or undervalued, any conversion may be disadvantageous to holders of APOL common stock or holders of University of Phoenix Online common stock.

We may dispose of assets allocated to either APOL or University of Phoenix Online without your approval.

      The holders of APOL and University of Phoenix Online common stock will not be entitled to vote upon a sale of all or any portion of the assets of APOL or University of Phoenix Online. If we dispose of all or substantially all of the assets allocated to APOL or the assets allocated to University of Phoenix Online, our board of directors would be required, if the disposition is not an exempt disposition under the terms of our amended and restated articles of incorporation, to choose one of the following three alternatives:

•	declare and pay a dividend;

•	redeem shares of the relevant series of common stock; or

•	convert shares of the relevant series of common stock to outstanding shares of another series with a premium in certain cases.

      Consequently, holders of either APOL or University of Phoenix Online common stock may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such Group separately. If our board of directors elects to effect a conversion of shares in connection with the disposition, they could do so as one of the three alternatives required in connection with the disposition. Any such conversion could be completed at a time when University of Phoenix Online common stock or APOL common stock may be considered to be overvalued or undervalued.

      Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of APOL common stock or holders of University of Phoenix Online common stock. The decision, however, will be subject to our board of directors’ general fiduciary duties pursuant to the business judgment rule.

We do not expect to pay dividends on our common stock and our board of directors may pay unequal dividends on APOL common stock and University of Phoenix Online common stock.

      We do not expect to pay any dividends for the foreseeable future. Our board of directors, however, has the right to pay dividends on APOL common stock or University of Phoenix Online common stock, or both, in equal or unequal amounts, notwithstanding:

•	the performance of either Group;

•	the amount of prior dividends declared on either APOL common stock or University of Phoenix Online common stock; or

•	any other factor.

      In addition, net losses of either Group, and any dividends or distributions on, or repurchases of, the common stock of either Group, will reduce our assets legally available for dividends on the common stock of both Groups.

Our board of directors may make operational and financial decisions that affect APOL and University of Phoenix Online differently.

      Our board of directors, in its sole discretion, will make operational and financial decisions and implement policies that affect the businesses of APOL and University of Phoenix Online differently. Examples include:

•	transfers of funds between APOL and University of Phoenix Online;

•	the manner of accounting for transfers of funds between APOL and University of Phoenix Online;

•	allocations of funds for capital expenditures;

•	the allocation of financing opportunities in public markets;

•	the allocation of business opportunities, resources and personnel; and

•	other transactions between APOL and University of Phoenix Online.

      Decisions of our board of directors may favor one Group at the expense of the other. The decision to provide funds for University of Phoenix Online, for example, may adversely affect APOL’s ability to obtain funds sufficient to implement its growth strategies.

Our board of directors has broad discretion regarding allocation matters and may make allocations in a manner that is disadvantageous to holders of APOL common stock or holders of University of Phoenix Online common stock.

      Our board of directors will determine, in its sole discretion, how to allocate issuances of debt or preferred stock between each Group. Moreover, our board of directors will have broad discretion as to how to separate our consolidated assets, liabilities, revenues, expenses and cash flows between each Group. The discretion of our board of directors in these areas makes an investment in APOL common stock and University of Phoenix Online common stock riskier than an investment in ordinary common stock.

      Our board of directors may be required to allocate corporate opportunities between APOL and University of Phoenix Online. In some cases, our board of directors could determine that a corporate opportunity, such as a business that APOL is acquiring, should be shared by APOL and University of Phoenix Online. These decisions could favor either Group at the other’s expense.

The opinion of our tax advisors regarding the classification of University of Phoenix Online common stock as our common stock is not binding on the Internal Revenue Service and the issuance of University of Phoenix Online common stock could be taxable to us, and the conversion of Class A APOL common stock could be taxable to holders of Class A APOL common stock.

      Although PricewaterhouseCoopers LLP, our tax advisors, has opined that University of Phoenix Online common stock will be treated as our common stock for U.S. federal income tax purposes, the opinion is not binding on the Internal Revenue Service. Because the treatment of tracking stock such as University of Phoenix Online common stock is subject to some uncertainty, it is possible that the Internal Revenue Service could assert successfully that University of Phoenix Online common represents property other than our stock. If treated as property other than our stock, the issuance of University of Phoenix Online common stock could be taxable to us. Further, the conversion of Class A APOL common stock to University of Phoenix Online common stock (or other tracking stock) in connection with any future sale of all or substantially all the assets of APOL, otherwise accorded nonrecognition under the Code, could be taxable to holders of Class A APOL common stock at the time of any such conversion.

A legislative proposal of the Clinton Administration could result in taxation to us or holders of Class A APOL common stock.

      A legislative proposal made by the Clinton Administration in February 2000 would, if enacted, require the recognition of taxable income by shareholders upon the receipt of tracking stock in a distribution made by a corporation with respect to its stock and tracking stock received in exchange for other stock in the issuing corporation, and give the Treasury Department the authority to treat tracking stock as nonstock or as stock of another entity, as appropriate.

      The February 2000 legislative proposal is similar to a proposal made by the Clinton administration in February 1999. Tax legislation enacted by Congress subsequent to the Clinton Administration’s 1999 proposal did not include any provisions corresponding to the proposals. However, we cannot predict whether either of the Clinton Administration proposals will be enacted by Congress and, if enacted, whether they will be in the form proposed. If either of the Clinton Administration proposals or a similar proposal is enacted, then we could be subject to tax on the issuance of University of Phoenix Online common stock issued on or after the date of enactment. Additionally, holders of Class A APOL common stock could be subject to tax on any future conversion of Class A APOL common stock to University of Phoenix Online common stock (or other tracking stock) associated with any future sale of all or substantially all of the assets of APOL after the date of enactment.

We have the right to convert shares of APOL common stock or University of Phoenix Online common stock to shares of common stock of a subsidiary of ours in connection with a spin-off of any Group without the approval of holders of APOL common stock or University of Phoenix Online common stock, and that conversion and related transactions may be taxable to us and to holders of APOL common stock and holders of University of Phoenix Online common stock.

      We will have the right, at any time, to transfer assets of any Group to a subsidiary of ours and, in that event, to convert common stock of that Group to stock of the subsidiary. Depending on the circumstances at the time, the conversion of common stock could, under current law, be taxable for U.S. federal income tax purposes to us and to all persons receiving stock of the subsidiary.

There are many factors which may inhibit or prevent acquisition bids for APOL or University of Phoenix Online.

      If APOL and University of Phoenix Online were separate companies, any third party interested in acquiring one Group without negotiating with management could seek control of that Group by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend that APOL common stock and University of Phoenix Online common stock will reflect the separate performance of each Group, a person interested in acquiring only APOL or University of Phoenix Online without negotiation with our management could obtain control of APOL or University of Phoenix Online only by obtaining control of the outstanding Class B APOL common stock.

      The existence of a “tracking” stock presents complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of a “tracking” stock could, under some circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of us by delaying or preventing such a change in control.

      In addition, some provisions of our proposed amended and restated articles of incorporation, our bylaws, and some provisions of Arizona law, may inhibit changes of control not approved by our board of directors.

The values of APOL common stock and University of Phoenix Online common stock may decline due to future issuances of APOL common stock and University of Phoenix Online common stock.

      Our proposed amended and restated articles of incorporation would permit our board of directors, in its sole discretion, to issue authorized but unissued shares of common stock. Our board of directors may issue APOL common stock or University of Phoenix Online common stock to, among other things:

•	raise capital;

•	provide compensation or benefits to employees;

•	pay stock dividends; or

•	acquire companies or businesses.

•	effect conversions of stock authorized under our proposed amended and restated articles of incorporation.

      Under Arizona law, our board of directors would not need the approval of the holders of APOL common stock or holders of University of Phoenix Online common stock for these issuances. Our board of directors does not intend to seek the approval of the holders of APOL common stock or holders of University of Phoenix Online common stock for any such issuances unless:

•	stock exchange regulations or other applicable law requires approval; or

•	our board of directors deems it advisable.

We may not offer University of Phoenix Online common stock at all.

      This Proxy Statement describes our current intentions regarding future issuances of University of Phoenix Online common stock. Because such issuances are subject to various conditions and uncertainties, we cannot assure you that any offering will occur.

DESCRIPTION OF CAPITAL STOCK

      The following description is not complete and should be read with Annex B to this Proxy Statement, which contains the full text of our amended and restated articles of incorporation, which will be filed with the Arizona Corporation Commission if the Tracking Stock Proposal is approved.

      This description uses University of Phoenix Online common stock to illustrate certain provisions of our amended and restated articles of incorporation. Should we decide in the future to issue other similar series of common stock, the provisions described below would generally apply to such series. However, our board of directors will have authority to determine the specific powers, preferences, and relative, participating, optional, or other rights and the qualifications, limitations, and restrictions thereof, if any, of each series of common stock.

      This description refers in several places to “APOL’s retained interest in University of Phoenix Online.” This represents the ownership of APOL in that portion of University of Phoenix Online that is not represented by University of Phoenix Online common stock. The size of this retained interest relative to the interest represented by University of Phoenix Online common stock may change in the future if actions are taken, such as issuances of additional shares of University of Phoenix Online common stock, repurchases of University of Phoenix Online common stock, or transfers of cash or other property between APOL and University of Phoenix Online that change either the total amount of the assets of University of Phoenix Online or the number of shares of University of Phoenix Online common stock that are outstanding. These actions, and the effect that they would have on holders of our common stock, are described further in this section under the caption “APOL’s Retained Interest.” See Annex A to this Proxy Statement, “Illustration of Certain Terms — Part I — APOL’s Retained Interest in University of Phoenix Online” for further discussion of certain terms defined in this section.

General

      Currently, our articles of incorporation provide authorization for the issuance of the following:

•	400 million shares of Class A nonvoting common stock;

•	3 million shares of Class B voting common stock; and

•	1 million shares of preferred stock.

      We are proposing to amend our articles of incorporation to also provide authorization for issuance of the following:

•	400 million shares of University of Phoenix Online common stock; and

•	400 million shares of one or more additional series of undesignated common stock.

      Further, if our articles of incorporation are amended, each outstanding share of non-voting Class A common stock will be reclassified as Class A APOL common stock and each outstanding share of Class B voting common stock will be reclassified as Class B APOL common stock. Further, up to  shares of University of Phoenix Online common stock may be offered for sale to the public.

      University of Phoenix Online common stock is intended to reflect the performance of University of Phoenix Online. The Class A APOL common and the Class B APOL common stock (collectively, the APOL common stock) are intended to reflect the performance of the rest of the businesses conducted by us and our subsidiaries, including a retained interest in University of Phoenix Online.

      Our board of directors may decide to issue shares of one or more series of common stock, in addition to University of Phoenix Online common stock and APOL common stock, that would track or reflect the performance of one or more divisions of our business. The assets and liabilities to which such series of stock would relate, as determined by our board of directors, would thereafter constitute an additional “Group” (as such term is defined below).

Definitions

      The following capitalized terms used in this section and other places in this Proxy Statement are defined below:

•	All or Substantially All of the Assets — means, with respect to a Disposition by a Group, a portion of assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

•	APOL common stock — means the Class A APOL common stock and the Class B APOL common stock.

•	Available Dividend Amount — means as follows:

(a)	For APOL, on any day on which dividends are paid on shares of APOL common stock, Available Dividend Amount means the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of APOL common stock under Arizona law on such day if (i) APOL and each other Group were each a single, separate Arizona corporation, (ii) APOL had outstanding (a) a number of shares of common stock equal to the number of shares of APOL common stock that are then outstanding and (b) a number of shares of preferred stock equal to the number of shares of our preferred stock that have been attributed to APOL and that are then outstanding, (iii) the assumptions about each other Group set forth in the following paragraph were true, and (iv) APOL owned a number of shares of each series of common stock (other than APOL common stock) equal to the Number of Shares Issuable with Respect to APOL’s Retained Interest in each Group to which each such series of common stock relates; and

(b)	For University of Phoenix Online or any other Group other than APOL, on any day on which dividends are paid on shares of one or more series of common stock of such Group, Available Dividend Amount means the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of common stock relating to such Group under Arizona law on such day if (i) such Group were a single, separate Arizona corporation and (ii) such Group had outstanding (a) a number of shares of common stock equal to the sum of the number of shares of the series of common stock relating to such Group that are then outstanding and the Number of Shares Issuable with respect to APOL’s Retained Interest in such Group, and (b) a number of shares of preferred stock equal to the number of shares of preferred stock of Apollo Group that have been attributed to such Group, if any, that are then outstanding.

For purposes of this definition, APOL shall be as defined in our proposed amended and restated articles of incorporation.

•	Convertible Securities — at any time means any securities of us or of any subsidiary of ours, including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any series of common stock of us, whether convertible, exchangeable, or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

•	Disposition — means a sale, transfer, assignment, or other disposition (whether by merger, consolidation, sale, or contribution of assets or stock or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities in one transaction or a series of related transactions.

•	Effective Date — means the date on which our amended and restated articles of incorporation are first filed with the Arizona Corporation Commission.

•	Exempt Disposition — includes any of the following:

(a)	a Disposition in connection with our dissolution or our liquidation and winding-up and the distribution of assets to our shareholders;

(b)	a Disposition to any person or entity controlled by us, as determined by our board of directors;

(c)	a Disposition in connection with a Related Business Transaction;

(d)	a dividend, out of any Group’s assets, paid to holders of the related series of common stock and a transfer of a corresponding amount to APOL in respect of its retained interest in such Group;

(e)	a dividend out of APOL’s assets to holders of capital stock of APOL;

(f)	a Disposition by any Group other than APOL or University of Phoenix Online that is designated an “Exempt Disposition” by our board of directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group; and

(g)	any other Disposition, if (i) at the time of the Disposition there are no shares of any series of common stock of us outstanding other than the series of common stock relating to the Group that consummated such Disposition or (ii) at the time of the Disposition there are no shares of the series of common stock relating to the Group that consummated such Disposition outstanding.

•	Fair Value — means, (i) in the case of cash, the amount thereof; (ii) in the case of securities of a series that is publicly traded, the Market Value thereof (if such value can be determined); and (iii) in the case of a security that is not publicly traded (or for which such value cannot be determined) or in the case of property other than cash and securities, an amount determined in good faith by our board of directors.

•	Group — means APOL or University of Phoenix Online, as the case may be. Additionally, if our board of directors authorizes the issuance of a series of common stock other than APOL common stock or University of Phoenix Online common stock, our board of directors will designate the assets and liabilities of us to which such series of common stock relates, which assets and liabilities shall be an additional “Group.”

•	Group Subsidiaries — means one or more wholly owned subsidiaries of us.

•	Issuance Date — means with respect to common stock relating to a Group, the date of the first issuance of shares of common stock of such Group.

•	Market Value — means, with respect to any class or series of capital stock on any trading day, generally the average of the high and low reported sale prices of a share of such class or series on such trading day, subject to certain exceptions described in our proposed amended and restated articles of incorporation.

•	Net Proceeds — means, with respect to a Disposition of All or Substantially All of the assets of a Group, the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by our board of directors) for, (a) any taxes payable by us or any subsidiary or affiliate of ours in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by us in respect of any resulting dividend, redemption, or conversion, (c) any transaction costs, including, without limitation, any legal, investment banking, and accounting fees and expenses, and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations that are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments, and any obligations with respect to outstanding securities (other than common stock) attributed to such Group as determined in good faith by our board of directors.

•	Number of Shares Issuable with Respect to APOL’s Retained Interest — means, with respect to APOL’s retained interest in any Group other than APOL, the number of shares that our board of directors designates prior to the time we first issue shares of the series of common stock applicable to such Group as adjusted in accordance with our proposed amended and restated articles of incorporation. In the context of University of Phoenix Online, the Number of Shares Issuable with Respect to APOL’s Retained Interest refers generally to the number of shares of University of Phoenix Online common stock that could be sold or otherwise issued by us for the account of APOL in respect of APOL’s retained interest in University of Phoenix Online. APOL’s retained interest in University of Phoenix Online is not represented by actual shares of University of Phoenix Online common stock.

•	Outstanding Interest Fraction — as of any time means:

        (a)  with respect to APOL, one (1); and

(b)	with respect to any other Group, a fraction, expressed as a percentage, the numerator of which is the number of shares of the series of common stock applicable to such Group outstanding as of such time and the denominator of which is the sum of the number of shares of the series of common stock applicable to such Group outstanding at such time and the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group at such time.

•	Related Business Transaction — means any Disposition of All or Substantially All of the Assets of a Group that results in the receipt, in exchange for such assets, of primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities, or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith), of any entity which:

(a)	acquires such properties, assets, stocks, or securities or succeeds, by merger, formation of a joint venture, or otherwise, to the business conducted with such properties or assets or controls such acquiror or successor; and

(b)	is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by our board of directors.

•	Retained Interest Fraction — as of any time means:

        (a)  with respect to APOL, one (1); and

(b)	with respect to any other Group, a fraction, expressed as a percentage, the numerator of which is the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group at such time and the denominator of which is the sum of the number of shares of common stock applicable to such Group outstanding at such time and the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group at such time.

•	Tax Event — means generally the receipt by us of an opinion of a tax advisor of our choice experienced in such matters, who is not an officer or employee of us or any of our affiliates, to the effect that, as a result of any amendment to, or change in, the laws, or any regulations thereunder, of the U.S. or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations) or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for U.S. federal income tax purposes:

(a)	us, our subsidiaries or affiliates, or any of our successors or its shareholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either APOL common stock or University of Phoenix Online common stock; or

(b)	either APOL common stock or University of Phoenix Online common stock is not or, at any time in the future, will not be treated solely as our stock.

For purposes of rendering such opinion, the tax advisor will assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor will render an opinion only in the event of enactment.

Description of APOL Common Stock and University of Phoenix Online Common Stock

  Dividends

      Our board of directors will retain the discretion whether or not to pay dividends on any series of common stock. However, it is not expected that dividends will be paid on any series of common stock.

      Dividends on APOL common stock and University of Phoenix Online common stock will further be limited to the lesser of (i) the Available Dividend Amount with respect to such Group and (ii) the amount available for the payment of dividends by us under Arizona law. The Available Dividend Amount with respect to each Group is intended to be similar to the amount that would be legally available for the payment of dividends on the stock of such Group under Arizona law if such Group were a separate company. There can be no assurance that there will be an Available Dividend Amount with respect to any Group.

      Subject to the prior payment of dividends on outstanding shares of preferred stock and the foregoing limitations, our board of directors could, in its sole discretion, declare and pay dividends exclusively on APOL common stock, exclusively on University of Phoenix Online common stock, or on both series, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to APOL and the Available Dividend Amount with respect to University of Phoenix Online, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series, or any other factor.

      At the time of any dividend or other distribution on the outstanding shares of University of Phoenix Online common stock, APOL would be credited, and University of Phoenix Online would be charged, with an amount equal to the product of:

•	the Fair Value of such dividend or distribution paid or distributed in respect of the outstanding shares of University of Phoenix Online common stock, multiplied by

•	a fraction the numerator of which is the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online on the record date for such dividend or distribution and the denominator of which is the total number of shares of University of Phoenix Online common stock outstanding on the record date.

      This latter amount would also be treated as a dividend on University of Phoenix Online common stock and, accordingly, dividends actually paid to holders of University of Phoenix Online common stock would be authorized only if such amounts, combined with the amounts credited to APOL, as determined above, equal or exceed the lesser of: (i) the Available Dividend Amount with respect to University of Phoenix Online; and (ii) the amounts available for the payment of dividends by us.

  Mandatory Dividend, Redemption, or Conversion of Common Stock

      Upon a Disposition, other than an Exempt Disposition, of All or Substantially All of the Assets of a Group, we will be required, on or prior to the 85th trading day after the consummation of such Disposition, provided that the assets are legally available therefor, to do the following:

      If the Group that consummated the Disposition is APOL:

(i) declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of APOL common stock (in cash, securities (other than common stock) or other property) in an aggregate amount having a Fair Value (determined as of the date of the Disposition) equal to the Fair Value (determined as of the date of the Disposition) of the Net Proceeds of such Disposition; or

(ii) redeem, subject to all applicable limitations on the redemption of stock, from the holders of Class A APOL common stock, in exchange for an aggregate amount equal to the product of (i) a fraction the numerator of which is the number of outstanding shares of Class A APOL common stock as of the redemption date and the denominator of which is the number of outstanding shares of APOL common stock as of the redemption date, multiplied by (ii) the Fair Value (determined as of the date of the Disposition) of the Net Proceeds of such Disposition, all of the outstanding shares of Class A APOL common stock, unless the Disposition involves substantially all (but not all) of the assets relating to APOL, in which case, the number of shares of Class A APOL common stock redeemed would be the number of shares (rounded if necessary to the nearest whole number) having an aggregate Market Value during the 20 consecutive trading day period beginning on (and including) the 16th trading day immediately following the date of the Disposition equal to the aggregate amount described above; or

(iii) convert shares of Class A APOL common stock to shares of common stock that does not relate to APOL based on the average Market Value of Class A APOL common stock compared to the average Market Value of such other common stock during the 20 consecutive trading day period beginning on (and including) the 16th trading day immediately following the date of the Disposition. Additionally, a premium may be payable in connection with any such conversion depending on the date of the Disposition. The premium will be 10% if the conversion occurs before the second anniversary of the issuance of University of Phoenix Online common stock. However, no premium will be payable if the conversion occurs after the occurrence of a Tax Event or if the Disposition occurs on or after the second anniversary of the issuance of University of Phoenix Online common stock.

      If the Group that consummated the Disposition is University of Phoenix Online or any other Group (other than APOL) then, except as otherwise provided by our board of directors with respect to any Group other than APOL or University of Phoenix Online:

(i) declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of common stock relating to the Group that consummated the Disposition (in cash, securities (other than common stock) or other property) in an aggregate amount having a Fair Value (determined as of the date of the Disposition) equal to the product of (i) the Outstanding Interest Fraction relating to the Group that consummated the Disposition (determined as of the record date for such dividend) and (ii) the Fair Value (determined as of the date of the Disposition) of the Net Proceeds of such Disposition; or

(ii) redeem, subject to all applicable limitations on the redemption of stock, from the holders of common stock relating to the Group that consummated the Disposition, in exchange for an aggregate amount equal to the product of (i) the Outstanding Interest Fraction relating to the Group that consummated the Disposition (determined as of the date of the redemption) and (ii) the Fair Value (determined as of the date of the Disposition) of the Net Proceeds of such Disposition, all of the outstanding shares of common stock relating to the Group that consummated the Disposition, unless the Disposition involves substantially all (but not all) of the assets relating to the Group that consummated the Disposition, in which case, the number of shares of common stock relating to the Group that consummated the Disposition redeemed would be the number of shares (rounded if necessary to the nearest whole number) having an aggregate Market Value during the 20 consecutive trading day period beginning on (and including) the 16th trading day immediately following the date of the Disposition equal to the aggregate amount described above; or

(iii) convert shares of common stock relating to the Group that consummated the Disposition to shares of Class A APOL common stock based on the average Market Value of common stock relating to the Group that consummated the Disposition compared to the average Market Value of Class A APOL common stock during the 20 consecutive trading day period beginning on (and including) the 16th trading day immediately following the date of the Disposition. Additionally, a premium may be payable in connection with any such conversion. In connection with University of Phoenix Online common stock, the premium will be 10% if the date of the Disposition occurs before the second anniversary of the Issuance Date; however, no premium will be payable if the date of the Disposition occurs after the occurrence of a Tax Event or if the disposition occurs on or after the second anniversary of the Issuance Date. The premium with respect to common stock relating to any other Group (other than APOL) will be as determined by our board of directors.

      See Annex A to this Proxy Statement “Illustration of Certain Terms — Part II — Mandatory Dividend, Redemption, or Conversion of Common Stock” for an illustration of the three options available to us in connection with a hypothetical Disposition of the assets allocated to University of Phoenix Online.

      At any time within one year of completing any dividend or partial redemption of the kind referred to in paragraphs (i) or (ii) above, we will have the right to convert shares of common stock of the Group that consummated the Disposition (or shares of Class A APOL common stock if APOL is the Group that consummated the Disposition) in a manner consistent with the conversion described in paragraph (iii) above. In determining whether to effect any such conversion following such a dividend or partial redemption, we would, in addition to other matters, consider:

•	whether the remaining assets attributable to the Group continue to constitute a viable business;

•	the number of shares of common stock of the Group remaining outstanding;

•	the per share market price of common stock of the Group; and

•	the ongoing cost of continuing to have a separate series of common stock of the Group outstanding.

      There could be substantial benefits or detriments to the holders of common stock relating to the Group that consummated the Disposition depending on the payment alternative selected by our board of directors following the Disposition and also depending on, among other factors: (1) the relative amount and type of consideration received in any such Disposition; (2) the tax basis of the assets disposed of; (3) the tax basis of the holders in their shares of stock; and (4) the Market Value of the applicable common stock. For example, if All or Substantially All of the Assets of University of Phoenix Online are sold or otherwise disposed of and the tax basis of such assets is low, the payment of a dividend with respect to, or the redemption of, University of Phoenix Online common stock would result in the holders of University of Phoenix Online common stock bearing all of the corporate taxes on that Disposition while the conversion of University of Phoenix Online common stock to Class A APOL common stock may result in that tax cost being shared by all of the holders of APOL common stock to the extent that the Market Value of University of Phoenix Online common stock did not adjust to fully account for such taxes. Also, depending on the Market Value of University of Phoenix Online common stock and Class A APOL common stock at the applicable time following the Disposition, our board of directors’ determination to pay a dividend on, or redeem shares of, University of Phoenix Online common stock as compared to converting shares of University of Phoenix Online common stock to shares of Class A APOL common stock could result in more or less value to holders of University of Phoenix Online common stock.

  Conversions of Stock at Our Option

      Conversions of University of Phoenix Online Common Stock Generally. Assuming that assets are available therefor, our board of directors will have the right, at any time to convert outstanding shares of University of Phoenix Online common stock to shares of Class A APOL common stock based on the average Market Value of University of Phoenix Online common stock compared to the average Market Value of Class A APOL common stock during the 20 consecutive trading day period ending on (and including) the 5th trading day preceding the date of notice of such conversion. Additionally, a premium may be payable depending on the date of the conversion. The premium will be 25% if the conversion occurs during the first year after the Issuance Date; 20% if the conversion occurs during the second year after the Issuance Date; 15% if the conversion occurs during the third year after the Issuance Date; and 10% if the conversion occurs thereafter. However, no premium will be payable if the conversion occurs at any time after the aggregate Market Value of the outstanding University of Phoenix Online common stock shall have exceeded, for any 20 consecutive trading day period, 60% of the aggregate Market Value of the outstanding Class A APOL common stock. Additionally, no premium will be payable if the conversion occurs after the occurrence of a Tax Event.

      See Annex A to this Proxy Statement “Illustration of Certain Terms — Part III — Optional Conversion of University of Phoenix Online Common Stock” for an illustration demonstrating the calculation of the number of shares issuable upon a conversion of University of Phoenix Online common stock to shares of Class A APOL common stock at our option.

      Except as otherwise provided by our board of directors, we will also have the right to convert shares of common stock relating to any other Group (other than APOL) to shares of Class A APOL common stock. The terms governing such conversions, including the payment of any applicable premium, will be as determined by our board of directors.

      These conversion rights allow our board of directors the flexibility to recapitalize the multiple series of our common stock into one series of common stock that would, after such recapitalization, represent an equity interest in all the businesses of us and our subsidiaries. The optional conversion rights could be exercised at any time, if, for example, our board of directors determined, that under the facts and circumstances then existing, an equity structure consisting of multiple series of common stock was no longer in the best interests of our shareholders. Such conversion could be effected, however, at a time that is disadvantageous to holders of one of the series of common stock. See “Risk Factors.”

      The conversion rights incorporated into University of Phoenix Online common stock were designed to strike an appropriate balance between (a) providing us with sufficient future flexibility and (b) providing investors in University of Phoenix Online common stock with some degree of certainty that their stock would not be Class A APOL common stock in the near future without a premium. The terms that have been adopted regarding conversions of University of Phoenix Online common stock are similar to the terms of recent issuances of tracking stock and were derived by our board of directors in consultation with its financial and legal advisors.

      Conversion of Common Stock to Stock of an Apollo Group Subsidiary. At any time at which all of the assets and liabilities of APOL or University of Phoenix Online and no other assets or liabilities of ours or of a subsidiary of ours are held directly or indirectly by one or more Group Subsidiaries, our board of directors will have the right, assuming that the assets are available therefor, to convert all of the outstanding shares of common stock relating to such Group to the number of shares of common stock of each of such Group Subsidiaries as is equal to the product of (i) the Outstanding Interest Fraction with respect to such Group, multiplied by (ii) the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such conversion. The remaining shares of common stock of such Group Subsidiaries will either be retained by us or other Group Subsidiaries, or distributed by us to holders of APOL common stock, or a combination of the foregoing.

      If the series of common stock being converted is APOL common stock and the Number of Shares Issuable with Respect to APOL’s Retained Interest in any Group other than APOL on the date of conversion is greater than zero, we will also issue a number of shares of common stock that relates to such Group on the date of the conversion equal to the then current Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group which will be delivered to the holders of APOL common stock or to one of the Group Subsidiaries.

      Except as otherwise provided by our board of directors, similar conversion rights will apply if all of the assets and liabilities of any other Group are held by one or more Group Subsidiaries.

      These conversion rights are intended to give us increased flexibility with respect to spinning off the assets of one or more Groups to one or more wholly owned subsidiaries of ours and converting the common stock of such Groups to common stock of such wholly owned subsidiaries.

  Effects On Convertible Securities

      The following provisions with respect to Convertible Securities only apply to the extent that the terms of such Convertible Securities do not provide for adjustments in the event of a conversion or exchange of a series of common stock described above.

      After any conversion date on which all outstanding shares of any series of common stock were converted, any share of such series of common stock that is to be issued on conversion, exchange, or exercise of any Convertible Securities will, immediately upon such conversion, exchange, or exercise and without any notice or any other action on the part of, us or our board of directors or the holder of such Convertible Security, in the event the shares of such series of common stock outstanding on such conversion date were converted into shares of the series of common stock relating to the other Group, or another series of our common stock, pursuant to the provisions generally described under “Mandatory Dividend, Redemption, or Conversion of Common Stock” and “Conversions of Stock at Our Option,” be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of us that the number of shares of such series of common stock that were to be issued upon such conversion, exchange, or exercise would have received had such shares been outstanding on such conversion date otherwise would be issued upon such conversion, exchange, or exercise.

  General Conversion Provisions

      In the event of any conversion as described above under “Mandatory Dividend, Redemption or Conversion of Common Stock,” and “Conversions of Stock at Our Option,” we will cause to be given to each holder of shares of common stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such common stock, unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities, a notice setting forth:

(1) a statement that all (or, in the case of a conversion following a Disposition, if applicable, a specified number) of outstanding shares of common stock will be converted;

(2) the conversion date, which, in the case of a conversion after a Disposition, will not be more than 85 trading days following the consummation of such Disposition;

(3) the per share number of shares of common stock to be received with respect to each share of common stock to be converted, including details as to the calculation thereof;

(4) the place or places where certificates for shares of common stock to be converted, properly endorsed or assigned for transfer, unless we waive such requirement, are to be surrendered for delivery of certificates for shares of common stock to be received;

(5) the number of outstanding shares of common stock of the series to be received and the number of shares of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable, or exercisable;

(6) a statement to the effect that, except as otherwise provided below, dividends on such shares of common stock relating to a Group will cease to be paid as of such conversion date; and

(7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges, or exercises such Convertible Securities on or prior to the conversion date referred to in clause (2) of this paragraph and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities.

      Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder’s address as the same appears on our transfer books or by such other methods as may be determined from time to time by our board of directors, (a) not more than 40 trading days following a Disposition and not less than 10 trading days before the conversion date in the case of a conversion after a Disposition, or (b) not less than 10 trading days and not more than 30 trading days before the conversion date in the case of any other conversion.

      Neither the failure to mail any notice described above to any particular holder of shares of common stock or of any Convertible Securities nor any defect therein would affect the sufficiency thereof with respect to any other holder of outstanding shares of relevant common stock or of outstanding Convertible Securities, or the validity of any such conversion.

      We will not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of University of Phoenix Online common stock upon any conversion or other distribution described above. If more than one share of common stock is held at the same time by the same holder, we may aggregate the number of shares of any capital stock that is issuable or any other securities or property that are distributable to such holder upon any such conversion or other distribution, including any fractions of shares. If the number of shares of any capital stock or the amount of securities remaining to be issued or distributed to any holder of common stock is a fraction, we will, if such fractional shares are not issued or distributed to such holder, pay a cash adjustment in respect of such fractional share in an amount equal to the Fair Value of such fractional share on the fifth trading day prior to the date such payment is to be made, without interest.

      No adjustments in respect of dividends will be made upon the conversion of any shares of common stock. However, if such shares are converted by us after the record date for determining holders of common stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion, in each case without interest.

      Before any holder of common stock will be entitled to receive certificates representing shares of any capital stock, cash, and/or other securities or property to be distributed to such holder with respect to any conversion of shares of common stock, such holder is required to surrender at such place as we specify, certificates for shares of common stock, properly endorsed or assigned for transfer, unless we waive such requirement. As soon as practicable after our receipt of certificates for such shares of common stock, we will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash, and/or other securities or property to which such person was entitled, together with any fractional payment referred to below, in each case without interest.

      From and after any conversion of shares of common stock, all rights of a holder of shares of common stock that were converted will cease, except for the right, upon surrender of the certificates representing such shares of common stock, to receive certificates representing shares of the kind and amount of capital stock, cash, and/or other securities or property for which such shares were converted, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion represented shares of common stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which shares of such common stock were converted until surrender of such holder’s certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, we will, however, be entitled to treat the certificates for common stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of common stock represented by such certificates should have been converted, notwithstanding the failure to surrender such certificates.

      We will pay any and all documentary, stamp, or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities on conversion of shares of common stock pursuant hereto. We will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of common stock so converted were registered, and no such issuance or delivery would be made unless and until the person requesting such issuance or delivery paid to us the amount of any such tax, or established to the satisfaction of our board of directors that such tax had been paid.

  Voting Rights

      Holders of Class A APOL common stock and University of Phoenix Online common stock are not entitled to vote, unless a separate class vote is required by applicable law, in which case, each share is entitled to one vote.

      Holders of Class B APOL common stock vote on all matters as to which common shareholders generally are entitled to vote. On all such matters for which no separate vote is required, each outstanding share of Class B APOL common stock entitles the holder to one vote.

      The Arizona general corporation law requires a separate vote of holders of shares of common stock of any series on any amendment to the articles of incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of such series.

  Liquidation

      In the event of our dissolution or liquidation and winding-up, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of ours and full preferential amounts (including any accumulated and unpaid dividends) to which holders of preferred stock are entitled (regardless of the Group to which such shares of preferred stock were attributed), unless otherwise provided in respect of a series of preferred stock by the resolution of our board of directors fixing the liquidation rights and preferences of such series of preferred stock), the holders of all of our common stock will be entitled to receive our net assets, if any, remaining for distribution to holders of common stock on a per share basis in proportion to the liquidation units per share of each series. Each share of APOL common stock will have one liquidation unit and each share of common stock relating to any Group other than APOL will have a number of liquidation units, which may be a fraction of one liquidation unit, equal to the average Market Value of one share of such common stock during the 20 consecutive trading day period ending on, and including, the 5th trading day before the date of the first public announcement of (i) our voluntary liquidation, dissolution, or winding-up or (ii) the institution of any proceeding for our involuntary liquidation, dissolution, or winding-up, divided by the average Market Value of one share of APOL common stock during such 20 trading day period. Thus, the liquidation rights of the holders of the respective series of our common stock may not bear any relationship to the relative market values of our series of stock.

      In the event of our dissolution or liquidation and winding-up, no holder of APOL common stock, University of Phoenix Online common stock, or common stock relating to any other Group, will have any special right to receive specific assets.

      If we subdivide (by stock split, reclassification, or otherwise) or combine (by reverse stock split, reclassification, or otherwise) the outstanding shares of APOL common stock or common stock of any other Group other than APOL, or declare a dividend in shares of APOL common stock or common stock of any other Group other than APOL to holders of such series of common stock, the number of liquidation units of APOL common stock or the number of liquidation units of common stock of any other Group other than APOL, as applicable, will be appropriately adjusted as determined by our board of directors (if necessary) so as to avoid any dilution in the aggregate liquidation rights of either series of common stock.

      Neither our merger or consolidation into or with any other corporation, nor the merger or consolidation of any other corporation into or with University of Phoenix Online, nor any sale, transfer, or lease of all or any part of our assets, will be deemed to be a dissolution, liquidation, or winding up for purposes of the liquidation provisions set forth above.

      Like other tracking and related stock, the liquidation provisions for University of Phoenix Online common stock and APOL common stock do not provide shareholders with proceeds based directly on the value of the underlying assets and liabilities of each Group. However, because the market value of each series of stock may represent the best indirect proxy for the value of each Group, the value realized by each series of shareholders upon our liquidation may approximate the value such holders would realize if liquidation were based on the market value of the underlying assets. These liquidation provisions were adopted for a variety of reasons including (a) providing consistency with other tracking stock transactions, (b) easing the administrative burden of allocating proceeds upon liquidation, and (c) helping to ensure that the series of tracking stock are treated as our capital stock for tax purposes under current law.

  APOL’s Retained Interest

      In this Proxy Statement, the proportional interest in any other Group (other than APOL) intended to be represented at any time by the outstanding shares of the series of common stock that relates to such Group is represented by the Outstanding Interest Fraction and the remaining proportional interest in such Group intended to be represented at any time by APOL’s retained interest in such Group is represented by the Retained Interest Fraction.

      At any time, the Outstanding Interest Fraction in respect of any Group equals the number of shares of the series of common stock that relates to such Group outstanding divided by the sum of the number of shares of such series of common stock outstanding and the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group.

      The Outstanding Interest Fraction in any Group can also be expressed as follows:

Number of Shares of such Series of Common Stock Outstanding

Number of Shares of such Series of Common Stock Outstanding +

Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group

      At any time, the Retained Interest Fraction in respect of any Group equals the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group divided by the sum of the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group and the number of shares of the series of common stock that relates to such Group outstanding.

      The Retained Interest Fraction in respect of any Group can also be expressed as follows:

Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group

Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group +

Number of Shares of such Series of Common Stock Outstanding

      Attribution of Issuances of Common Stock. Whenever we issue shares of any series of common stock other than APOL common stock, our board of directors will determine, in its sole discretion, whether to attribute that issuance (and the proceeds thereof) to APOL in respect of its retained interest in such Group (in a manner similar to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to such Group (in a manner similar to a primary offering of common stock). If we issue any shares of any series of common stock other than APOL common stock and our board of directors attributes that issuance (and the proceeds thereof) to APOL in respect of APOL’s retained interest in such Group, then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group would be decreased by the number of shares so issued;

•	the number of outstanding shares of common stock of such other Group would be increased by the same amount;

•	the Retained Interest Fraction would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      If our board of directors instead attributes that issuance (and the proceeds thereof) to another Group then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group would remain unchanged;

•	the number of outstanding shares of common stock relating to such Group would be increased by the number of shares so issued;

•	the Retained Interest Fraction would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      The sum of the Retained Interest Fraction and the Outstanding Interest Fraction will always equal 100%.

      Assuming that the Tracking Stock Proposal is adopted, we intend to offer to the public, for cash, shares of University of Phoenix Online common stock. Our board of directors has designated           as the initial Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online. Assuming we complete the sale of all           shares, our board of directors will attribute all of the net proceeds to the equity of University of Phoenix Online. The issuance will have no effect on the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online. Thus, assuming all shares of University of Phoenix Online common stock offered are sold:

•	there would be shares of University of Phoenix Online common stock outstanding;

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would remain the same;

•	the Outstanding Interest Fraction would be % (determined by dividing by ); and

•	the Retained Interest Fraction would be % (determined by dividing by ).

      Issuances of University of Phoenix Online Common Stock as Distributions. Our board of directors has the right to issue shares of University of Phoenix Online common stock as a distribution on APOL common stock, although it does not currently intend to do so. If it did so, our board of directors would generally attribute that distribution to APOL in respect of APOL’s retained interest in University of Phoenix Online. As a result:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be decreased by the number of shares so distributed;

•	the number of outstanding shares of University of Phoenix Online common stock would be increased by the same amount;

•	APOL’s Retained Interest Fraction in University of Phoenix Online would be decreased; and

•	the Outstanding Interest Fraction would be correspondingly increased.

      If instead our board of directors issued shares of University of Phoenix Online common stock as a distribution on University of Phoenix Online common stock, it would generally attribute that distribution to

University of Phoenix Online, in which case APOL would also proportionately increase the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online. As a result:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased by the same percentage as the number of outstanding shares of University of Phoenix Online common stock is increased; and

•	APOL’s Retained Interest Fraction and Outstanding Interest Fraction in respect of University of Phoenix Online would remain unchanged.

      Repurchases Of University of Phoenix Online Common Stock. If we decide to repurchase shares of University of Phoenix Online common stock, our board of directors would determine whether to attribute that repurchase (and the cost thereof) to APOL (in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent) or to University of Phoenix Online (in a manner similar to an issuer repurchase). If we repurchase shares of University of Phoenix Online common stock and our board of directors attributes that repurchase (and the cost thereof) to APOL, then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased by the number of shares so purchased;

•	the number of outstanding shares of University of Phoenix Online common stock would be decreased by the same amount;

•	APOL’s Retained Interest Fraction in respect of University of Phoenix Online would be increased; and

•	the Outstanding Interest Fraction in respect of University of Phoenix Online would be correspondingly decreased.

      If our board of directors instead attributes that repurchase (and the cost thereof) to University of Phoenix Online, then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix would remain unchanged;

•	the number of outstanding shares of University of Phoenix Online common stock would be decreased by the number of shares so repurchased;

•	APOL’s Retained Interest Fraction in respect of University of Phoenix Online would be increased; and

•	the Outstanding Interest Fraction in respect of University of Phoenix Online would be correspondingly decreased.

      Transfers of Cash or Other Property Between APOL and University of Phoenix Online. Our board of directors may, in its sole discretion, determine to transfer cash or other property previously allocated to University of Phoenix Online to APOL in return for a decrease in APOL’s retained interest in University of Phoenix Online (in a manner similar to a return of capital) or to transfer cash or other property of APOL to University of Phoenix Online in return for an increase in APOL’s retained interest in University of Phoenix Online (in a manner similar to a capital contribution). If our board of directors determines to transfer our cash or other property to APOL in return for a decrease in APOL’s retained interest in University of Phoenix Online, then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be decreased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of University of Phoenix Online common stock on the day of transfer;

•	the number of outstanding shares of University of Phoenix Online common stock would remain unchanged;

•	APOL’s Retained Interest Fraction in respect of University of Phoenix Online would be decreased; and

•	the Outstanding Interest Fraction in respect of University of Phoenix Online would be correspondingly increased.

      If instead our board of directors determines to transfer cash or other property of APOL to University of Phoenix Online in return for an increase in APOL’s retained interest in University of Phoenix Online, then:

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of University of Phoenix Online common stock on the day of transfer;

•	the number of outstanding shares of University of Phoenix Online common stock would remain unchanged;

•	APOL’s Retained Interest Fraction in respect of University of Phoenix Online would be increased; and

•	the Outstanding Interest Fraction in respect of University of Phoenix Online would be correspondingly decreased.

      Our board of directors may not attribute issuances of University of Phoenix Online common stock to APOL, transfer cash or other property to APOL in return for a decrease in APOL’s retained interest in University of Phoenix Online, or take any other action if, by doing so, it would cause the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online to decrease below zero.

      For illustrations showing how to calculate the Retained Interest Fraction, the Outstanding Interest Fraction, the Number of Shares Issuable with Respect to APOL’s Interest in University of Phoenix Online, and the number of notional shares of University of Phoenix Online common stock deemed outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex A to this Proxy Statement “Illustration of Certain Terms — Part I.”

Preferred Stock

      Our amended and restated articles of incorporation, like our current articles of incorporation, provide that our board of directors has the authority, without further action by our shareholders, to issue from time to time up to 1 million shares of preferred stock in one or more series or series and to fix the number of shares, designations, voting powers, preferences, optional, and other rights and the restrictions or qualifications thereof.

Determinations By The Board

      Our proposed amended and restated articles of incorporation, like our current articles of incorporation, provide that subject to applicable law, any determinations made by the board of directors in good faith under the articles are final and binding on all of our shareholders.

Preemptive Rights

      Holders of APOL common stock and University of Phoenix Online common stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

Limitations on Potential Unsolicited Acquisitions; Anti-Takeover Considerations

      If APOL, University of Phoenix Online, or any other any Group were a separate independent company, any person interested in acquiring the Group without negotiating with management could seek control of that Group by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although the common stock relating to each Group is intended to reflect the separate performance of such Group, a person interested in acquiring only one Group without negotiation with our management could obtain control of that Group only by obtaining control of our outstanding voting stock, the Class B APOL common stock.

      The existence of a “tracking” stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of a “tracking” stock could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of University of Phoenix Online by delaying or preventing such a change in control.

      Because voting power is controlled by the Class B APOL common stock which is controlled by our current management, an attempt to obtain control of University of Phoenix Online by means of a merger, tender offer, proxy contest or otherwise, is rendered more difficult and protects the continuity of our management.

Certain Effects of Arizona Law

  Business Combinations

      Under Arizona law, any person who acquires 10% or more of the voting power of the common stock of a corporation is considered an “interested shareholder.” For a period of three years after an acquisition, certain business combinations between us and the interested shareholder are prohibited, unless prior to the acquisition of the common stock by the interested shareholder, a committee of “disinterested” directors approves the acquisition of the common stock or the business combination. After the three-year period, only the following three types of business combinations between us and the interested shareholder are permitted:

•	a business combination approved by our board of directors before the acquisition of common stock by the interested shareholder;

•	a business combination approved by holders of a majority of the common stock not owned by the interested shareholder; and

•	a business combination which meets certain conditions relating to price and form of consideration.

  Control Share Acquisitions

      Under Arizona law, a party acquiring any series of our common stock may lose the right to vote some or all of those shares if the acquisition results in that party holding greater than 20%, 33%, or 50% of the outstanding common stock of that series. An acquiring party can avoid losing the right to vote these shares if the right to vote is approved by a majority of the disinterested shareholders. If approval of the right to vote shares is obtained at one of the specified levels, additional shareholder approvals are required when a shareholder seeks to acquire the power to vote shares at the next level.

      Unless otherwise provided in our proposed amended and restated articles of incorporation or bylaws, we may call for redemption of all but not less than all of the acquiring party’s common stock at a redemption price equal to the market value of the shares at the time the call for redemption is given if either:

•	the acquiring person fails to deliver certain written information to us by the tenth day after crossing any of the specified levels above; or

•	the shareholders vote not to accord voting rights to such shares.

  Limitation on Share Repurchases

      Under Arizona law, we may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of our common stock for more than the “average market price” of the shares if the shares have been owned by the beneficial owner for less than three years unless either:

•	the purchase or agreement to purchase is approved by shareholders holding a majority of the disinterested voting common stock; or

•	we make an offer, of at least equal value per share, to all holders of its voting common stock, and to all holders of any series into which its voting common stock may be converted.

Indemnification and Limitation of Liability

      Our proposed amended and restated articles of incorporation, like our current articles of incorporation, limit the personal liability of directors to us and to our shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Arizona law. Arizona law provides that the liability of a director may not be eliminated or limited for: (1) transactions in which a director receives a financial benefit to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) liability for unlawful distributions in violation of Arizona law or the articles of incorporation; or (4) an intentional violation of criminal law. In addition, our bylaws provide that we may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the amended and restated articles of incorporation against claims and liabilities to which such persons may become subject. Arizona law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care, indemnification is mandatory under Arizona law for “outside directors” as defined under Arizona law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Transfer Agent and Registrar

      First Chicago Trust Corporation of New York, a division of Equiserve, is the registrar and transfer agent for Class A APOL common stock and University of Phoenix Online common stock.

TAX CONSIDERATIONS

      The following discussion is a summary of certain U.S. federal income tax consequences of the Tracking Stock Proposal to us and to holders of APOL common stock. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations, published positions of the Internal Revenue Service, and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to University of Phoenix Online common stock. See the discussion of the “Clinton Administration Proposals” below. Additionally, the Treasury Department could issue regulations or other guidance that change current law, including, without limitation, regulations issued under the broad grant of authority under Section 337(d) of the Internal Revenue Code, that affect the treatment of tracking stock, including University of Phoenix Online common stock.

      You should consult with your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability of any state, local, or foreign tax laws to which you may be subject.

  Treatment of Tracking Stock Proposal

      In the opinion of PricewaterhouseCoopers LLP (our “Tax Advisors”), University of Phoenix Online common stock will be treated as common stock of Apollo Group for U.S. federal income tax purposes. Accordingly, in the opinion of our Tax Advisors, for federal income tax purposes, neither us nor holders of APOL common stock will recognize any income, gain or loss as a result of the Tracking Stock Proposal.

  No Internal Revenue Service Ruling

      No ruling will be sought from the Internal Revenue Service. The Internal Revenue Service has announced that it will not issue any advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation’s assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of University of Phoenix Online common stock. Therefore, the treatment of tracking stock such as University of Phoenix Online common stock is subject to some uncertainty under current law. It is possible that the Internal Revenue Service could assert successfully that the issuance of University of Phoenix Online common stock as well as a subsequent exchange of University of Phoenix Online common stock could be taxable to us. Additionally, the conversion of Class A APOL common stock to University of Phoenix Online common stock (or other tracking stock) in connection with any future sale of all or substantially all the assets of APOL, otherwise accorded nonrecognition under the Code, could be taxable to holders of Class A APOL common stock. Once again, you should consult your own tax advisor.

  Clinton Administration Proposals

      The Clinton administration’s budget proposals released on February 7, 2000, would, if enacted, require the recognition of taxable income by shareholders upon the receipt of tracking stock in a distribution made by a corporation with respect to its stock and tracking stock received in exchange for other stock, and give the Treasury Department the authority to treat tracking stock as nonstock or as stock of another entity, as appropriate. The Treasury Department’s explanation expresses the view that the use of tracking stock “is outside the contemplation of” various provisions of the Code and that “no inference regarding the tax treatment of [such stock] under current law is intended by [the] proposal.” As proposed, the provisions would be effective for tracking stock issued on or after the date of enactment by Congress.

      The February 7, 2000 proposal is similar to a proposal made by the Clinton administration in February 1999. Tax legislation enacted by Congress subsequent to the Clinton Administration’s 1999 proposal did not include any provisions corresponding to the proposals. However, we cannot predict whether either of the Clinton Administration proposals will be enacted by Congress and, if enacted, whether they will be in the form proposed.

      If either of the Clinton Administration proposals or a similar proposal is enacted, then we could be subject to tax on the issuance of University of Phoenix Online common stock issued on or after the date of enactment. Additionally, holders of Class A APOL common stock could be subject to tax on any future conversion of Class A APOL common stock to University of Phoenix Online common stock (or other tracking stock) in connection with any sale of all or substantially all of the assets of APOL on or after the date of enactment.

  Conversions of Stock

      Our board of directors has the right, at any time, to convert outstanding shares relating to any Group to stock of a subsidiary of ours. See for example “Description of Capital Stock — Conversions of Stock at Apollo Group’s Option — Conversion of University of Phoenix Online Common Stock to Stock of an Apollo Group Subsidiary.” Depending on the circumstances at the time, an exchange of stock incident to such a conversion could, under current law, be taxable to us and to holders of common stock whose shares are converted.

CASH MANAGEMENT AND ALLOCATION POLICIES

      The financial statements of APOL and University of Phoenix Online reflect the application of certain cash management and allocation policies adopted by our board of directors. Our board of directors may, in its sole discretion, modify, rescind, or add to any of these policies, although it has no present intention to do so. The decision of our board of directors to modify, rescind, or add to any of these policies would, however, be subject to its general fiduciary duties. These policies are summarized below.

Treasury Activities

      We manage most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash and the issuance and repurchase of common stock. Each of APOL and University of Phoenix Online generally remit cash receipts (other than receipts of foreign operations or operations that are not wholly owned) to us and we generally fund the cash disbursements (other than disbursements of foreign operations or operations that are not wholly owned) of each of APOL and University of Phoenix Online on a daily basis.

      After the date on which University of Phoenix Online common stock is first issued, the following additional policies will apply:

(1) Our board of directors will attribute each future issuance of external debt or preferred stock (and the proceeds thereof) to APOL, unless it determines otherwise. Our board of directors may, but is not required to, attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to University of Phoenix Online to the extent that we incur or issue the debt or preferred stock for the benefit of University of Phoenix Online.

(2) Our board of directors will attribute each future issuance of APOL common stock (and the proceeds thereof) to APOL. Our board of directors may attribute any future issuance of University of Phoenix Online common stock (and the proceeds thereof) to APOL’s retained interest in University of Phoenix Online (in a manner similar to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to University of Phoenix Online (in a manner similar to a primary offering of common stock). For illustrations of the impact of issuances of University of Phoenix Online common stock and attribution of such issuances either to APOL or University of Phoenix Online, see Annex A to this Proxy Statement “Illustration of Certain Terms — Part I — Additional Offerings of University of Phoenix Online Common Stock.”

(3) Dividends on APOL common stock will generally be charged against APOL and dividends on University of Phoenix Online common stock will generally be charged against University of Phoenix Online. In addition, at the time of any dividend on University of Phoenix Online common stock (excluding dividends payable in shares of University of Phoenix Online common stock), our board of directors will, unless the dividend is charged against APOL, credit to APOL, and charge against University of Phoenix Online, a corresponding amount in respect of APOL’s retained interest in University of Phoenix Online. Specifically, the corresponding amount will equal the aggregate amount of the dividend multiplied by a fraction (a) the numerator of which will be the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online and (b) the denominator of which will be the number of shares of University of Phoenix Online common stock outstanding. For illustrations of the effect of dividends on APOL common stock or University of Phoenix Online common stock payable in the form of shares of University of Phoenix Online common stock, see Annex A to this Proxy Statement, “Illustration of Certain Terms — Part I — University of Phoenix Online Stock Dividends.”

(4) Repurchases of APOL common stock will generally be attributed to APOL. Repurchases of University of Phoenix Online common stock may be attributed to APOL (in a manner similar to a purchase of common stock of a corporate subsidiary by a corporate parent) or University of Phoenix Online (in a manner similar to an issuer repurchase), as determined by our board of directors. For illustrations of the impact of repurchases of University of Phoenix Online common stock and attribution of such repurchases either to APOL or to University of Phoenix Online, see Annex A to this Proxy Statement, “Illustration of Certain Terms — Part I — Repurchases of University of Phoenix Online Common Stock.”

(5) Whenever University of Phoenix Online holds cash, University of Phoenix Online generally will transfer that cash to APOL. Conversely, whenever University of Phoenix Online has a cash need, APOL generally will fund that cash need. However, our board of directors will determine, in its sole discretion, whether to provide any particular funds to either APOL or University of Phoenix Online, but will not be obligated to do so.

(6) Cash transfers between APOL and University of Phoenix Online (other than transfers in return for assets or services rendered or transfers in respect of APOL’s retained interest in University of Phoenix Online that correspond to dividends paid on University of Phoenix Online common stock) will generally be accounted for as a revolving credit advance unless:

•	Our board of directors determines that a given transfer (or type of transfer) should be accounted for as a long-term loan;

•	Our board of directors determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing APOL’s retained interest in University of Phoenix Online; or

•	Our board of directors determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing APOL’s retained interest in University of Phoenix Online.

There are no specific criteria to determine when our board of directors will account for a cash transfer as a long-term loan, a capital contribution, or a return of capital rather than a revolving credit advance. Our board of directors would make such a determination in the exercise of its business judgment at the time of the transfer. Factors that our board of directors will consider include:

•	the relative current and projected capital structure of each Group;

•	the relative levels of internally generated funds of each Group;

•	the financing needs and objectives of the recipient Group;

•	the investment objectives of the transferor Group; and

•	the availability, cost, and time associated with alternative financing sources, and prevailing interest rates and general economic conditions.

(7) Any cash transfer accounted for as a revolving credit advance generally will not bear interest unless our board of directors determines to the contrary. Any cash transfer accounted for as a long-term loan will have such interest rate, amortization, maturity, redemption, and other terms that generally reflect the then-prevailing terms on which we could borrow such funds, as determined by our board of directors, unless it determines otherwise.

(8) Any cash transfer from APOL to University of Phoenix Online, or for the account of University of Phoenix Online, accounted for as a capital contribution will correspondingly increase the divisional equity of University of Phoenix Online and APOL’s retained interest in University of Phoenix Online. As a result, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online will increase by the amount of such capital contribution divided by the Market Value of University of Phoenix Online common stock on the date of transfer. See Annex A to this Proxy Statement, “Illustration of Certain Terms — Part I — Capital Transfers of Cash or other Assets between APOL and University of Phoenix Online.”

(9) Any cash transfer from University of Phoenix Online to APOL, or for APOL’s account, accounted for as a return of capital will correspondingly decrease the divisional equity of University of Phoenix Online and APOL’s retained interest in University of Phoenix Online. As a result, the

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online will decrease by the amount of such return of capital divided by the Market Value of University of Phoenix Online common stock on the date of transfer. See Annex A to this Proxy Statement, “Illustration of Certain Terms — Part I — Capital Transfers of Cash or other Assets between APOL and University of Phoenix Online.”

Corporate Expenses

      Our board of directors allocates the cost of certain corporate services (including legal, accounting, corporate office and centralized student services) between University of Phoenix Online and APOL. Amounts allocated to University of Phoenix Online are based primarily on the relationship of University of Phoenix Online’s revenues to those of Apollo Group and certain of its subsidiaries. The amounts allocated to APOL represent Apollo Group’s consolidated amounts less the amounts allocated to University of Phoenix Online. Our management believes that these allocations are reasonable.

Income Taxes

      APOL’s and University of Phoenix Online’s results are included in our consolidated federal income tax return. State income taxes are generally based on the apportioned taxable income or loss of us and our subsidiaries.

      In order to prepare separate company financial statements, we allocate our consolidated income tax provision between University of Phoenix Online and APOL. University of Phoenix Online’s provision for income tax is calculated on a separate company basis with the related current and deferred tax assets and liabilities settled through the divisional equity (deficit) account at the end of each period. APOL’s combined provision for income taxes represents Apollo Group’s consolidated provision for income taxes less University of Phoenix Online’s provision for income taxes.

License Fee

      We charge University of Phoenix Online a license fee equal to 4% of its net revenues for the use of curriculum, trademarks, and copyrights owned by us and our subsidiaries.

Corporate Opportunities

      Our board of directors will allocate any business opportunities and operations, any acquired assets and businesses, and any assumed liabilities between APOL and University of Phoenix Online, in whole or in part, as it considers to be in the best interests of us and our shareholders as a whole. Any such allocation will involve the consideration of a number of factors deemed relevant, including, without limitation:

•	whether the business opportunity or operation, the acquired asset or business, or the assumed liability is principally within the then existing scope of business of APOL or University of Phoenix Online; and

•	whether APOL or University of Phoenix Online is better positioned to undertake or have allocated to it such business opportunity or operation, acquired asset or business, or assumed liability.

      Any such allocation will be made by our board of directors in accordance with its business judgment or in accordance with such procedures (if any) adopted by it to insure that such decisions will be made in the best interests of us and our shareholders as a whole.

      Approval of Proposal 1 will require the affirmative vote of the holders of a majority of the outstanding shares of existing Class A and Class B common stock, each voting as a separate class.

      The Board of Directors recommends a vote FOR the Tracking Stock Proposal.

PROPOSALS 2, 3, AND 4 — ADOPTION AND AMENDMENTS TO CERTAIN PLANS

General

      At the Special Meeting, we will also ask you to consider and approve a proposal to adopt the following plan:

•	Apollo Group, Inc. 2000 Stock Incentive Plan.

      In addition, we will ask you to consider and approve proposals to amend:

•	Apollo Group, Inc. 1994 Employee Stock Purchase Plan, and

•	Apollo Group, Inc. Director Stock Option Plan.

      The adoption and amendments would permit grants of awards under each such plan to be made with respect to either Class A APOL or University of Phoenix Online common stock. The amendments would also increase the number of shares authorized for issuance, regardless of series, and make certain other changes as described in more detail below.

Description of the Apollo Group, Inc. 2000 Stock Incentive Plan (Proposal 2)

      Description of 2000 Stock Incentive Plan. This summary of the material features of the Apollo Group, Inc. 2000 Stock Incentive Plan (the “Incentive Plan”) is not complete and should be read with the full proposed text of the Incentive Plan, a copy of which is included at the end of this Proxy Statement as Annex C.

      Our board of directors has approved, and recommends that the shareholders approve, the adoption of the Incentive Plan for directors, employees, officers and executives of, and consultants and advisors to us or an approved subsidiary of ours. The Incentive Plan authorizes grants of Incentive Stock Options (“ISOs”), Non-qualified Stock Options (“NQSOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Performance Shares, and Performance-Based Awards.

      Our board of directors believes that using long-term incentives under the Incentive Plan will be beneficial to us as a means to promote our success and enhance our value by linking the personal interests of our directors, employees, officers, executives, consultants and advisors to our shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of individuals upon whose judgment, interest, and special effort our business is largely dependent. The Incentive Plan, if approved by shareholders, will have an effective date of March 24, 2000.

      Administration. The Incentive Plan will be administered by either our board of directors or a committee appointed by our board of directors consisting of at least two non-employee directors who also qualify as outside directors under Section 162(m) of the Code. If our board of directors does not appoint a committee, then references to the Committee shall be to our board of directors. It is anticipated that the Incentive Plan will be administered by our Compensation Committee.

      This Committee will have exclusive authority to administer the Incentive Plan, including the power to determine eligibility, the types and sizes of awards, whether the grant will be in shares of Class A APOL common stock or in shares of University of Phoenix Online common stock, or both, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

      Eligibility. In general, persons eligible to participate in the Incentive Plan include all directors, employees, officers, and executives of, and consultants and advisors to us and our subsidiaries as determined by the Committee.

      Limitation On Awards and Shares of Stock Available. Under the Incentive Plan, up to 14,000,000 shares of Class A APOL common stock or University of Phoenix Online common stock, in the aggregate,

will be available for issuance out of authorized and unissued or treasury shares, as our board of directors may determine from time to time. In addition, of this aggregate number, 5,000,000 shares will be shares of Class A APOL common stock and 9,000,000 shares will be shares of University of Phoenix Online common stock. The aggregate maximum number of shares of Class A APOL common stock and University of Phoenix Online common stock that may be awarded to a single participant under the Plan during any fiscal year is 2,000,000. Of this aggregate number, up to 1,000,000 shares of Class A APOL common stock, and up to 1,000,000 shares of University of Phoenix Online common stock may be awarded under the Plan. The aggregate maximum number of shares of Class A APOL common stock and University of Phoenix Online common stock payable in the form of performance-based awards for a performance period is 2,000,000. Of this aggregate number, up to 1,000,000 shares of Class A APOL common stock, and up to 1,000,000 shares of University of Phoenix Online common stock may be payable as performance-based awards. If the performance-based compensation is payable in cash, however, the maximum amount payable will be determined by multiplying 1,000,000 by the fair market value of one share of the applicable Incentive Stock on the first day of the performance period. Shares subject to an award that expires unexercised, is forfeited or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option will thereafter again be available for grant under the Incentive Plan.

      Description of the Available Awards and Federal Tax Consequences. Under the Incentive Plan, grants of options and other stock-based awards may be made with respect to either Class A APOL common stock or University of Phoenix Online common stock, or both.

  Incentive Stock Options

      An ISO is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

      An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

      If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, will be taxed as capital gain.

      In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

      We will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

  Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as “non-qualified” because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

      No taxable income will be realized by an optionee upon the grant of a NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and we will be entitled to a corresponding tax deduction.

      Upon a subsequent sale or other disposition of common stock acquired through exercise of a NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to us.

  Stock Appreciation Rights

      A SAR is the right granted to an employee to receive the appreciation in the value of a share of common stock over a certain period of time. Under the Incentive Plan, we may pay that amount in cash, in common stock, or in a combination of both.

      A recipient who receives a SAR award is not subject to tax at the time of the grant and we are not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). We are entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the associate in the amount recognized upon exercise of the SARs.

  Performance Shares

      Under the Incentive Plan, the Committee may grant performance share units to eligible individuals. Typically, each performance share unit will be deemed to be the equivalent of one share of stock. A recipient of a Performance Share Award will not realize taxable income at the time of grant, and we will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the Shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

  Restricted Stock Awards

      Under the Restricted Stock feature of the Incentive Plan, an eligible individual may be granted a specified number of shares of common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the Stock is forfeited.

      A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the Stock at the time the restrictions lapse. We are entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

      Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

      The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. The character of such capital gain or loss will depend upon the period the Restricted common stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed.

  Performance-Based Awards

      Grants of performance-based awards under the Incentive Plan enable the Committee to treat restricted stock and performance share awards granted under the Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. Covered employees include the our Chief Executive Officer and the four other most highly compensated officers.

      Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after- tax net earnings, sales growth, operating income, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a Participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

  Recent Tax Changes

      Section 162(m) of the Code, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any covered employee in any taxable year. Performance-based compensation is outside the scope of the $1 million limitation, and hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the Incentive Plan that are intended to qualify as performance-based compensation will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

      Amendment and Termination. The Committee, subject to approval of our board of directors, may terminate, amend, or modify the Incentive Plan at any time, provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

      Change of Control of APOL. In the event of a change of control of us: (i) all options and other share-based awards related to APOL stock granted under the Incentive Plan will become immediately exercisable; (ii) any restriction periods and restrictions imposed on such restricted stock will lapse; and (iii) the target goals under all such performance-based awards will be deemed to have been met. Under the Incentive Plan, a change of control occurs upon any of the following events: (a) any person (other than an affiliate or employee benefit plan) becomes the beneficial owner of 50% or more of our Class A APOL common stock; (b) during any two-year period, the persons who are on our board of directors at the beginning of such period and any new person appointed by two-thirds of such directors cease to constitute a majority of the persons serving on our board of directors; or (c) our shareholders approve any plan or proposal for our liquidation or dissolution; (d) a merger or consolidation of us with another corporation where we are not the surviving entity other than a merger in which our shareholders before the merger have the same proportionate ownership after the merger, or (e) any sale, lease, or other transfer of 80% or more of our assets.

      Change of Control of University of Phoenix Online. In the event of a change of control of University of Phoenix Online: (i) all options and other share-based awards related to University of Phoenix Online common stock granted under the Incentive Plan will become immediately exercisable; (ii) any restriction periods and restrictions imposed on such restricted stock will lapse; and (iii) the target goals under all such performance-based awards will be deemed to have been met. Under the Incentive Plan, a change of control of University of Phoenix Online occurs upon any of the following events: (a) a change of control of us; (b) any person (other than APOL, an affiliate or employee benefit plan) becomes the beneficial owner of 50% or more of University of Phoenix Online common stock; or (c) any sale, lease, or other transfer of 80% or more of the assets of University of Phoenix Online. For purposes of clause (b) above, in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the number of shares representing APOL’s retained interest in University of Phoenix Online shall be deemed outstanding shares of University of Phoenix Online common stock.

      Effect On Outstanding Awards Under Prior Long-Term Incentive Plan. The approval of the adoption of the Incentive Plan will not result in any adjustment to the outstanding awards under the existing Apollo Group, Inc. Long-Term Incentive Plan.

      Vote Required. Adoption of the Incentive Plan requires approval by the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Special Meeting.

Description of Amendments to the Apollo Group, Inc. 1994 Employee Stock Purchase Plan (Proposal 3)

      Summary of Amendments. This summary of the material features of the 1994 Employee Stock Purchase Plan (“Employee Plan”) and amendments to the Employee Plan is not complete and should be read with the full proposed text of the amended Employee Plan which is included at the end of this Proxy Statement as Annex D.

      Amendments to the Employee Plan which the Board has adopted and for which we are seeking shareholder approval will (1) provide that Employee Plan participants may purchase either Class A APOL common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing Class A APOL common stock, and (2) increase the number of shares of stock, regardless of series, available for issuance.

      Eligibility. Any employee of ours is eligible to participate in the Employee Plan, except those employees who, (1) have been employed for less than one year; (2) are “highly compensated employees” under Section 414(q) of the Code and were participants in the Apollo Group, Inc. Long-Term Incentive

Plan on September 1, 1994; or (3) own 5% or more of the total combined voting power or value of all outstanding shares of all series of securities of us or any subsidiary.

      Description of Employee Plan. Shares of stock are purchased by participants directly from us. Under the current Employee Plan, participants may purchase shares of our existing Class A common stock. Under the Employee Plan as amended, participants may purchase shares of Class A APOL common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing stock.

      An eligible employee may enroll for any three-month offering period, commencing January 1, April 1, July 1, and October 1 of each year, by filing an enrollment form with us before the offering period begins. After initial enrollment in the Plan, the employee will be automatically reenrolled in the Employee Plan for subsequent offering periods unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise become ineligible to participate.

      Upon enrollment in the Employee Plan, the employee must elect a rate at which he or she will make payroll contributions to purchase stock. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of such employee’s earnings (or such higher or lower rates as our board of directors may specify), although an employee’s contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period Stock that has a fair market value, as of the beginning of the offering period, in excess of $6,250 (representing an annual limitation of $25,000). All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant.

      An employee’s contributions will be credited to the employee’s account maintained by us. As described above, we will sell shares at a price equal to the lesser of 85% of the fair market value of Stock at the beginning of the three-month offering period or 85% of fair market value of Stock at the end of the offering period.

      Under either method, shares of our stock will be purchased on a given purchase date in the aggregate for all accounts under the Employee Plan. Shares of stock purchased will be credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest will be credited on payroll contributions pending investment in stock. Dividends paid on stock credited to participants’ accounts will be automatically reinvested in additional shares through purchases directly from us. To the extent Class A APOL common stock or University of Phoenix Online common stock has voting rights, participants will have the exclusive right to vote or direct the voting of shares of stock credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants’ rights under the Employee Plan are nontransferable except pursuant to the laws of descent and distribution.

      A participant’s enrollment in the Employee Plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant’s employment by us or our subsidiaries. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold stock for the account of such a participant until the participant sells or withdraws the stock, but in no event more than one year after the participant ceases to be employed by us or our subsidiaries. A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant’s cash account will be used to purchase stock at the next purchase date.

      We pay costs and expenses to administer the Employee Plan and to maintain accounts, and pay brokerage fees and commissions for purchases. We do not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

      Our board of directors may amend or terminate the Employee Plan without shareholder approval, except shareholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system (such as The Nasdaq National Market) or securities exchange on which the stock is then quoted or listed, or if shareholder approval is necessary for the Employee Plan to continue to meet the requirements of Section 423 of the Code. The Employee Plan will continue until terminated by action of the Board, although as noted above the number of shares authorized under the Employee Plan is limited.

      On             , 2000, the last reported sale price of our Class A common stock on The Nasdaq National Market was $     per share.

      Number of Shares Reserved For Purchase. The maximum number of shares of stock that may be purchased under the current Employee Plan is 3,374,997, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Common Stock. Shares of stock purchased from us are either authorized but unissued shares or treasury shares. Under the amended and restated Employee Plan, up to 3,375,000 shares of Class A APOL common stock and up to 2,000,000 shares of University of Phoenix Online common stock may be available for purchase.

      Federal Income Tax Consequences. We believe that under current law the following Federal income tax consequences generally result under the Employee Plan. Rights to purchase shares under the Employee Plan are intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code:

(1) No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Employee Plan (although the amount of a participant’s payroll contributions under the Employee Plan will be taxable as ordinary income to the participant).

(2) If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares.

(3) If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant’s payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

(4) In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Stock and the participant’s basis in the Stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5) If the two-year statutory holding period is satisfied, we are not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of stock applicable to such participant. If the statutory holding period is not satisfied, we generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

      The foregoing provides only a general description of the application of federal income tax laws to the Employee Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

      Vote Required. The amendments to the Employee Plan require approval by the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Special Meeting.

Description of Amendments to Director Stock Plan (Proposal 4)

      Summary of Amendments. This summary of the material features of the Director Stock Plan (“Director Plan”) and amendments to the Director Plan is not complete and should be read with the full proposed text of the amended Director Plan which is included at the end of this Proxy Statement as Annex E.

      Amendments to the Director Plan which the Board has adopted and for which we are seeking shareholder approval will (1) provide that grants of options under the Director Plan may be made with respect to either Class A APOL common stock or University of Phoenix Online common stock, or both, in the same manner as currently permitted with respect to existing common stock, (2) clarify that our board of directors may administer the Director Plan, and (3) increase the number of shares of stock, regardless of series, available for issuance under the Director Plan. In addition, the amendments provide that after University of Phoenix Online common stock is first issued and the existing Class A common stock is reclassified as Class A APOL common stock, (1) the 20,250 options that each non-employee director receives on September 1 of each year through 2003 shall be composed of options to purchase shares of Class A APOL common stock, and (2) each non-employee director who is a director on the date of the initial offering of University of Phoenix Online common stock shall receive a grant of options to purchase 10,000 shares of University of Phoenix Online common stock on the date of such offering at the initial public offering price.

      Administration. The Director Plan may be administered by either our board of directors or a committee appointed by our board of directors. The amendment clarifies that our board of directors may retain the power to administer the Director Plan. Our board of directors, or the committee if appointed, has exclusive authority to administer the Director Plan consistent with its provisions, but does not have the power to determine eligibility, or the number, price, vesting period or timing of awards granted under the Director Plan.

      Eligibility. Only non-employee directors are eligible to participate in the Director Plan.

      Description of Director Plan. Under the current Director Plan, each non-employee director automatically receives a grant of options to purchase 20,250 shares of existing Class A common stock on each September 1 of each year 1994 through 2003. Under the amended Director Plan, each non-employee director will automatically receive options to purchase shares of Class A APOL common stock and options to purchase shares of University of Phoenix Online common stock in such proportion as determined by the committee administering the Director Plan. In addition, under the Director Plan, each non-employee director who is on the Board on the date of the initial public offering of University of Phoenix Online common stock will receive a grant of stock options to purchase 10,000 shares of University of Phoenix Online common stock on the date of such offering at the initial public offering price, which will vest and become exercisable six months and one day after the date University of Phoenix Online common stock options are granted.

      Under the current Director Plan, the terms of the options provide that the option price will be equal to 100% of the fair market value (as defined in the Director Plan), the option will not be exercisable for a period more than 10 years following the date of grant, and the option will vest and become exercisable six months and one day after the date of grant. If the optionee ceases to be a non-employee director, the option will expire, except that (1) if the termination results from any reason other than death or disability, any options that are not fully vested on the date of termination are immediately forfeited, and (2) if the termination results from death or disability, the option will remain exercisable for one year or to the expiration date, whichever is shorter.

      Change of Control of APOL. In the event of a change of control of us, all options related to APOL common stock granted under the Director Plan will become immediately exercisable. Under the Director

Plan, a change of control of us occurs upon any of the following events: (1) any consolidation of liquidation of us in which we are not the continuing or surviving corporation or pursuant to which our stock will be converted into cash, securities, or other property, other than a merger of us in which the holders of stock immediately before the merger have the same proportionate interest of common stock of the surviving corporation after the merger; (2) our shareholders approve any plan or proposal for the liquidation or dissolution of us; or (3) substantially all our assets are sold or otherwise transferred to parties that are not within a “controlled group of corporations” (as defined in Code Section 1563) in which we are a member.

      Change of Control of University of Phoenix Online. In the event of a change of control of University of Phoenix Online, all options related to University of Phoenix Online common stock granted under the Director Plan will become immediately exercisable. Under the Director Plan, a change of control of University of Phoenix Online occurs upon any of the following events: (a) a change of control of us; (b) any person (other than APOL, an affiliate, or employee benefit plan) becomes the beneficial owner of 50% or more of University of Phoenix Online common stock; or (c) any sale, lease, or other transfer of 80% or more of the assets of University of Phoenix Online. For purposes of clause (b) above, in determining whether any person becomes the beneficial owner of 50% or more of University Of Phoenix Online common stock, the number of shares representing APOL’s retained interest in University of Phoenix Online shall be deemed outstanding shares of University of Phoenix Online common stock.

      Number of Shares Reserved For Issuance. Under the current Director Plan, up to 675,000 shares of existing Class A common stock were originally available for grants of options to non-employee directors. Under the amended Director Plan, up to 925,000 shares of Class A APOL common stock and up to 100,000 shares of University of Phoenix Online common stock may be available for grants of awards. Shares subject to an award that expires unexercised, is forfeited or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option, will thereafter again be available for grant under the Director Plan.

      Effect On Outstanding Options. The approval of the amendments to the Director Plan will not result in any adjustment to the outstanding options under the Director Plan.

      Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the Director Plan.

      The grant of an option will create no tax consequences for the non-employee director or us. Upon exercising an option, the non-employee director generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. The disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

      Vote Required. The amendments to the Director Plan require approval by the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Special Meeting.

      The Board of Directors recommends a vote FOR each of Proposals 2, 3 and 4.

EXECUTIVE COMPENSATION

Director Compensation

      In 1999, our non-employee directors received a $18,000 annual retainer, $1,500 for each board meeting attended, and $750 for each committee meeting attended. Mr. DeConcini has elected not to receive any director compensation because of his position with the U.S. Department of the Treasury. In addition, non-employee directors are reimbursed for out-of-pocket expenses. Ms. Govenar was retained by us as a consultant and received a consulting fee of $100,000 and $62,000 in 1999 and 1998, respectively.

Apollo Group Director Stock Plan

      In August 1994, our board of directors adopted the Apollo Group, Inc. Director Stock Plan (the “Director Plan”) to attract and retain our independent directors. The aggregate number of shares of Class A common stock subject to the Director Plan may not exceed 675,000, subject to adjustment. Options granted under the Director Plan are fully vested six months and one day after the date of grant and are exercisable in full thereafter until the date that is ten years after the date of grant. The exercise price per share under the Director Plan is equal to the fair market value of such shares upon the date of grant. In addition, on September 1 of each year, non-employee Directors receive an annual grant of options to purchase 20,250 shares of Class A common stock. Mr. DeConcini has elected not to receive this annual grant because of his position with the U.S. Department of the Treasury.

Executive Compensation

      The following table discloses the annual and long-term compensation earned for services rendered in all capacities by our Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers for 1999, 1998, and 1997:

Summary Compensation Table

	Annual Compensation

				Other Annual
Name and Principal				Compensation
Position	Year	Salary($)	Bonus($)	($)(1)

John G. Sperling	1999	$400,000	$—	$64,141
Chairman of the Board and	1998	387,500	—	72,373
Chief Executive Officer	1997	387,500	290,625	62,463

Todd S. Nelson	1999	350,000	262,500	—
President	1998	247,917	200,000	—
	1997	175,000	131,250	—

Jorge Klor de Alva	1999	275,000	206,250	—
Senior Vice President	1998	218,750	175,000	—
and President of the	1997	175,000	131,250	—
University of Phoenix, Inc.

Jerry F. Noble	1999	250,000	161,752	—
Senior Vice President	1998	225,000	168,750	—
and President of the	1997	225,000	84,375	—
Institute for Professional Development

Kenda B. Gonzales	1999	174,359	90,000	—
Chief Financial Officer	1998	—	—	—
	1997	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation Awards

	Restricted	Securities
Name and Principal	Stock	Underlying	LTIP	All Other
Position	Awards($)	Options(#)	Payouts($)	Compensation($)

John G. Sperling	$—	125,000	$—	$—
Chairman of the Board and	—	—	—	—
Chief Executive Officer	—	—	—	—

Todd S. Nelson	—	100,000	—	—
President	—	—	—	—
	—	—	—	—

Jorge Klor de Alva	—	75,000	—	3,072	(2)
Senior Vice President	—	—	—	1,850	(2)
and President of the	—	112,500	—	—
University of Phoenix, Inc.

Jerry F. Noble	—	50,000	—	3,072	(2)
Senior Vice President	—	—	—	3,073	(2)
and President of the	—	—	—	2,980	(2)
Institute for Professional Development

Kenda B. Gonzales	—	42,000	—	—
Chief Financial Officer	—	—	—	—
	—	—	—	—

(1)	Messrs. Klor de Alva, Nelson, and Noble also received certain perquisites, the value of which did not exceed the lesser of $50,000 for each person or 10% of their cash compensation. Dr. John Sperling received perquisites primarily in the form of a Company provided car, available for business and personal use, and tax consulting services.

(2)	Amounts shown consist of contributions made by us to Apollo Group’s Savings and Investment Plan paid in fiscal years 1999, 1998 and 1997.

      The following table discloses options granted by us to our Chairman of the Board and Chief Executive Officer and the four other most highly compensated executive officers for 1999:

Option Grants In the Last Fiscal Year

	Option Grants In Fiscal Year 1999

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted To	Exercise Price		for Option Term
	Options	Employees in	Per Share	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John G. Sperling	125,000	11.3	$25.63	12/18/08	$2,014,428	$5,104,956

Todd S. Nelson	100,000	9.0	25.63	12/18/08	1,611,542	4,083,965

Jorge Klor de Alva	75,000	6.8	25.63	12/18/08	1,208,657	3,062,974

Jerry F. Noble	50,000	4.5	25.63	12/18/08	805,771	2,041,983

Kenda B. Gonzales	22,000	2.0	25.63	12/18/08	354,539	898,472

Kenda B. Gonzales	20,000	1.8	23.00	04/19/09	289,292	733,122

Aggregated Option Exercises in Fiscal Year 1999 and Option Values at August 31, 1999

      The following table discloses the number of shares received from the exercise of our options, the value received therefrom and the number and value of in-the-money and out-of-the-money options held by our Chairman of the Board and Chief Executive Officer and the four other most highly compensated officers for 1999:

			Number of Securities
			Underlying		Value of Unexercised In-The
			Unexercised Options at		Money Options at Fiscal
	Shares Acquired		Fiscal Year-End		Year-End($)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John G. Sperling	513,176	$10,910,340	51,469	176,468	$741,442	$741,427

Todd S. Nelson	—	—	109,407	151,468	1,576,073	741,427

Jorge Klor de Alva	76,500	692,280	28,125	103,125	127,148	—

Jerry F. Noble	—	—	154,407	101,468	2,224,325	741,427

Kenda B. Gonzales	—	—	—	42,000	—	—

Employment and Deferred Compensation Agreements

      In December 1993, we entered into an employment agreement and deferred compensation agreement with Dr. John G. Sperling, our Chairman of the Board and Chief Executive Officer. The term of the employment agreement was for four years, and expired on December 31, 1997. The employment agreement has automatically renewed for two additional one-year periods through December 31, 1999, and will automatically renew for additional one-year periods thereafter. Under the terms of the employment agreement, Dr. Sperling received an annual salary for 1997 and 1998 of $387,500. Effective for 1999, Dr. Sperling’s salary was increased to $400,000. This salary is subject to annual review by the Compensation Committee. We may terminate the Employment Agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

      The deferred compensation agreement provides that upon his termination of employment with us and until his death, Dr. Sperling shall receive monthly payments equal to one-twelfth of his highest annual base salary paid by us during any one of the three calendar years preceding the calendar year in which Dr. Sperling’s employment is terminated. In addition, upon Dr. Sperling’s death, his designated beneficiary shall be paid an amount equal to three times his highest annual base salary in 36 equal monthly installments with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

      We do not have employment agreements with any of our other executive officers.

Section 16(a)  Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered series of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended August 31, 1999, its officers and directors complied with all Section 16(a) filing requirements with the following exception: Jerry F. Noble filed a late Form 4 for July 1999, related to transactions involving the selling of 35,900 and 8,000 shares of Class A Common Stock on July 2, 1999, and July 27, 1999, respectively.

Committees of the Board of Directors

      The board of directors has two principal committees: (1) an Audit Committee comprised of Thomas C. Weir (Chairperson), Dino J. DeConcini, and John R. Norton III and (2) a Compensation Committee comprised of Thomas C. Weir (Chairperson) and John R. Norton III.

Meetings of the Board of Directors and its Committees

      During the year ended August 31, 1999, our board of directors met on four occasions. All of the directors attended 75% or more of the board of directors meetings and meetings of each of the committees on which they served.

Compensation Committee

      The Compensation Committee of our board of directors, which met three times during 1999, reviews all aspects of our compensation of executive officers and determines or makes recommendations on such matters to the full board of directors. The report of the compensation committee for 1999 is set forth below.

Audit Committee

      The Audit Committee, which met on five occasions in 1999, represents the board of directors in evaluating the quality of our financial reporting process and internal financial controls through consultations with our independent accountants, internal management and the board of directors.

Other Committees

      We do not maintain a standing nominating committee or other committee performing similar functions.

Board Compensation Committee Report on Executive Compensation

      Our Compensation Committee (the “Committee”) is composed entirely of independent outside members of our board of directors. The Committee reviews and approves each of the elements of our executive compensation program related to John G. Sperling, Todd S. Nelson, J. Jorge Klor de Alva, Peter V. Sperling, and Jerry F. Noble (“Senior Executives”) and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with our board of directors in detail all aspects of compensation for our Senior Executives. The Compensation Committee has furnished the following report on executive compensation:

  Overview and Philosophy

      Our compensation program for Senior Executives is primarily comprised of base salary, annual bonus, and long-term incentives in the form of stock option grants. Senior Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all of our employees.

      Our philosophy is to pay base salaries to Senior Executives that enable us to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward for performance based on financial results. Stock option grants are intended to provide substantial rewards to executives based on stock price appreciation and improved overall financial performance. The vesting of the options can be accelerated if certain profit and stock price goals are achieved.

  Base Salary

      Each of our Senior Executives receives a base salary, which when aggregated with their maximum bonus amount, is intended to be competitive with similarly situated executives in comparable industries. Our targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account position within us, individual experience and performance, and specific needs particular to us.

  Annual Bonus Program

      In addition to a base salary, Senior Executives were eligible to receive a bonus of up to seventy-five percent (75%) of their respective base salaries. All annual bonuses are tied to our financial performance.

      At the beginning of each fiscal year, the Compensation Committee establishes an after-tax net income goal for us and operating profit goals for our subsidiaries. The annual bonuses are calculated differently for (i) Senior Executives who also serve as executive officers of either the University of Phoenix, Inc. or the Institute for Professional Development (collectively, the “Division Executives”) and (ii) Senior Executives who do not serve as executive officers of either the University of Phoenix, Inc. or the Institute for Professional Development (collectively, the “Company Executives”).

      The annual bonuses for our Executives are tied solely to our after-tax net income goal. If that goal is achieved, our Executives earn a bonus equal to fifty percent (50%) of their respective annual maximum bonus. If the after-tax net income goal is exceeded, our Executives earn a larger percentage of their annual bonus depending on the amount by which the after-tax net income goal is exceeded up to a maximum annual bonus equal to seventy-five percent (75%) of their respective base salaries.

      The annual bonuses for the Division Executives are earned (1) fifty percent (50%) if their division operating profit goal is achieved, (2) an additional twenty-five percent (25%) if our after-tax income goal is achieved and (3) up to another twenty-five percent (25%) depending on the amount by which the after-tax net income goal is exceeded up to a maximum annual bonus equal to seventy-five percent (75%) of their respective base salaries.

  Options

      We believe that it is important for Senior Executives to have an equity stake in us and, toward this end, we make option grants to key Senior Executives from time to time under the Apollo Group, Inc. Long-Term Incentive Plan. In making option awards, the Compensation Committee reviews our financial performance during the past fiscal year, the awards granted to our other executives and the individual officer’s specific role.

  Other Benefits

      Senior Executives are eligible to participate in benefit programs designed for all of our full-time employees and also received certain perquisites primarily including company cars and company paid tax consulting. These programs include medical, disability and life insurance, and a qualified retirement program allowed under Section 401(k) of the Code.

  Chief Executive Officer Compensation

      Dr. John G. Sperling is the founder, Chief Executive Officer and Chairman of our board of directors. In December 1993, we entered into an employment agreement (the “Employment Agreement”) and deferred compensation agreement (the “Deferred Compensation Agreement”) with Dr. Sperling. The Employment Agreement terminated on December 31, 1997. The Employment Agreement has automatically renewed for two additional one-year periods through December 31, 1999, and will automatically renew for additional one-year periods thereafter. The Deferred Compensation Agreement provides that upon Dr. Sperling’s termination of employment with us and until his death, Dr. Sperling shall receive monthly payments equal to 1/12 of his highest annual base salary paid by us during any one of the three calendar years preceding the calendar year in which Dr. Sperling’s employment is terminated. In addition, upon Dr. Sperling’s death, his designated beneficiary shall be paid an amount equal to three times his highest annual base salary in 36 equal monthly installments with the first installment due on the first day of the month following the month of Dr. Sperling’s death.

      During fiscal year 1999, Dr. Sperling received an annual base salary of $400,000. In addition, because the after-tax net income goal for us was exceeded, Dr. Sperling was eligible for a bonus for 1999. Dr. Sperling has elected to forego this bonus in exchange for options that will be granted in Fiscal 2000. All options are granted at fair market value and expire ten years after the grant date.

      Under Dr. Sperling’s leadership, our tuition and other net revenues increased 29.6% to $498.8 million in 1999 from $384.9 million in 1998. In addition, diluted earnings per share increased to $.75 in 1999 from $.59 in 1998.

Compensation and Management Committee Interlocks and Insider Participation

      No member of the our Compensation Committee during the fiscal year ended August 31, 1999 was an officer or employee of us or University of Phoenix Online. The members of our Compensation Committee are Thomas C. Weir and John R. Norton III.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 30, 1999. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Class A Shares of			Class B Shares of
Name and Address of Beneficial Owner(1)	Common Stock		% Owned	Common Stock		% Owned

John Sperling	13,885,158	(2)(3)(4)(5)	17.7%	243,081	(16)	47.5%

Peter V. Sperling	14,371,831	(2)(6)(7)	18.3	232,068	(17)	45.4

Jerry F. Noble	554,407	(8)	.7	27,950		5.5

Todd S. Nelson	179,616	(9)	.2	8,385		1.6

J. Jorge Klor de Alva	104,937	(10)	.1	—		—

Thomas C. Weir	107,000	(11)	.1	—		—

Hedy F. Govenar	41,550	(12)	.1	—		—

John R. Norton III	41,500	(13)	.1	—		—

Dino J. DeConcini	28,113	(14)	—	—		—

Total for All Directors and Executive Officers as a Group (11 persons)	27,987,155	(15)	35.7%	511,484		100.0%

(1)	The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4615 East Elwood Street, Phoenix, Arizona 85040.

(2)	Includes 1,335,040 shares held by the John Sperling 1994 Irrevocable Trust dated April 27, 1994 for which Messrs. John and Peter Sperling are the co-trustees.

(3)	Includes 186,157 shares held by the John G. Sperling Revocable Trust dated January 31, 1995.

(4)	Includes 1,350,000 shares held by The Sperling Foundation.

(5)	Includes 51,469 shares that Dr. John Sperling has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 290,090 shares held by the Peter V. Sperling Revocable Trust dated January 31, 1995.

(7)	Includes 51,469 shares that Mr. Peter Sperling has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 154,407 shares that Mr. Noble has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 109,407 shares that Mr. Nelson has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 28,125 shares that Dr. Klor de Alva has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes 93,500 shares that Mr. Weir has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 37,500 shares that Ms. Govenar has the right to acquire within 60 days of the date of the table set forth above.

(13)	Includes 40,500 shares that Mr. Norton has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 27,438 shares that Mr. DeConcini has the right to acquire within 60 days of the date of the table set forth above.

(15)	Includes 608,099 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above.

(16)	Includes 243,080 shares held by the John G. Sperling Revocable Trust dated January 31, 1995.

(17)	Includes 232,067 shares held by the Peter V. Sperling Revocable Trust dated January 31, 1995.

ANNEX A

ILLUSTRATION OF CERTAIN TERMS

Part I — APOL’s Retained Interest in University of Phoenix Online

      The illustrations in this Part I show how to calculate:

•	APOL’s retained interest in University of Phoenix Online;

•	the Outstanding Interest Fraction;

•	the Retained Interest Fraction;

•	the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online; and

•	the number of shares of University of Phoenix Online common stock outstanding,

      in each case, after giving effect to certain hypothetical dividends, issuances, repurchases and transfers.

      In these illustrations, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to had occurred. Actual calculations may be slightly different due to rounding.

General Concepts

      The Outstanding Interest Fraction. At any given time, the percentage interest in University of Phoenix Online intended to be represented by the outstanding shares of University of Phoenix Online common stock is equal to:

Number of Shares of University of Phoenix Online Common Stock Outstanding

Number of Shares of University of Phoenix Online Common Stock Outstanding (plus)
Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online

      The Retained Interest Fraction. At any given time, the percentage interest in University of Phoenix Online intended to be represented by APOL’s retained interest in University of Phoenix Online is equal to:

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online

Number of Shares of University of Phoenix Online Common Stock Outstanding (plus)
Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online

      The sum of the Outstanding Interest Fraction and the Retained Interest Fraction in University of Phoenix Online will always equal 100%. In our example, before the first issuance, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online is 100, the Retained Interest Fraction is 100% and the Outstanding Fraction is 0%.

The Offering

      The following illustration reflects an assumed issuance by us of 15 shares of University of Phoenix Online common stock in the offering following approval of the Tracking Stock Proposal. Assume the issuance is attributed to University of Phoenix Online as an increase in its equity, with the net proceeds credited solely to University of Phoenix Online.

Shares of University of Phoenix Online common stock previously issued and outstanding	0

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	15

Total shares of University of Phoenix Online common stock issued and outstanding after the offering	15

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 (plus) 100

      The Retained Interest Fraction would accordingly be approximately 87%.

      In this case, in the event of any dividend or other distribution paid on the outstanding shares of University of Phoenix Online common stock (other than a dividend or other distribution payable in shares of University of Phoenix Online common stock), APOL would be credited, and University of Phoenix Online would be charged, with an amount equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the offering (15)) of the aggregate amount of such dividend or distribution.

Additional Offerings of University of Phoenix Online Common Stock

      The following illustrations reflect an assumed issuance of an additional 15 shares of University of Phoenix Online common stock after the assumed initial issuance of 15 shares attributed to University of Phoenix Online as an increase in its equity.

      Additional Offerings for the Account of APOL. Assume the issuance is attributed to APOL in respect of APOL’s retained interest in University of Phoenix Online, with the net proceeds credited solely to APOL.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of APOL	15

Total shares issued and outstanding after additional offering	30

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would decrease by the number of shares of University of Phoenix Online common stock issued for the account of APOL.

Number of shares of University of Phoenix Online common stock issuable with respect to the retained interest in University of Phoenix Online prior to the additional offering	100

Newly issued shares of University of Phoenix Online common stock for account of APOL	(15)

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after the additional offering	85

      As a result, the total issued and outstanding shares of University of Phoenix Online common stock (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 26%, calculated as follows:

30

30 (plus) 85

      The Retained Interest Fraction would accordingly be reduced to approximately 74%.

      In this case, in the event of any dividend or other distribution paid on University of Phoenix Online common stock (other than a dividend or other distribution payable in shares of University of Phoenix Online common stock), APOL would be credited, and University of Phoenix Online would be charged, with an amount equal to 283% (representing the ratio of the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (85) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

      Additional Offering for the Account of University of Phoenix Online. Assume the issuance is attributed to University of Phoenix Online as an increase in the equity of University of Phoenix Online, with the net proceeds credited solely to University of Phoenix Online.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	15

Total shares of University of Phoenix Online common stock issued and outstanding after additional offering	30

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 23%, calculated as follows:

30

30 (plus) 100

      The Retained Interest Fraction would accordingly be reduced to approximately 77%.

      In this case, in the event of any dividend or other distribution paid on University of Phoenix Online common stock (other than a dividend or other distribution payable in shares of University of Phoenix Online common stock), APOL would be credited, and University of Phoenix Online would be charged, with an amount equal to 333% (representing the ratio of the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

      Offerings of Convertible Securities. If we were to issue any securities convertible into or exercisable for shares of University of Phoenix Online common stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of University of Phoenix Online common stock were subsequently issued upon conversion or exercise of such securities, however, the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under “Additional Offerings for the Account of APOL,” if such securities were attributed to APOL, or under “Additional Offerings for the Account of University of Phoenix Online,” if such securities were attributed to University of Phoenix Online.

Repurchases of University of Phoenix Online Common Stock.

      The following illustrations reflect an assumed repurchase by us of 5 shares of University of Phoenix Online common stock after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributed to University of Phoenix Online as an increase in the equity of University of Phoenix Online.

      Repurchases for the Account of APOL. Assume the repurchase is attributed to APOL as an increase in its retained interest in University of Phoenix Online, with the cost charged solely against APOL.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of APOL	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased by the number of any shares of University of Phoenix Online common stock repurchased for the account of APOL.

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online prior to repurchase	100

Number of shares of University of Phoenix Online common stock repurchased for the account of APOL	5

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after repurchase	105

      As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

10

10 (plus) 105

      The Retained Interest Fraction would accordingly be increased to approximately 91%.

      Repurchases for Account of University of Phoenix Online without Participation by APOL. Assume the repurchase is attributed to University of Phoenix Online, with the cost being charged solely against University of Phoenix Online. Further assume that our board of directors does not determine to transfer assets from University of Phoenix Online to APOL.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of University of Phoenix Online	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) would remain unchanged.

      As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

10

10 (plus) 100

      The Retained Interest Fraction would accordingly be increased to approximately 91%.

      Repurchase for Account of University of Phoenix Online with Participation by APOL. Assume the repurchase is attributed to University of Phoenix Online, with the cost being charged solely against University of Phoenix Online. Further, assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that our board of directors determines to transfer cash or other assets from University of Phoenix Online to APOL to hold the Outstanding Interest Fraction and Retained Interest Fraction constant.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Shares of University of Phoenix Online common stock repurchased for account of University of Phoenix Online	(5)

Total shares of University of Phoenix Online common stock issued and outstanding after repurchase	10

      In order to hold constant the Outstanding Interest Fraction and the Retained Interest Fraction, our board of directors could determine that the Market Value of a share of University of Phoenix Online common stock in this context is $20 and transfer from University of Phoenix Online to APOL an amount of cash or other assets equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) to the total number of shares of University of Phoenix Online common stock issued and outstanding (15), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of University of Phoenix Online common stock ($100), or $667.

      In that case, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) would decrease by the amount of cash so transferred ($667) divided by the Market Value per share of University of Phoenix Online common stock ($20).

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online prior to transfer	100

Adjustment in respect of APOL’s retained interest in University of Phoenix Online to reflect transfer to APOL of funds theretofore allocated to University of Phoenix Online	(33)

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after transfer	67

      As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

10

10 (plus) 67

      The Retained Interest Fraction would accordingly continue to be approximately 87%.

      Assuming that our board of directors transferred only half of the $667 amount, or $333.50, from University of Phoenix Online to APOL, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) would decrease by the amount of cash so transferred ($333.50) divided by the Market Value per share of University of Phoenix Online common stock ($20).

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online prior to transfer	100

Adjustment in respect of APOL’s retained interest in University of Phoenix Online to reflect transfer to APOL of cash theretofore allocated to University of Phoenix Online	(17)

Number of Shares Issuable with Respect to APOL’s Retained Interest after transfer	83

      As a result, the total shares issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 11%, calculated as follows:

10

10 (plus) 83

      The Retained Interest Fraction would accordingly be increased to approximately 89%.

University of Phoenix Online Stock Dividends

      The following illustrations reflect assumed dividends of University of Phoenix Online common stock on outstanding shares of APOL common stock and outstanding shares of University of Phoenix Online common stock, respectively, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in its equity.

      University of Phoenix Online Stock Dividend on APOL Common Stock. Assume 1,000 shares of APOL common stock are outstanding and that our board of directors declares a dividend of 1/20 of a share of University of Phoenix Online common stock on each outstanding share of APOL common stock (payable equally on the Class A APOL and Class B APOL common stock).

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of APOL	50

Total shares of University of Phoenix Online common stock issued and outstanding after dividend	65

      Any dividend of shares of University of Phoenix Online common stock to the holders of shares of APOL common stock would be treated as a reduction in the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online.

Number of Shares Issuable with Respect to APOL’s Retained Interest prior to dividend	100

Number of shares of University of Phoenix Online common stock distributed on outstanding shares of APOL common stock for account of APOL	(50)

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after dividend	50

      As a result, the total issued and outstanding shares (65) would in the aggregate represent an Outstanding Interest Fraction of approximately 57%, calculated as follows:

65 (plus) 50

      The Retained Interest Fraction would accordingly be reduced to approximately 43%. Note, however, that after the dividend, the holders of shares of APOL common stock would also hold 50 shares of University of Phoenix Online common stock, which would be intended to represent the 43% interest in the value attributable to University of Phoenix Online.

      University of Phoenix Online Stock Dividend on University of Phoenix Online Common Stock. Assume our board of directors declares a dividend of 1/5 of a share of University of Phoenix Online common stock on each outstanding share of University of Phoenix Online common stock.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock for account of University of Phoenix Online	3

Total shares of University of Phoenix Online common stock issued and outstanding after dividend	18

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would reflect the stock dividend payable in shares of University of Phoenix Online common stock to holders of shares of University of Phoenix Online common stock. That is, the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased by a number equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online (100) to the number of shares of University of Phoenix Online common stock issued and outstanding (15), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (3), or 20.

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online prior to dividend	100

Adjustment in respect of APOL’s Retained Interest in University of Phoenix Online to reflect shares distributed on outstanding shares of University of Phoenix Online common stock	20

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after dividend	120

      As a result, the total issued and outstanding shares (18) would in the aggregate continue to represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

18

18 (plus) 120

      The Retained Interest Fraction would accordingly continue to be about 87%.

Capital Transfers of Cash or Other Assets Between APOL and University of Phoenix Online

      Capital Contribution of Cash or Other Assets from APOL to University of Phoenix Online. The following illustration reflects the assumed contribution by APOL to University of Phoenix Online, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in the equity of University of Phoenix Online, of $40 of assets allocated from APOL at a time when the Market Value of University of Phoenix Online common stock is $20 per share.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock	(0)

Total shares of University of Phoenix Online common stock issued and outstanding after contribution	15

      The Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online would be increased to reflect the contribution to University of Phoenix Online of the assets theretofore allocated to APOL by a number equal to the value of the assets contributed ($40) divided by the Market Value of University of Phoenix Online common stock at that time ($20), or 2 shares.

Number of Shares Issuable with Respect to APOL’s Retained

Interest in University of Phoenix Online prior to contribution	100

Increase to reflect contribution to University of Phoenix Online of assets allocated to APOL	2

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after contribution	102

      As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 (plus) 102

      The Retained Interest Fraction would accordingly be increased to approximately 87%.

      Return of Capital Transfer of Cash or Other Assets from University of Phoenix Online to APOL. The following illustration reflects the assumed transfer by University of Phoenix Online to APOL, after the assumed initial issuance of 15 shares of University of Phoenix Online common stock attributable to University of Phoenix Online as an increase in its equity, of $40 of assets allocated to University of Phoenix Online on a date on which the Market Value of University of Phoenix Online common stock is $20 per share.

Shares of University of Phoenix Online common stock previously issued and outstanding	15

Newly issued shares of University of Phoenix Online common stock	0

Total shares of University of Phoenix Online common stock issued and outstanding after contribution	15

      The Number of Shares Issuable with Respect to APOL’s Retained Interest would be decreased to reflect the transfer to APOL of assets theretofore allocated to University of Phoenix Online by a number equal to the value of the assets transferred ($40) divided by the market value of University of Phoenix Online common stock at that time ($20), or 2 shares.

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online prior to contribution	100

Decrease to reflect transfer to APOL of assets allocated to University of Phoenix Online	(2)

Number of Shares Issuable with Respect to APOL’s Retained Interest in University of Phoenix Online after contribution	98

      As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

15

15 (plus) 98

      The Retained Interest Fraction would accordingly be decreased to approximately 87%.

Part II — Mandatory Dividend, Redemption, or Conversion of University of Phoenix Online

Common Stock

      As described above at “Description of Capital Stock — Mandatory Dividend, Redemption, or Conversion of Common Stock,” our board of directors would, in the event of a Disposition, other than an Exempt Disposition, of All or Substantially All of the assets of University of Phoenix Online, have three options available to it: (1) it could pay a dividend to holders of University of Phoenix Online common stock, (2) it could redeem a specified portion of the outstanding shares of University of Phoenix Online common stock, or (3) it could convert shares of University of Phoenix Online common stock to Class A APOL common stock. The following illustration demonstrates more fully the three options in the event of a hypothetical Disposition of substantially all of the assets of University of Phoenix Online.

      If:

•	100 shares of University of Phoenix Online common stock were outstanding;

•	the Net Proceeds of the Disposition of substantially all, but not all, of the assets of University of Phoenix Online were $18,000;

•	the average Market Values of University of Phoenix Online common stock and Class A APOL common stock over the applicable 20-day period were $20 and $40, respectively;

•	the Outstanding Interest Fraction with respect to University of Phoenix Online was 10%; and

•	the Disposition occurred more than two years after the Issuance Date,

      then our board of directors could do any of the following:

(1) pay a dividend to holders of University of Phoenix Online common stock equal to:

Net Proceeds x Outstanding Interest Fraction     =

Number of Outstanding Shares of

University of Phoenix Online Common Stock

$18,000 x 10% 100	= $18 per share

(2) redeem for $20 per share a number of shares of University of Phoenix Online common stock equal to:

Net Proceeds x Outstanding Interest Fraction     =

Average Market Value of

University of Phoenix Online Common Stock

$18,000 x 10% $20 per share	= 90 shares

(3) convert each outstanding share of University of Phoenix Online common stock into a number of shares of APOL Class A common stock equal to:

Average Market Value of

University of Phoenix Online Common Stock     =

Average Market Value of APOL

Class A Common Stock

$20 per share $40 per share	= 0.50000 shares

Part III — Optional Conversion of University of Phoenix Online Common Stock

      As described above at “Description of Capital Stock” — “Conversions of Stock at Our Option” — “Conversion of University of Phoenix Online Common Stock Generally,” our board of directors has the right, at any time, to convert each share of University of Phoenix Online common stock outstanding to shares of Class A APOL common stock. The following illustration demonstrates the calculation of the number of shares issuable upon a hypothetical conversion of University of Phoenix Online common stock to shares of Class A APOL common stock at our option.

      If

•	the conversion occurs 18 months after the Issuance Date (and hence the applicable premium were 20%);

•	No Tax Event has occurred; and

•	the average Market Values of University of Phoenix Online common stock and the Class A APOL common stock over the applicable 20-day period were $20 and $40, respectively;

then each share of University of Phoenix Online common stock could be converted into 0.60000 shares of Class A APOL common stock based on the following calculation:

$20

1.20 x		= 0.60000 shares
$40

ANNEX B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF APOLLO GROUP, INC.

ARTICLE I

NAME

      The name of the corporation is Apollo Group, Inc. (the “Corporation”).

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

      The name and address of the statutory agent of the corporation is CT CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Arizona 85012. The address of the place of business of the Corporation is 4615 East Elwood Street Phoenix, Arizona 85040.

ARTICLE III

PURPOSE

      The purposes for which the Corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 1 of Title 10, Arizona Revised Statutes, at any time. The character of business that the Corporation conducts in the State of Arizona is that of holding stock or other ownership interests of corporations or other entities.

ARTICLE IV

CAPITAL STOCK

1.  Authorization.

      The Corporation shall have the authority to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation shall have the authority to issue is 1,203,000,000 shares, without par value, and the total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 1,000,000 shares, without par value.

      The Board of Directors is empowered to authorize shares of Common Stock in one or more series as may from time to time be determined by the Board of Directors by resolution or resolutions, each of said series to be distinctly designated. The powers, preferences, and relative, participating, optional, or other rights and the qualifications, limitations, and restrictions thereof, if any, of each such series may differ from those of any or all other series of Common Stock, and the Board of Directors is empowered to fix or alter, by resolution or resolutions, the designation, number, powers, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions thereof, if any, of each such series, and to increase or decrease the number of shares of each such series to the extent permitted by law. As of the Effective Date, there shall be three series of Common Stock, as follows:

(a)	One series of Common Stock shall be designated as “Class A APOL Common Stock.” The total number of shares of Class A APOL Common Stock that the Corporation shall have the authority to issue is 400,000,000;

(b)	A second series of Common Stock shall be designated as “Class B APOL Common Stock.” The total number of shares of Class B APOL Common Stock that the Corporation shall have the authority to issue is 3,000,000; and

(c)	A third series of Common Stock shall be designated as “University of Phoenix Online Common Stock.” The total number of shares of University of Phoenix Online Common Stock that the Corporation shall have the authority to issue shall be 400,000,000.

      The Board of Directors is empowered to authorize shares of Preferred Stock in one or more series as may from time to time be determined by the Board of Directors by resolution or resolutions, each of said series to be distinctly designated. The powers, preferences, and relative, participating, optional, or other rights and the qualifications, limitations, and restrictions thereof, if any, of each such series may differ from those of any or all other series of Preferred Stock, and the Board of Directors is empowered to fix or alter, by resolution or resolutions, the designation, number, powers, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions thereof, if any, of each such series, and to increase or decrease the number of shares of each such series to the extent permitted by law.

      Unless otherwise specified, the Class A APOL Common Stock and the Class B APOL Common Stock shall hereinafter, collectively, be called “APOL Common Stock.” Unless otherwise specified, the preferred stock of the Corporation shall hereinafter collectively be called the “Preferred Stock.” Unless otherwise specified, the capitalized terms used in this Article IV shall have the meanings set forth in subsection 2.7 of this Article IV. For purposes of this Article IV, references to the “Board of Directors” shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the Articles of Incorporation of the Corporation and references to “the Articles of Incorporation of the Corporation” shall refer to these Amended and Restated Articles of Incorporation as the same may be amended from time to time.

2.  Common Stock.

      As of the Effective Date, (a) each share of Class A Common Stock outstanding immediately prior thereto or reserved for issuance shall thereupon automatically be reclassified without any action by the holder thereof as a share of Class A APOL Common Stock (and outstanding certificates that had theretofore represented shares of Class A Common Stock shall thereupon represent an equivalent number of shares of Class A APOL Common Stock despite the absence of any indication thereon to that effect), and (b) each share of Class B Common Stock outstanding immediately prior thereto or reserved for issuance shall thereupon automatically be reclassified without any action by the holder thereof as a share of Class B APOL Common Stock (and outstanding certificates that had theretofore represented shares of Class B Common Stock shall thereupon represent an equivalent number of shares of Class B APOL Common Stock despite the absence of any indication thereon to that effect).

      The Board of Directors shall have the authority to designate, prior to the time of the first issuance of University of Phoenix Online Common Stock or Common Stock relating to any other Group (other than University of Phoenix Online and APOL), the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group and any other terms which are consistent with applicable law and the provisions of this Article IV.

      The voting powers, preferences, and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this section 2 of this Article IV.

  2.1  Dividends.

      Subject to any preferences and relative, participating, optional, or other rights of any outstanding class of Preferred Stock and any qualifications or restrictions on the Common Stock or any series thereof created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms, with respect to each such series, and subject to the limitations provided for in this subsection 2.1 of this Article IV, as the Board of Directors may determine.

     2.1.1  Limitation on Dividends.

      Dividends on any series of Common Stock may be declared and paid only out of the lesser of (a) the funds of the Corporation legally available therefor and (b) the Available Dividend Amount for the Group to which such series of Common Stock relates.

     2.1.2  Discrimination in Dividends Between Classes of Common Stock.

      The Board of Directors, subject to the provisions of subsection 2.1.1 of this Article IV, may at any time declare and pay dividends exclusively on a single series of Common Stock, or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series, or any other factor.

     2.1.3 Share Distributions.

      Except as set forth in paragraph (a) of subsection 2.4.1 of this Article IV, the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock) on shares of a series of Common Stock or on shares of a series of Preferred Stock only as follows:

(a)	dividends or distributions of shares of a series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock or any shares of Preferred Stock attributed to the same Group to which such series of Common Stock relates; and

(b)	dividends or distributions of shares of a series of Common Stock other than APOL Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock other than APOL Common Stock) on shares of APOL Common Stock or on shares of Preferred Stock attributed to the APOL Group.

      For purposes of this subsection 2.1.3, any Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities that are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other securities that are so convertible, exchangeable, or exercisable) shall be deemed to have been converted, exchanged, or exercised in full for such securities.

  2.2  Voting Rights.

      At every meeting of shareholders, the holders of Class B APOL Common Stock shall vote on all matters as to which holders of common stock generally are entitled to vote. Holders of Class A APOL Common Stock and holders of University of Phoenix Online Common Stock shall not be entitled to vote, unless a separate class vote shall be required by applicable law.

      On all such matters for which no separate vote is required, each outstanding share of Class B APOL Common Stock shall entitle the holder to one vote. With respect to any matter as to which the holders of University of Phoenix Online Common Stock or APOL Common Stock are entitled to vote as a separate class, each share of that series of Common Stock shall, for purposes of such separate class vote, be entitled to one vote on such matter.

  2.3  Liquidation Rights.

      In the event of the voluntary or involuntary dissolution of the Corporation or the liquidation and winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed in accordance with this Article IV), unless otherwise provided in respect of a class or series of Preferred Stock by the resolution of the Board of Directors fixing the liquidation rights and preferences of such class or series of Preferred Stock, the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation on a per share basis in proportion to the respective liquidation units per shares of such series. Each share of APOL Common Stock shall have one liquidation unit and each share of each other series of Common Stock shall have a number of liquidation units (which may be a fraction of one liquidation unit) equal to the quotient of (a) the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of a voluntary liquidation, dissolution, or winding-up of the Corporation or the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation, divided by (b) the average Market Value of one share of APOL Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer, or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation, dissolution, or winding-up for purposes of this section 2.3.

      If the Corporation shall in any manner subdivide (by stock split, reclassification, or otherwise) or combine (by reverse stock split, reclassification, or otherwise) the outstanding shares of any series of Common Stock, or declare a dividend in shares of such outstanding series to holders of such series, the per share liquidation units of such series of Common Stock specified in the preceding paragraph of this section 2.3, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors (if necessary) so as to avoid dilution in the aggregate of the relative liquidation rights of the shares of any series of Common Stock.

  2.4  Redemptions and Conversions of Stock; Related Matters.

2.4.1	Mandatory Dividend, Redemption, or Conversion on Disposition of All or Substantially All of the Assets of a Group.

      In the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the assets of the Corporation are legally available therefor, either:

      (1)  if the Disposition relates to assets of APOL:

(a)	declare and pay a dividend to holders of Class A APOL Common Stock (in cash, securities (other than Common Stock), or other property, or a combination thereof), subject to the limitations on dividends set forth under subsection 2.1 of this Article IV, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the Net Proceeds of such Disposition; or

(b)	redeem from holders of Class A APOL Common Stock, in exchange for cash, securities (other than Common Stock), or other property (or a combination thereof), for an aggregate amount equal to the product of (i) a fraction the numerator of which is the number of shares of Class A APOL Common Stock outstanding on the date of the redemption and the denominator of which is the number of shares of APOL Common Stock outstanding on the date of the redemption, multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition (collectively, the “APOL Redemption Proceeds Amount”), all of the outstanding shares of Class A APOL Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to APOL, in which case, a number of shares of Class A APOL Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to the APOL Redemption Proceeds Amount); or

(c)	convert each outstanding share of Class A APOL Common Stock into a number of shares (or fractional shares) of Common Stock that does not relate to APOL (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage multiplied by (ii) the value of a share of Class A APOL Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date); and

      (2)  If the Disposition relates to assets of any Group other than APOL then, except as otherwise provided by the Board of Directors with respect to any Group other than University of Phoenix Online:

(a)	declare and pay a dividend to holders of the series of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock), or other property, or a combination thereof), subject to the limitations on dividends set forth under subsection 2.1 of this Article IV, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of (i) the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition; or

(b)	redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock), or other property (or a combination thereof), for an aggregate amount equal to the product of (i) the Outstanding Interest Fraction with respect to such Group (determined as of the date of the redemption) multiplied by (ii) the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition (collectively, the “Other Group Redemption Proceeds Amount”), all of the outstanding shares of such series of Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to the Other Group Redemption Proceeds Amount); or

(c)	convert each outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition into a number of shares (or fractional shares) of Class A APOL Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage multiplied by (ii) the value of a share of the series of Common Stock that relates to that Group that consummated such Disposition (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date).

      For purposes of this subsection 2.4.1, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

      At any time within one year after effecting a dividend or partial redemption pursuant to paragraphs (1)(a) or (b) of this subsection 2.4.1, the Corporation may convert each outstanding share of Class A APOL Common Stock into a number of shares (or fractional shares) of Common Stock that does not relate to APOL (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage, multiplied by (ii) the value of a share of Class A APOL Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of Class A APOL Common Stock). Further, at any time within one year after effecting a dividend or partial redemption pursuant to paragraphs (2) (a) or (b) of this subsection 2.4.1, the Corporation may convert each outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition into a number of shares (or fractional shares) of Class A APOL Common Stock (calculated to the nearest five decimal places) having an aggregate value equal to the product of (i) the Applicable Mandatory Conversion Percentage, multiplied by (ii) the value of a share of the series of Common Stock that relates to the Group that consummated the Disposiotion (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of Common Stock that relates to the Group that consummated the Disposition).

     2.4.2  Optional Conversion of Stock to APOL Common Stock.

      Except as may otherwise be specified by the Board of Directors with respect to Common Stock relating to a Group other than APOL and University of Phoenix Online, the Board of Directors may, provided that there are assets available therefor, at any time, convert each outstanding share of University of Phoenix Online Common Stock (or each outstanding share of Common Stock that relates to any Group other than University of Phoenix Online or APOL), as of the Conversion Date, into the number of shares (or fractional shares) of Class A APOL Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the product of (a) the Applicable Optional Conversion Percentage as of the Conversion Date multiplied by (b) the value of a share of Common Stock that relates to that Group whose Common Stock is being converted (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day preceding the date on which the Corporation mails the notice of conversion described in subsection 2.4.6 of this Article IV to holders of the Common Stock being converted).

     2.4.3.  Optional Conversion of Stock to Stock of a Subsidiary.

      Except as may otherwise be specified by the Board of Directors with respect to Common Stock relating to a Group other than APOL and University of Phoenix Online, at any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more Group Subsidiaries, the Board of Directors may, provided that there are assets legally available therefor, declare that all of the outstanding shares of the series of Common Stock relating to such Group shall be converted, as of the Conversion Date, to the number of shares (or fractional shares) of common stock of each of such Group Subsidiaries as is equal to the product of (a) the Outstanding Interest Fraction with respect to such Group (determined as of the Conversion Date) multiplied by (b) the number of shares of common stock of each such Group Subsidiary as shall be outstanding immediately following such conversion. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence or through the Corporation. The remaining shares of stock of such Group Subsidiaries shall be either retained by APOL or one or more other Group Subsidiaries, or distributed to shareholders of the Corporation, or a combination of the foregoing.

      If the series of Common Stock being converted pursuant to this subsection 2.4.3 is APOL Common Stock and the Number of Shares Issuable with Respect to APOL’s Retained Interest in any Group on the Conversion Date is greater than zero, the Corporation shall also issue a number of shares of each series of Common Stock that relates to each such Group on the Conversion Date equal to the then current Number of Shares Issuable with Respect to APOL’s Retained Interest in each such Group and deliver those shares to the holders of APOL Common Stock or to one of the Group Subsidiaries, at the option of the Corporation.

     2.4.4  APOL Common Stock.

(a)	Conversion. No Class A APOL Common Stock shall be converted into Class B APOL Common Stock. Each share of Class B APOL Common Stock shall be convertible into Class A APOL Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one fully paid and non-assessable share of Class A APOL Common Stock for each share of Class B APOL Common Stock so converted.

At the time of a conversion, the record holders of Class B APOL Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B APOL Common Stock (i) the certificate or certificates representing the Class B APOL Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii)  written notice to the Corporation stating that such record holder elects to convert such share or shares. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A APOL Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A APOL Common Stock to such person.

In the event of the conversion of less than all of the shares of Class B APOL Common Stock evidenced by a certificate surrendered to the corporation in accordance with the procedures of this Article IV, the Corporation shall execute and deliver to the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B APOL Common Stock not converted. Shares of Class B APOL Common Stock that are converted into Class  A APOL Common Stock as provided herein shall be retired and canceled and shall not be reissued.

(b)	Reservation. The corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A APOL Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A APOL Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B APOL Common Stock. All the shares of Class A APOL Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

(c)	Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination of the Corporation, the consideration to be received per share by the holders of Class A APOL Common Stock and Class B APOL Common Stock must be identical for each series of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A APOL Common Stock and the Class B APOL Common Stock as of the Effective Date.

(d)	Limitation on Issuances of Class B APOL Common Stock. As of September 18, 1997, there were 575,769 shares of Class B APOL Common Stock issued and outstanding. No additional shares of Class B APOL Common Stock shall be issued, except pursuant to any recapitalization or stock split where such recapitalization or stock split results in a proportionate change in the shares of Class A APOL Common Stock.

(e)	Automatic Conversion of Class B APOL Common Stock. If at any time the total number of shares of Class B APOL Common Stock outstanding is less than 115,154 (20% of the total number of shares of Class B APOL Common Stock issued and outstanding as of September 18, 1997) (subject to adjustment for any recapitalization or stock split), then each share of Class B APOL Common Stock shall be automatically converted into one fully paid and non-assessable share of Class A APOL Common Stock at such time (the “Class B Conversion Date”). Thereafter, each share of Class A APOL Common Stock shall be entitled to one vote.

At the time of a conversion, the record holders of Class B APOL Common Stock shall deliver to the office of the corporation or any transfer agent for the Class A APOL Common Stock the certificate or certificates representing the Class B APOL Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer. Conversion shall be deemed to have been effected at the close of business on the Class  B Conversion Date. The corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A APOL Common Stock to each record holder of Class B APOL Common Stock.

(f)	No Amendment or Modification. The two immediately preceding sections entitled “Limitations on Issuance of Class B APOL Common Stock” and “Automatic Conversion of Class B APOL Common Stock” shall be amended or modified only upon: (1) a separate majority vote of the holders of the Class A APOL Common Stock voting as a class; (2) a separate majority vote of the holders of the Class B APOL Common Stock voting as a class; and (3) a separate majority vote of the holders of the Class A APOL Common Stock who do not possess beneficial ownership of any shares of Class B APOL Common Stock.

     2.4.5  Treatment of Convertible Securities.

      After any Conversion Date on which all outstanding shares of any series of Common Stock were converted, any share of such series of Common Stock that is to be issued on conversion, exchange, or exercise of any Convertible Securities shall, immediately upon such conversion, exchange, or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security, in the event the shares of any series of Common Stock outstanding on such Conversion Date were converted into shares of another series of Common Stock (or any other series of common stock of the Corporation) pursuant to subsections 2.4.1 or 2.4.2 of this Article IV, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such series of Common Stock that were to be issued upon such conversion, exchange, or exercise would have received had such shares been outstanding on such Conversion Date.

      The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion or exchange of a series of Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

     2.4.6  Notice and Other Provisions.

(a)	If the Corporation consummates a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Date, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange, or exercise of any convertible or exchangeable securities, options, or warrants and the range of conversion, exchange, or exercise prices thereof, and (z) if the Group is not APOL, the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in subsection 2.4.1 of this Article IV it has determined to take, and upon making that announcement, that determination shall be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date, or Conversion Date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

(i)	if the Corporation has determined to pay a special dividend, (1) the record date for such dividend, (2) the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition, and (4) the type of property to be paid in such dividend and the approximate per share amount thereof;

(ii)	if the Corporation has determined to undertake a redemption, the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), the Net Proceeds of such Disposition, the type of property to be paid as a redemption price and the approximate per share amount thereof, if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities, or other property to be paid by the Corporation in such redemption; and

(iii)	if the Corporation has determined to undertake a conversion, the Conversion Date (which cannot be more than 85 Trading Days after such Disposition Date), the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock, and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

(b)	If the Corporation has determined to complete any conversion described in any subsection other than subsection 2.4.1 of this Article IV, except as otherwise provided by subsection 2.4.4 of this Article IV, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the Conversion Date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (i) the Conversion Date and the other terms of the conversion and (ii) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

(c)	Neither the failure to mail any notice required by this subsection 2.4.6 or any other provision of this Article IV to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

(d)	If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to paragraphs 1(b) and 2(b) of subsection 2.4.1 of this Article IV, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

(e)	Except as otherwise provided by subsection 2.4.4 of this Article IV, no holder of shares of a series of Common Stock being redeemed or converted shall be entitled to receive any cash, securities, or other property to be distributed in such redemption or conversion until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation’s receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities, or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

(f)	The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any redemption, dividend, conversion, or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such redemption, dividend, conversion, or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

(g)	From and after the date set for any redemption or conversion contemplated by this section 2.4, all rights of a holder of shares of Common Stock being redeemed or converted shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities, or other property for which such shares were redeemed or converted, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

(h)	The Corporation shall pay any and all documentary, stamp, or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any redemption or conversion contemplated by this section 2.4; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

(i)	The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption, or conversion contemplated by this section 2.4 as the Board of Directors may determine to be appropriate under the circumstances.

  2.5  Certain Determinations by the Board Of Directors.

      In addition to the determinations to be made by the Board of Directors as provided by sections 1 and 3 of this Article IV, the Board of Directors shall, subject to subsections 2.7.2, 2.7.13 and 2.7.27 of this Article IV, make such determinations with respect to the assets and liabilities to be attributed to the Groups and the items of income and expense to be attributed to the Groups. Additionally, the Board of Directors shall devise cash management and other allocation policies pertaining to the administration of the Groups and policies relating to the allocation of business opportunities among the Groups. Any such determinations and policies may at any time, at the sole discretion of the Board of Directors, be modified, rescinded, or supplemented. A record of any such determination shall be filed with the records of the actions of the Board of Directors, provided that the failure to so file such record shall not invalidate any such determination made by the Board of Directors.

      Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this subsection 2.5 or otherwise in furtherance of the application of this section 2 of Article IV shall be final and binding on all shareholders.

2.6	Adjustments to Number of Shares Issuable with Respect to APOL’s Retained Interest in Any Group.

      Except as may otherwise be specified by the Board of Directors with respect to Common Stock relating to a Group other than the University of Phoenix Online, the Number of Shares Issuable with Respect to APOL’s Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

(a)	adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassification, or otherwise) or combinations (by reverse stock split, reclassification, or otherwise) of shares of such series of Common Stock, or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

(b)	decreased by, if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to APOL, the number of shares of such series of Common Stock so issued, and if the Board of Directors re-allocates to APOL any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock that relates to such Group (as required pursuant to clause (ii) of the proviso to the definition of APOL in paragraph (c) of subsection 2.7.2 of this Article IV or in return for a decrease in the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation; and

(c)	increased by, if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to APOL, the number of shares of such series of Common Stock so repurchased and if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to APOL in return for an increase in the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets, divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation.

      Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to APOL’s Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to APOL or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to APOL the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of APOL Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to APOL.

  2.7  Certain Definitions.

      As used in this section 2 of this Article IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this subsection 2.7, a “contribution” or “transfer” of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group (as opposed to an actual transfer, assignment, contribution, or comparable transaction) and correlative phrases shall have correlative meanings.

      2.7.1  All or Substantially All of the Assets means, with respect to any Disposition by a Group, a portion of assets that represents at least 80% of the Fair Value (determined as of the Disposition Date ) of the assets of such Group. For this purpose, in the case of APOL, the assets of APOL shall be deemed to include any proportionate interest in any Group (other than APOL) owned by APOL.

      2.7.2  APOL means:

(a)	all of the businesses, assets, and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than APOL;

(b)	the rights and obligations of APOL under any inter-Group debt deemed to be owed to or by APOL (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); and

(c)	a proportionate interest in any Group other than APOL (after giving effect to any options, Preferred Stock, other securities, or debt issued or incurred by the Corporation and attributed to any Group other than APOL) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets, or securities to holders of shares of a series of Common Stock other than APOL Common Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by subsection 2.4.1 of this Article IV, then the Board of Directors shall re-allocate from such Group to APOL cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets, or securities so transferred, multiplied by the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

      2.7.3  Applicable Mandatory Conversion Percentage:

(a)	means, in the context of a conversion of shares of Class A APOL Common Stock or University of Phoenix Online Common Stock pursuant to subsection 2.4.1 of this Article IV , 110%; provided, however, that if either (i) the Disposition Date is on or after the second anniversary of the Issuance Date with respect to University of Phoenix Online Common Stock or (ii) the Conversion Date follows a Tax Event, the Applicable Mandatory Conversion Percentage shall be 100%; and

(b)	means, in the context of a conversion of shares of a series of Common Stock that relates to any Group other than APOL or University of Phoenix Online pursuant to subsection 2.4.1 of this Article IV, the percentage fixed by the Board of Directors with respect to such series at any time preceding the first date of issuance of shares of such series of Common Stock.

      Notwithstanding the foregoing, in the event that there shall be a series of Common Stock outstanding other than APOL Common Stock and University of Phoenix Online Common Stock and the Applicable Mandatory Conversion Percentage with respect to Common Stock of such series shall be different from that with respect to APOL Common Stock, University of Phoenix Online Common Stock, or any other series of Common Stock, the Board of Directors shall be authorized to modify the Applicable Mandatory Conversion Percentage with respect to all series of Common Stock so that the Applicable Mandatory Conversion Percentage is identical with respect to all Common Stock; provided, however, that in no event shall the Applicable Mandatory Conversion Percentage with respect to any series of Common Stock be lesser than that applicable immediately preceding such modification.

      2.7.4  Applicable Optional Conversion Percentage:

(a)	means, in the context of a conversion of shares of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV, the percentage set forth in the table below:

Applicable Optional
If the Conversion Date Falls	Conversion Percentage
During the Period Indicated Below	Specified for such Period

First Year	125%

Second Year	120%

Third Year	115%

Fourth Year and Thereafter	110%

For purposes of the foregoing chart, (i) the first “Year” is the period from and including the Issuance Date with respect to University of Phoenix Online Common Stock to but excluding the first anniversary of such Issuance Date and (ii) each subsequent “Year” is the period from and including the day after the end of the prior Year to but excluding the anniversary of such day.

However, if for any consecutive 20 Trading Day period, the Market Capitalization of University of Phoenix Online Common Stock equals or exceeds 60% of the Market Capitalization of Class A APOL Common Stock, the Applicable Optional Conversion Percentage in the context of a conversion of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV shall be 100%. Additionally if a Tax Event occurs prior to the Conversion Date, the Applicable Optional Conversion Percentage in the context of a conversion of University of Phoenix Online Common Stock pursuant to subsection 2.4.2 of this Article IV, shall be 100% irrespective of the Conversion Date; and

(b)	means, in the context of a conversion of shares of a series of Common Stock that relates to any Group other than APOL and University of Phoenix Online pursuant to subsection 2.4.2 of this Article IV, the percentage fixed by the Board of Directors with respect to such series at any time preceding the first date of issuance of shares of such series of Common Stock.

      Notwithstanding the foregoing, in the event that there shall be a series of Common Stock outstanding other than APOL Common Stock and University of Phoenix Online Common Stock and the Applicable Optional Conversion Percentage with respect to Common Stock of such series shall be different from that with respect to University of Phoenix Online Common Stock, or any other series of Common Stock, the Board of Directors shall be authorized to modify the Applicable Optional Conversion Percentage with respect to all series of Common Stock so that the Applicable Optional Conversion Percentage is identical with respect to all series of Common Stock; provided, however, that in no event shall the Applicable Optional Conversion Percentage with respect to any series of Common Stock be lesser than that applicable immediately preceding such modification.

      2.7.5  Available Dividend Amount

(a)	means for APOL, on any day on which dividends are paid on shares of APOL Common Stock, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of APOL Common Stock under Arizona law if on such day (i) APOL and each other Group were a single, separate Arizona corporation, (ii) APOL had outstanding (A) a number of shares of common stock equal to the number of shares of APOL Common Stock that are then outstanding, and (B) a number of shares of Preferred Stock equal to the number of shares of Preferred Stock that have been attributed to APOL and are then outstanding, (iii) the assumptions about each Group that is not APOL set forth in the next paragraph were true, and (iv) APOL owned a number of shares of each series of Common Stock (other than APOL Common Stock) equal to the Number of Shares Issuable with Respect to APOL’s Retained Interest in each Group to which each such series of Common Stock relates; and

(b)	means for any Group other than APOL, on any day on which dividends are paid on shares of one or more series of Common Stock relating to such Group, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Arizona law if on such day such Group were a single, separate Arizona corporation having outstanding (i) a number of shares of common stock equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group and (ii) a number of shares of Preferred Stock equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

      2.7.6  Conversion Date means the date fixed by the Board of Directors as the effective date for the conversion of shares of Common Stock attributable to one Group into shares of Common Stock attributable to another Group, as shall be set forth in the notice to holders of the shares such Group that is being converted, and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Group, required pursuant to subsection 2.4.5 of this Article IV.

      2.7.7  Convertible Securities means any securities of the Corporation or of any subsidiary thereof, including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any series of Common Stock, whether convertible, exchangeable, or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

      2.7.8  Disposition means a sale, transfer, assignment, or other disposition (whether by merger, consolidation, sale, contribution of assets or stock, or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities in one transaction or a series of related transactions.

      2.7.9  Disposition Date means, with respect to any Disposition, the date of consummation of such Disposition.

      2.7.10  Effective Date means the date on which these Amended and Restated Articles of Incorporation are first filed with the Arizona Corporation Commission.

      2.7.11  Exempt Disposition means any of the following:

(a)	a Disposition in connection with the liquidation, dissolution, or winding-up of the Corporation and the distribution of assets to shareholders;

(b)	a Disposition to any person or entity controlled by the Corporation, as determined by the Board of Directors;

(c)	a Disposition in connection with a Related Business Transaction;

(d)	a dividend, out of any Group’s assets, to holders of the related series of Common Stock (and a re-allocation of a corresponding amount of such Group’s assets to APOL as required pursuant to clause (ii) of the proviso to the definition of APOL in paragraph (c) of subsection 2.7.2) ;

(e)	a dividend, out of APOL’s assets, to holders of APOL Common Stock;

(f)	a Disposition by any Group other than APOL or University of Phoenix Online that is designated to be an “Exempt Disposition” by the Board of Directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group; and

(g)	any other Disposition, if (i) at the time of the Disposition there are no shares of any series of Common Stock outstanding other than the series of Common Stock relating to the Group that consummated such Disposition or (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding.

      2.7.12  Fair Value means:

(a)	in the case of cash, the amount thereof;

(b)	in the case of securities of a class that is publicly traded, the Market Value thereof (if such value can be determined); and

(c)	in the case of a security that is not publicly traded (or for which such value cannot be determined) or in the case of property other than cash and securities, an amount determined in good faith by the Board of Directors.

      2.7.13  Group initially means APOL or University of Phoenix Online; provided that if the Board of Directors authorizes the issuance of shares of a class of Common Stock other than APOL Common Stock or University of Phoenix Online Common Stock, the Board of Directors shall designate the assets and liabilities of the Corporation to which such series of Common Stock relates, which assets and liabilities shall be an additional “Group” for all purposes of this Article IV.

      2.7.14  Group Subsidiaries means one or more wholly-owned subsidiaries of the Corporation.

      2.7.15  Issuance Date means, with respect to Common Stock relating to a Group, the date of the first issuance of shares of such Common Stock.

      2.7.16  Market Capitalization means with respect to any series of Common Stock on any Trading Day the product of (a) the Market Value of one share of such series on such day multiplied by (b) the aggregate number of shares of such series outstanding on such day.

      2.7.17  Market Value means, with respect to a share of any class or series of capital stock of the Corporation on any day, the average of the high and low reported sales prices of such share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case, as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the “Market Value” of a share of capital stock on any day prior to any “ex-dividend” date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(b) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the “Market Value” of any share of capital stock on any day prior to (a) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (b) any “ex-dividend” date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

      2.7.18  Net Proceeds means, with respect to a Disposition of All or Substantially All of the Assets of a Group, the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all shareholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend, redemption, or conversion, (c) any transaction costs, including, without limitation, any legal, investment banking, and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations that are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments, and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

      2.7.19  Number of Shares Issuable with Respect to APOL’s Retained Interest means, initially, the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of APOL in respect of its retained interest in such Group, as authorized by section 2; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by subsection 2.6 of this Article IV.

      2.7.20  Outstanding Interest Fraction means (a) with respect to APOL at any time of determination, 1 and (b) with respect to any other Group, at any time of determination, a fraction, expressed as a percentage, the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group.

      2.7.21  Publicly Traded means, with respect to any security, a security (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law) and (b) listed for trading on the New York Stock Exchange or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law) that is the successor to such exchange or quoted in the National Association of Securities Dealers Automation Quotation System (or any successor system).

      2.7.22  Related Business Transaction means any Disposition of All or Substantially All of the Assets of a Group that results in the receipt, in exchange therefor, of primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities, or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that (a) acquires such properties, assets, or stock or securities or succeeds (by merger, formation of a joint venture, or otherwise) to the business conducted with such assets or controls such acquiror or successor and (b) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

      2.7.23  Retained Interest Amount means:

(a)	with respect to APOL, at any time of determination, 1; and

(b)	with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group and the denominator of which shall be the number of shares of the series of Common Stock relating to such Group outstanding at such time.

      2.7.24  Retained Interest Fraction means:

(a)	with respect to APOL, at any time of determination, 1; and

(b)	with respect to any Group that is not APOL, at any time of determination, a fraction, expressed as a percentage, the numerator of which shall be the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding and the Number of Shares Issuable with Respect to APOL’s Retained Interest in such Group at such time.

      2.7.25  Tax Event

(a)	means in the context of a conversion of shares of University of Phoenix Online Common Stock or Class A APOL Common Stock, except as otherwise provided by the Board of Directors with respect to Class A APOL Common Stock at any time at which there shall be outstanding a series of Common Stock other than APOL Common Stock and University of Phoenix Online Common Stock, the receipt by the Corporation of an opinion of the tax advisor of the Corporation’s choice experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (i) the Corporation, its subsidiaries or affiliates, or any of its successors or its shareholders is or, at any time in the future, will be subject to tax upon the issuance of shares of University of Phoenix Online Common Stock or Class A APOL Common Stock or (ii) either University of Phoenix Online Common Stock or Class A APOL Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, the tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor shall render an opinion only in the event of enactment; and

(b)	means in the context of a conversion of shares of Common Stock relating to a Group other than University of Phoenix Online Common Stock or APOL, the receipt by the Corporation of an opinion of the tax advisor of the Corporation’s choice experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes, (i) the Corporation, its subsidiaries or affiliates, or any of its successors or its shareholders is or, at any time in the future, will be subject to tax upon the issuance of shares of Common Stock of such Group or Class A APOL Common Stock or (ii) shares of Common Stock of such Group or Class A APOL Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, the tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor shall render an opinion only in the event of enactment.

      2.7.26  Trading Day means each weekday other than any day on which the relevant series of Common Stock of the Corporation is not traded on any national securities exchange or quoted in the Nasdaq National Market or in the over-the-counter market.

      2.7.27  University of Phoenix Online means:

(a)	all of the businesses, assets, and liabilities of the Corporation and its subsidiaries that the Board of Directors has, at any time, attributed to University of Phoenix Online in accordance with policies established by the Board of Directors; and

(b)	the rights and obligations of University of Phoenix Online under any inter-Group debt deemed to be owed to or by University of Phoenix Online (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors);

provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets, or securities to holders of shares of University of Phoenix Online Common Stock as a dividend or other distribution on shares of University of Phoenix Online Common Stock (other than a dividend or distribution payable in shares of University of Phoenix Online Common Stock), or as payment in a redemption required by section 2.4 of this Article IV, then the Board of Directors shall re-allocate from University of Phoenix Online to APOL cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets, or securities so transferred, multiplied by the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

  2.8  Effectiveness of Sections.

      The provisions of subsections 2.4.1, 2.4.2, 2.4.3, 2.4.5 and sections 2.5 and 2.6 of this Article IV shall apply only when there are shares of Common Stock outstanding in addition to APOL Common Stock.

  2.9  Preemptive and Subscription Rights.

      Holders of Common Stock are not entitled to any preemptive or subscription rights with respect to their shares of Common Stock.

3.  Preferred Stock.

      Upon any issuance of any shares of Preferred Stock of any class or series after the Effective Date, the Board of Directors shall attribute for purposes of this Article IV the shares so issued entirely to one Group or partly to two or more Groups in such proportion as the Board of Directors shall determine and, further, in the case of the issuance of shares of Preferred Stock that are convertible into or exchangeable or exercisable for Common Stock other than APOL Common Stock, if at the time such shares of Preferred Stock are issued the Number of Shares Issuable with Respect to APOL’s Retained Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all, or none) of such shares of Preferred Stock shall reduce the Number of Shares Issuable with Respect to APOL’s Retained Interest, taking into consideration the use of the proceeds of such issuance of shares of

Preferred Stock in the business of each relevant Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof. Notwithstanding any such attribution of shares of Preferred Stock to any Group, any dividends or distributions or other payments which may be made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional, or other rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Group to which such properties or assets are attributed in accordance with subsections 2.7.2, 2.7.13, or 2.7.27 of this Article IV, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional, or other rights of a class or series of Preferred Stock. No class or series of Preferred Stock shall be entitled to vote on any matter unless also authorized by the holders of at least 80% of the issued and outstanding Class B APOL Common Stock.

ARTICLE V

BOARD OF DIRECTORS

      The business and affairs of the corporation shall be conducted by a Board of Directors.

1.  Number Of Directors.

      The number of directors of the corporation shall be not less than nine (9) nor more than (15) members, as established from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three (3) groups, with each group having at least three (3) directors and each group containing as equal a number of directors as possible. The term of office of the directors in the first group shall expire at the first annual meeting of shareholders entitled to vote on the election of directors (“Annual Meeting”) following their election, the term of office of the directors in the second group shall expire at the second Annual Meeting following their election, and the term of office of the directors of the third group shall expire at the third Annual Meeting following their election, and in each case until their successors shall be elected and qualified or until such director’s earlier resignation, removal from office, death, or disability. In the case of any increase in the number of directors, the additional directors shall be classified so that all classes of directors shall be increased equally, as nearly as may be possible. In the case of any decrease in the number of directors, all classes of directors shall be decreased equally, as nearly as may be possible.

2.  Vacancies.

      Vacancies on the Board of Directors, whether created by an increase in the number of directors, or by death, disability, resignation, or removal, shall be filled by a vote of a majority of directors then remaining in office at a regular meeting, or a special meeting called for such purpose. Each director so chosen shall hold office until the next Annual Meeting and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation, or removal.

3.  Removal.

      A director may be removed by the shareholders only for cause at a special meeting of such shareholders, called for such purpose in conformity with the Corporation’s Bylaws, and only by an affirmative vote of the holders of two-thirds (2/3) of the voting power of all the shares entitled to vote at such meeting.

4.  Nomination Of Directors.

      Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 and not more than 120 days in advance of the scheduled annual meeting, regardless of postponements, adjournments or deferrals of that meeting to a later date; provided, however, that if less than 70 days notice or public disclosure of the date of the scheduled annual meeting is given or made, the shareholder’s notice, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Notice from any shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares of stock of the corporation owned beneficially or of record by such shareholder and the nominee or nominees) and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure and no person shall be elected as a Director pursuant to a nomination by a shareholder unless nominated in accordance with the procedures set forth herein.

      A majority of the Board of Directors may reject any nomination by a shareholder not timely made in accordance with the terms of this Article V. If a majority of the Board of Directors determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Article V in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time as a majority of the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Article V in any material respect, then a majority of the Board of Directors may reject such shareholder’s nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his, her, or its nomination has been made in accordance with the time and information requirements of this Article V. Notwithstanding the procedures set forth in this paragraph, if a majority of the Board of Directors does not make a determination as to the validity of any nomination by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Article V. If such presiding officer shall so declare at the annual meeting that any such nomination is defective, the defective nomination shall be disregarded.

ARTICLE VI

QUORUM

      A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors shall consist of one-third (  1/3) of those then in office.

ARTICLE VII

LIMITATION ON LIABILITY OF DIRECTORS

      A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

(a)	any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)	acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	authorizing the unlawful payment of a dividend or other distribution on the Corporation’s capital stock or the unlawful purchase of its capital stock;

(d)	any transaction from which the director derived an improper personal benefit; or

(e)	a violation of Arizona Revised Statutes Section 10-041.

      Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF ARTICLES OF INCORPORATION

      The Corporation reserves the right to alter or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Arizona and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (  2/3) of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter or repeal, or adopt any provision inconsistent with Articles V and VI or this Article VIII of these Articles of Incorporation.

      IN WITNESS WHEREOF, Apollo Group, Inc. has caused its corporate seal to be hereunto affixed and these Articles of Incorporation to be signed by Todd S. Nelson, its President, this   day of             , 2000.

APOLLO GROUP, INC.

Todd S. Nelson
President

ANNEX C

APOLLO GROUP, INC.

2000 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE

      1.1  GENERAL. The purpose of the Apollo Group, Inc. 2000 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Apollo Group, Inc. (the “Company”) by linking the personal interests of its directors, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE

      2.1  EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Within 12 months of the Effective Date, the Plan must be approved by the Company’s shareholders. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws or by action of the unanimous written consent of the Company’s shareholders. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

      3.1  DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the employee, consultant, or advisor (i) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) engages in willful misconduct or gross negligence that is materially injurious to the Company or a Subsidiary; (iii) breaches his duty of loyalty to the Company or a Subsidiary; (iv) unauthorized removal from the premises of the Company or a Subsidiary of a document (of any media or form) relating to the Company or a Subsidiary or the customers of the Company or a Subsidiary; or (v) has committed a felony or a serious crime involving moral turpitude.

(e) “Change of Control of APOL” means and includes each of the following (except as otherwise provided in an Award Agreement):

(1) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or interests of the surviving entity immediately after the merger;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of the Company;

(3) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

(4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Class A APOL common stock; or

(5) during any two-year period, individuals who at the beginning of the period do not constitute a majority of the Board at the end of such period, unless the appointment or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(f) “Change of Control of University of Phoenix Online” means and includes each of the following (except as otherwise provided in an Award Agreement):

(1) any event that constitutes a Change of Control of APOL;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of University of Phoenix Online; or

(3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of University of Phoenix Online common stock, or (C) APOL. For purposes of clause (3), in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the “Number of Shares Issuable with Respect to APOL’s Retained Interest” in University of Phoenix Online (as defined in the Company’s amended and restated articles of incorporation) shall be deemed outstanding common stock of University of Phoenix Online.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder that in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on The Nasdaq National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(p) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Participant” means a person who, as a director, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

(r) “Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(s) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flows, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(t) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(u) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(v) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain Performance Goals established by the Committee.

(w) “Plan” means the Apollo Group, Inc. 2000 Stock Incentive Plan, as amended.

(x) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(y) “Stock” means either Class A APOL common stock or University of Phoenix Online common stock, and such other securities of the Company that may be substituted for such Class A APOL common stock or University of Phoenix Online common stock, respectively, pursuant to Article 13.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(aa) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4

ADMINISTRATION

      4.1  COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

      4.2  ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3  AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine whether the Shares of Stock subject to an Award will be Class A APOL common stock or University of Phoenix Online common stock.

(e) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(f) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4  DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1  NUMBER OF SHARES. Subject to adjustment as provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be fourteen million (14,000,000). Of this aggregate amount, five million (5,000,000) shares shall be shares of Class A APOL common stock and nine million (9,000,000) shares shall be shares of University of Phoenix Online common stock.

      5.2  LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

      5.3  STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4  LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 13.1, the maximum aggregate number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company’s fiscal year shall be two million (2,000,000). Of this aggregate amount, the maximum shares of Class A APOL common stock granted shall be one million (1,000,000), and the maximum shares of University of Phoenix Online common stock granted shall be one million (1,000,000).

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

      6.1  ELIGIBILITY.

      (a)  GENERAL. Persons eligible to participate in this Plan include all directors, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

      (b)  FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

      6.2  ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

      7.1  GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than

Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than Fair Market Value on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2  INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances.

(1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

      8.1  GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

      9.1  GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      9.2  RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      9.3  OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

      10.1  GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      10.2  ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      10.3  FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4  CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

      11.1  PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

      11.2  APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      11.3  DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/ or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

      11.4  PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      11.5  MAXIMUM AWARD PAYABLE. The aggregate maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is two million (2,000,000) shares of Stock. Of this aggregate amount, up to one million (1,000,000) shares of Class A APOL common stock, and up to one million (1,000,000) shares of University of Phoenix Online common stock may be payable as Performance-Based Awards. In the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying one million (1,000,000) by the Fair Market Value of one share of the applicable Stock as of the date of grant of the Performance-Based Award.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

      12.1  STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      12.2  EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      12.3  TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      12.4  FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      12.5  LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      12.6  BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the

Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      12.7  STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

      12.8  ACCELERATION UPON A CHANGE OF CONTROL.

(a) APOL AWARDS. If a Change of Control of APOL occurs, all outstanding Options, Stock Appreciation Rights, and other Awards that relate to the grant of APOL stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of APOL stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(b) UOP ONLINE AWARDS. If a Change of Control of University of Phoenix Online occurs, all outstanding Options, Stock Appreciation Rights, and other Awards that relate to the grant of University of Phoenix Online stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of University of Phoenix Online stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

      13.1  GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split up, combination of shares, merger or consolidation, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company, the Board, in its discretion, shall have the authority to substitute for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

      14.1  AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      14.2  AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

      15.1  NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      15.2  NO SHAREHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      15.3  WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from the Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Participant’s applicable federal, state, local and foreign income and employment tax withholding obligations.

      15.4  NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

      15.5  UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      15.6  INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      15.7  RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      15.8  EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      15.9  TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      15.10  FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      15.11  SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      15.12  GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      15.13  GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

ANNEX D

APOLLO GROUP, INC.

AMENDED AND RESTATED

1994 EMPLOYEE STOCK PURCHASE PLAN

      1.  Purpose. The purpose of this 1994 Employee Stock Purchase Plan (the “Plan”) of Apollo Group, Inc. (the “Company”) is to encourage stock ownership by employees of the Company and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan, which is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

      2.  Definitions. For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cash Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding cash contributions pending investment in Stock.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

(d) “Custodian” means Salomon Smith Barney Inc., or such successor thereto as may be appointed by the Board.

(e) “Earnings” means that portion of a Participant’s salary or wages which is designated as “regular pay” under the payroll system of the Company and its Subsidiaries and received by a Participant for services rendered during a specified pay period during which time the Participant participated in the Plan.

(f) “Enrollment Date” means the first business day of each Offering Period.

(g) “Fair Market Value” means the closing sale price of Stock reported in the table entitled “Nasdaq National Market Issues” or any successor table in the Wall Street Journal (or, if Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade.

(h) “Offering Period” means the three-month period beginning on January 1, April 1, July 1, or October 1 of each year, with the first Offering Period to begin on the first such date after the Company’s Stock is publicly traded on the Nasdaq National Market or a national securities exchange.

(i) “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.

(j) “Purchase Date” means the fifth business day after the end of each Offering Period.

(k) “Purchase Right” means a Participant’s option to purchase shares which is deemed to be outstanding during an Offering Period. A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

(l) “Stock” means the Company’s Class A APOL common stock (“Class A APOL stock”), no par value per share, and the Company’s University of Phoenix Online common stock (“Phoenix Online stock”), no par value per share, and such other securities as may be substituted or resubstituted for Stock under Section 4.

(m) “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

(n) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3.  Administration.

      (a)  Board Administration. The Plan will be administered by the Board; provided, however, that the Board may delegate any administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references herein to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

      (b)  The Custodian. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock accounts and any other subaccounts as may be necessary or desirable for the administration of the Plan.

      (c)  Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

      (d)  Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including as to a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and will apply uniform rules to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period.

      4.  Stock Subject to Plan. Subject to adjustment as hereinafter provided, the aggregate number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan shall be 5,375,000. Of this aggregate amount, 3,375,000 shares shall be shares of Class A APOL common stock and 2,000,000 shares shall be shares of Phoenix Online stock. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

      5.  Enrollment and Contributions.

      (a)  Eligibility. An employee of the Company or a Subsidiary may be enrolled in the Plan for any Offering Period if such employee was continuously so employed during the 90 days preceding the Enrollment Date, unless one of the following applies to the employee:

(i)	Such person has been employed for less than one year with the Company or a Subsidiary;

(ii)	Such person is a “highly compensated employee” of the Company within the meaning of Section 414(q) of the Code and was a participant in the Apollo Group, Inc. Long-Term Incentive Plan on September 1, 1994;

(iii)	Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary; or

(iv)	Such person is no longer employed by the Company or a Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

Notwithstanding the above, any individual who is employed by the Company or a Subsidiary designated by the Board and who is working outside of the United States shall not be eligible to participate in the Plan if the laws of the country in which the employee is working makes the offer of the Purchase Right or the delivery of Stock under the Plan impractical. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall be effective for any individual who is employed by the Company or a Subsidiary and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

      (b)  Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Enrollment Date) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company’s Human Resources Office a properly completed enrollment form, including thereon the employee’s election as to the rate of payroll contributions for the Offering Period, and the relative amounts of each type of Stock (either Class A APOL stock or Phoenix Online stock) he wishes to purchase, expressed in a percentage. To be effective for any Offering Period, such enrollment form must be filed as least 15 days before the Enrollment Date for the Offering Period.

      (c)  Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in and payroll contributions under the Plan continues throughout an Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a). The rate of payroll contributions and the relative amount of each type of Stock purchased for a Participant who is automatically re-enrolled for an Offering Period will be the same as what was in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contribution or a different percentage amount of each type of Stock he wishes to purchase with payroll contributions.

      (d)  Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, 15 days before the Enrollment Date for the Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent of the Participant’s Earnings for each payroll period ending during an Offering Period, nor more than the greater of (A) 10 percent of the Participant’s year-to-date Earnings, or (B) $3,000 during any full or partial calendar year during which an individual is eligible to participate in the Plan, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate or dollar amount. The foregoing and any election of a Participant notwithstanding, a Participant’s rate payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions. In addition, a Participant may elect to decrease or discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for any payroll period beginning at least 15 days after such filing.

      (e)  Crediting Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Custodian on behalf of the Participant. The Custodian will credit payroll contributions upon receipt by the Custodian from the Company of information, in such form as may be specified by the Custodian, identifying the amount of payroll contribution to be deposited for each Participant. The Company will deposit with the Custodian an amount equal to the aggregate payroll contributions for the Offering Period (not otherwise repaid to Participant under Section 7(b)) on or before the Purchase Date for such Offering Period.

      (f)  No Interest on Cash Accounts. No amounts of interest will be credited or payable by the Company on payroll contributions or by the Custodian on cash balances in Participant’s Cash Accounts pending investment in Stock except to the extent, if any, that the Company or the Custodian, as applicable to its respective role, determines in its sole discretion to pay interest on such payroll contributions or cash balances.

      (g)  Effect of Rehiring. If an individual terminates employment with, or ceases to perform services for, the Company and is later rehired by, or again commences performing services for the Company, the individual will be eligible to participate in the Plan as of the Offering Period next following the date the individual is rehired by or again commences providing services for the Company, if the period that the individual was separated from employment with, or ceased providing services for, the Company is less than one full calendar year. If the period that the individual was separated from employment with, or ceased providing services for, the Company is equal to or greater than one full calendar year, the individual will be eligible to participate in the Plan only after the individual has again satisfied the eligibility requirements set forth in Section 5(a).

      6.  Purchases of Stock.

      (a)  Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

(i)	The Purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

(ii)	Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant’s Cash Account as of the Purchase Date.

(iii)	The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the Enrollment Date for the Offering Period.

(iv)	The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.

(v)	Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)	The Purchase Right will expire on the earlier of the Purchase Date for the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

      (b)  Purchase of Stock. At or as promptly as practicable after the Purchase Date for an Offering Period, amounts credited to each Participant’s Cash Account as of such Purchase Date will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased by the Custodian from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section 4 hereof. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares so purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than 30 days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.

      (c)  Purchase Price. The purchase price of each share of Stock purchased in respect of a Purchase Date will equal 85% of the lesser of (i) the Fair Market Value of a share of Stock on the Enrollment Date or (ii) the Fair Market Value of a share of Stock on the Purchase Date.

      (d)  Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant’s Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants’ Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchase of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board, either (i) in transactions on The Nasdaq National Market System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or other distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Stock Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant’s Stock Account, the Custodian will, if reasonably practicable and at the direction of the Board, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

      (e)  Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant’s Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

      (f)  Excess Account Balances. If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in Section 6(a)(iii), such amounts which resulted from payroll contributions will be returned to the Participant by the Custodian as promptly as practicable.

      7.  Termination and Distributions.

      (a)  Termination of Enrollment. A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a)(i) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the plan terminates may again enroll in the Plan as of any subsequent Enrollment Date that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Enrollment Date. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

      (b)  Distribution. As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. If amounts credited to the Participant’s Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

      8.  General.

      (a)  Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

      (b)  Statements to Participants. The Custodian will reflect payroll contributions, matching allocations (if any), purchases, sales, and withdrawals and transfers of shares of Common Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account (computed to at least three decimal places), and other information.

      (c)  Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

      9.  General Provisions.

      (a)  Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate.

      (b)  Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

      (c)  No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

      (d)  Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. (This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.)

      (e)  Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable.

      (f)  No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the

Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).

      (g)  Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

      (h)  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the plan, and such arrangements may be either applicable generally or only in specific cases.

      (i)  Plan Year. The Plan will operate on a plan year which ends December 31 in each year.

      (j)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

      (k)  Effective Date. The Plan will become effective at such time as the Plan has been approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

Annex E

APOLLO GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

      1.1  Establishment of the Plan. Apollo Group, Inc., an Arizona corporation, hereby establishes the “Apollo Group, Inc. Director Stock Plan” (the “Plan”) for the benefit of its Nonemployee Directors. The Plan sets forth the terms of initial and annual grants of Stock Options to Nonemployee Directors, and such grants are subject to the terms and provisions in this Plan.

      1.2  Purpose of the Plan. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

      1.3  Effective Date. The Plan is effective as of August 5, 1994 (the “Effective Date”). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Arizona General Corporation Law and the Company’s Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

      1.4  Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 or Section 9.4. However, no Award may be granted under the Plan after the tenth anniversary date of the Effective Date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

      2.1  Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Award” means a grant of Nonqualified Stock Options under the Plan.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

(c) “Change in Control of APOL” means and includes each of the following:

(1) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(2) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(3) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a “controlled group of corporations” (as defined in Section 1563 of the Code) in which the Company is a member.

(d) “Change of Control of University of Phoenix Online” means and includes each of the following:

(1) any event that constitutes a Change of Control of APOL;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 80% of the assets of University of Phoenix Online; or

(3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than (A) an employee benefit plan of the Company or any Subsidiary or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, (B) any affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of University of Phoenix Online common stock, or (C) APOL. For purposes of clause (3), in determining whether any person becomes the beneficial owner of 50% or more of University of Phoenix Online common stock, the “Number of Shares Issuable with Respect to APOL’s Retained Interest” in University of Phoenix Online (as defined in the Company’s amended and restated articles of incorporation) shall be deemed outstanding stock of University of Phoenix Online.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee appointed by the Board to administer the Plan.

(g) “Company” means Apollo Group, Inc., an Arizona corporation, or any successor as provided in Section 9.3.

(h) “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3). To the extent permitted pursuant to Section 16 of the Exchange Act, Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

(j) “Fair Market Value” means the closing price for the Shares on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported on The Nasdaq National Market System (or on any national securities exchange on which the Shares are then listed).

(k) “Grant Date” means September 1, 1994 and each anniversary of that date through September 1, 2003.

(l) “Nonemployee Director” means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company and is not a director, officer, or employee of any of the Company’s subsidiaries. Effective for Options granted on or after January 10, 1995, a Non-Employee Director means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company and is not an officer or employee of any of the Company’s subsidiaries.

(m) “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6, that is not intended to be an incentive stock option qualifying under Code Section 422.

(n) “Option” means a Nonqualified Stock Option granted under the Plan.

(o) “Participant” means a Nonemployee Director of the Company who has been granted an Award under the Plan.

(p) “Person” shall have the meaning in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q) “Shares” means shares of the Company’s Class A APOL Stock, and/or the Company’s University of Phoenix Online Common stock (“Phoenix Online Stock”).

      2.2  Gender and Number. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      2.3  Severability. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

      3.1  The Committee. The Plan will be administered by either the Board of Directors or the Committee appointed by the Board, subject to the restrictions set forth in the Plan. If the Board does not appoint a Committee, any reference herein to the Committee shall be to the Board.

      3.2  Administration by the Committee. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions. However, the Committee does not have the power to determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant.

      3.3  Decisions Binding. The Committee’s determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

      4.1  Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares available for grant under the Plan shall be 1,025,000. Of this aggregate amount, 925,000 shares shall be shares of class A APOL common stock and 100,000 shares shall be shares of Phoenix Online Common Stock. The Shares issued pursuant to Options exercised under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

      4.2  Lapsed Awards. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again will be available for grant under the Plan.

      4.3  Adjustments in Authorized Shares. In the event a stock dividend is declared upon the Shares, the Shares then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares of Shares or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split up, combination of shares, merger or consolidation, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, the Board, in its discretion, shall have the authority to substitute for Shares then subject to each Award the number and class of Shares into which each outstanding Share shall be so exchanged, all without any change in the aggregate purchase price for the Shares then subject to each Award. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

      5.1  Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

      5.2  Actual Participation. All eligible Nonemployee Directors will receive grants of Options pursuant to Article 6.

ARTICLE 6

ANNUAL OPTION GRANTS

      6.1  Initial Grant of Options. Immediately following the Company’s initial public offering of shares of the Company’s Class A Common Stock, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 such shares at an exercise price per share that is equal to the initial public offering price. In addition, immediately following the Company’s initial public offering of Phoenix Online Common Stock, each individual who is a Nonemployee Director on such date shall be granted an Option to purchase 10,000 shares of Phoenix Online Stock at an exercise price per share that is equal to the initial public offering price. With the exception of Section 6.4 hereof, the specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.3.

      6.1A  One Time Grant of Options. Each individual who, on January 10, 1995, is both a director of the Company and a director of any subsidiary of the Company shall be granted an Option to purchase 20,000 Shares as of January 10, 1995, at an exercise price equal to the Fair Market Value for the Shares on January 10, 1995.

      6.2  Annual Grant of Options. Each individual who is a Nonemployee Director on the relevant Grant Date shall be granted an Option to purchase 20,250 shares of Class A APOL Common Stock on each September 1 through 2003, subject to the limitation on the number of Shares that may be awarded under this Plan.

      6.3  Option Agreement. Each Option grant will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

      6.4  Option Price. Except as otherwise provided herein, the exercise price per Share under an Option granted pursuant to this Article 6 shall be equal to the Fair Market Value of such Share on the Grant Date (“Option Price”).

      6.5  Duration of Options. Each Option granted under this Article 6 shall expire on the tenth (10th) anniversary date of its grant unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

      6.6  Vesting of Shares Subject to Option. Participants shall be entitled to exercise Options granted under this Article 6 at any time within the time period beginning six (6) months and one day after grant of the Option, and ending ten (10) years after grant of the Option.

      6.7  Payment. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Shares to be exercised, accompanied by full payment for the Shares. The Option Price is payable:

(a) in cash or its equivalent;

(b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or

(c) by a combination of (a) and (b).

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

      6.8  Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.9  Termination of Service on Board of Directors Due to Death or Disability. If a Participant’s service on the Board is terminated by reason of death or Disability, and a portion of the Participant’s Award is not fully vested as of that date, the portion of the Participant’s Award that is exercisable and fully vested will remain exercisable. The portion of the Award that is not fully vested is forfeited and returned to the Company (and shall once again be available for grant under the Plan).

      To the extent an Option is exercisable as of the date of death or Disability, it will remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death or Disability, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant’s legal representative or beneficiary, or by such persons that have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

      6.10  Termination of Service on Board of Directors for Other Reasons. If the Participant’s service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not fully vested as of the date of termination are immediately forfeited to the Company (and shall once again become available for grant under the Plan). To the extent an Option is exercisable as of such date, it will remain exercisable for one (1) year after the date the Participant’s service on the Board terminates.

      6.11  Nontransferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.

CHANGE IN CONTROL

      7.1  APOL AWARDS.  If a Change of Control of APOL occurs, all outstanding Awards that relate to the grant of APOL stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of APOL stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

      7.2  UOP ONLINE AWARDS.  If a Change of Control of University of Phoenix Online occurs, all outstanding Awards that relate to the grant of University of Phoenix Online stock shall become fully exercisable and all restrictions on such outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award that relates to the grant of University of Phoenix Online stock outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 8.

AMENDMENT, MODIFICATION, AND TERMINATION

      8.1  Amendment, Modification, and Termination. Subject to the terms set forth in this Section 8.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months.

      8.2  Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 9.

MISCELLANEOUS

      9.1  Indemnification. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      9.2  Beneficiary Designation. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

      9.3  Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      9.4  Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, at its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

      9.5  Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

ANNEX F

INTRODUCTORY NOTE TO FINANCIAL STATEMENTS

      In order to prepare the separate financial statements of APOL and University of Phoenix Online, we have applied certain cash management and allocation policies. University of Phoenix Online includes the online business division of the University of Phoenix, Inc., our wholly-owned subsidiary. APOL includes the rest of our businesses as well as a retained interest in University of Phoenix Online. Thus, the financial statements of APOL and University of Phoenix Online, taken together, comprise all of the accounts included in our consolidated financial statements. Because APOL currently has a 100% retained interest in University of Phoenix Online, the combined financial statements of APOL reflect a 100% equity interest in University of Phoenix Online in a manner similar to the equity method of accounting.

INDEX TO FINANCIAL STATEMENTS

APOL

Management’s Discussion and Analysis of Financial Condition and Results of Operations of APOL	F-3

Report of Independent Accountants	F-10

Combined Balance Sheets at August 31, 1999, August 31, 1998 and November 30, 1999 (unaudited)	F-11

Combined Statements of Operations for the years ended August 31, 1999 and 1998 and the three months ended November 30, 1999 and 1998 (unaudited)	F-12

Combined Statements of Comprehensive Income for the years ended August 31, 1999 and 1998 and the three months ended November 30, 1999 and 1998 (unaudited)	F-13

Combined Statements of Changes in Group Equity at August 31, 1999, August 31, 1998 and November 30, 1999 (unaudited)	F-14

Combined Statements of Cash Flows for the years ended August 31, 1999 and 1998 and the three months ended November 30, 1999 and 1998 (unaudited)	F-15

Notes to Combined Financial Statements	F-16

UNIVERSITY OF PHOENIX ONLINE

Management’s Discussion and Analysis of Financial Condition and Results of Operations of University of Phoenix Online	F-27

Report of Independent Accountants	F-32

Balance Sheets at August 31, 1999, August 31, 1998 and November 30, 1999 (unaudited)	F-33

Statements of Operations for the years ended August 31, 1999 and 1998 and the three months ended November 30, 1999 and 1998 (unaudited)	F-34

Statements of Cash Flows for the years ended August 31, 1999 and 1998 and the three months ended November 30, 1999 and 1998 (unaudited)	F-35

Notes to Financial Statements	F-36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF APOL

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements relating to future plans, expectations, events, or performance that involve risks and uncertainties. From a financial reporting standpoint, Apollo Group, Inc. has separated its online business division of the University of Phoenix, Inc., called University of Phoenix Online, from the rest of Apollo Group’s other businesses. Apollo Group’s other businesses as well as a retained interest in University of Phoenix Online will be referred to as APOL. APOL’s actual results of operations could differ materially from those anticipated in these forward-looking statements as a result of certain factors. The following discussion should be read in conjunction with APOL’s Combined Financial Statements and notes thereto included elsewhere in this Proxy Statement.

Background and Overview

      In order to prepare separate financial statements for APOL and University of Phoenix Online, Apollo Group established certain corporate expense, income tax, and license allocation policies. These policies are described in “Certain Cash Management and Allocation Policies.” Allocation of services and other matters by Apollo Group between APOL and University of Phoenix Online will be governed by these policies. These policies were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided for under these policies, APOL’s combined financial statements included in this Proxy Statement reflect charges and benefits that would have applied if these policies had been in effect during the periods presented.

      APOL’s tuition and other revenues, net of student discounts, have increased to $429.3 million in the year ended August 31, 1999 from $339.8 million in the year ended August 31, 1998. Average annual degree seeking student enrollments have increased to 68,741 students in the year ended August 31, 1999 from 57,335 in the year ended August 31, 1998. Net income has increased to $59.0 million in the year ended August 31, 1999 from $46.3 million in the year ended August 31, 1998. At August 31, 1999, 74,714 degree seeking students were enrolled in the University of Phoenix, Inc. (“UOP”), Western International University, Inc. (“WIU”), the College for Financial Planning Institutes Corporation (“the College”), and Institute for Professional Development client institutions (“IPD”).

      Tuition and other net revenues are comprised primarily of tuition revenues from students net of discounts. APOL’s educational programs range in length from one-day seminars to degree programs lasting up to four academic years. Long-term degree programs are billed in blocks of time ranging in length from five weeks to three months. Seminars, other shorter term programs, and many of the College’s non-degree programs are usually billed in one installment. Billings occur when the student first attends a session resulting in the recording of a receivable and deferred tuition revenue for the amount billed. The deferred tuition revenue is recognized into income pro rata over the period of instruction. If a student withdraws from a course or program, the unearned portion of the program that the student has paid for is refunded in accordance with APOL’s refund policy.

      Because most of APOL’s educational programs at UOP, IPD, and WIU are billed in short blocks of time ranging from five to six weeks, most deferred tuition revenue at the end of each period will be recognized into income within five to six weeks following the end of that period. Many of the College’s non-degree programs are billed in one installment and will be recognized into income over 4 to 24 months. Any deferred tuition revenue that will not be recognized into income within 12 months is classified as long-term deferred tuition revenue. APOL does not record the unbilled portion of educational programs for existing students because the students are not usually financially obligated for the unbilled portion. A majority of these students do, however, remain in their programs until completion.

      APOL categorizes its expenses as instructional costs and services, selling and promotional, and general and administrative. Instructional costs and services at UOP, WIU, and the College consist primarily of costs related to the delivery and administration of APOL’s educational programs that include faculty compensation, administrative salaries for departments that provide service directly to the students, financial aid processing costs, the costs of educational materials sold, facility leases and other occupancy costs, bad debt expense, and depreciation and amortization of property and equipment. UOP and WIU faculty members are contracted with and paid for one course offering at a time. All classroom facilities are leased or, in some cases, are provided by the students’ employers at no charge to APOL. Instructional costs and services at IPD consist primarily of program administration, student services, and classroom lease expenses. Most of the other instructional costs for IPD-assisted programs, including faculty, financial aid processing, and other administrative salaries, are the responsibility of the IPD client institutions. APOL’s instructional costs and services are reduced by a license fee equal to 4% of University of Phoenix Online’s net revenues which is charged to University of Phoenix Online for the use of curriculum, trademarks and copyrights of Apollo Group and its subsidiaries.

      Selling and promotional costs consist primarily of compensation for enrollment advisors and corporate marketing, advertising costs, production of marketing materials, and other costs related to selling and promotional functions.

      General and administrative costs consist primarily of administrative salaries, occupancy costs, depreciation and amortization, and other related costs for departments such as executive management, information systems, corporate accounting, human resources, and other departments that do not provide direct services to APOL’s students. To the extent possible, APOL centralizes these services to avoid duplication of effort.

      APOL’s and University of Phoenix Online’s results are included in Apollo Group’s consolidated federal income tax return. State income taxes are generally based on the apportioned taxable income or loss of Apollo Group and its subsidiaries.

      In order to prepare separate company financial statements, Apollo Group allocates its consolidated income tax provision between University of Phoenix Online and APOL. University of Phoenix Online’s provision for income taxes is calculated on a separate company basis with the related current and deferred tax assets and liabilities settled through its divisional equity (deficit) account at the end of each period. APOL’s combined provision for income taxes represents Apollo Group’s consolidated provision for income taxes less University of Phoenix Online’s provision for income taxes.

Results of Operations

      The following table sets forth combined income statement data of APOL expressed as a percentage of tuition and other net revenues for the periods indicated:

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	58.6	60.8	59.2	58.7

Selling and promotional	14.9	12.1	15.2	15.3

General and administrative	8.0	8.7	8.5	8.0

	81.5	81.6	82.9	82.0

Income from operations	18.5	18.4	17.1	18.0

Interest income, net	1.2	1.8	1.1	1.3

Income before income taxes and retained interest in University of Phoenix Online	19.7	20.2	18.2	19.3

Less provision for income taxes	7.8	7.9	7.2	7.5

Income before retained interest in University of Phoenix Online	11.9	12.3	11.0	11.8

Net income related to retained interest in University of Phoenix Online	1.8	1.3	2.7	1.6

Net income	13.7%	13.6%	13.7%	13.4%

  Three Months Ended November 30, 1999, Compared with the Three Months Ended November 30, 1998

      Tuition and other net revenues increased by 21.7% to $122.7 million in the three months ended November 30, 1999 from $100.8 million in the three months ended November 30, 1998 due primarily to a 15.4% increase in average degree student enrollments, tuition price increases averaging four to six percent (depending on the geographic area and program), and a higher concentration of enrollments at locations that charge a higher rate per credit hour. Most of APOL’s campuses, which include their respective learning centers, had increases in net revenues and average degree student enrollments from November 30, 1998 to November 30, 1999.

      Instructional costs and services increased by 22.7% to $72.6 million in the three months ended November 30, 1999 from $59.2 million in the three months ended November 30, 1998 due primarily to the direct costs necessary to support the increase in degree student enrollments. Direct costs consist primarily of faculty compensation, related staff salaries at each respective location, classroom lease expenses, and financial aid processing costs. These costs as a percentage of tuition and other net revenues increased to 59.2% in the three months ended November 30, 1999 from 58.7% in the three months ended November 30, 1998 due primarily to the increase in the number of new locations.

      Selling and promotional expenses increased by 21.3% to $18.7 million in the three months ended November 30, 1999 from $15.4 million in the three months ended November 30, 1998 due primarily to additional advertising and marketing. These expenses as a percentage of net revenues decreased to 15.2% in the three months ended November 30, 1999 from 15.3% in the three months ended November 30, 1998.

      General and administrative expenses increased by 29.0% to $10.4 million in the three months ended November 30, 1999 from $8.0 million in the three months ended November 30, 1998 due primarily to increased employee expenses related primarily to information services and depreciation related to the implementation of information support systems. General and administrative expenses as a percentage of tuition and other net revenues increased to 8.5% in the three months ended November 30, 1999 from 8.0% in the three months ended November 30, 1998 due primarily to increased employee expenses related primarily to information services and depreciation related to the implementation of information support systems.

      Costs related to the start-up of new campuses and learning centers are expensed as incurred. These start-up costs are primarily included in instructional costs and services and selling and promotional expenses. Start-up losses totaled approximately $2.5 million and $2.1 million in the three months ended November 30, 1999 and 1998, respectively.

      Net interest income was $1.3 million in the three months ended November 30, 1999 and 1998. Interest expense was less than $50,000 for the three months ended November 30, 1999 and 1998.

      APOL’s effective tax rate increased to 39.6% in the three months ended November 30, 1999 from 39.1% in the three months ended November 30, 1998. The increase is due primarily to the relative impact of tax-exempt interest income and of expenses that are non-deductible for tax purposes.

      Net income related to retained interest in University of Phoenix Online increased by 94.1% to $3.3 million in the three months ended November 30, 1999 from $1.7 million in the three months ended November 30, 1998 primarily due to increased average degree student enrollments at University of Phoenix Online as well as the related increase in their tuition revenues being spread over the fixed costs relating to centralized student services.

      Net income increased to $16.8 million in the three months ended November 30, 1999 from $13.5 million in the three months ended November 30, 1998 due primarily to increased enrollments, increased tuition rates, and improved utilization in instructional costs and services and selling and promotional expenses.

  Year Ended August 31, 1999, Compared with the Year Ended August 31, 1998

      Tuition and other net revenues increased by 26.3% to $429.3 million in 1999 from $339.8 million in 1998 due primarily to a 19.9% increase in average degree student enrollments, tuition price increases averaging four to six percent (depending on the geographic area and program), and a higher concentration of enrollments at locations that charge a higher rate per credit hour. Most of APOL’s campuses, which include their respective learning centers, had increases in net revenues and average degree student enrollments from 1998 to 1999.

      Instructional costs and services increased by 21.6% to $251.4 million in 1999 from $206.8 million in 1998 due primarily to the direct costs necessary to support the increase in average degree student enrollments. Direct costs consist primarily of faculty compensation, related staff salaries at each respective location, classroom lease expenses, and financial aid processing costs. These costs as a percentage of tuition and other net revenues decreased to 58.6% in 1999 from 60.8% in 1998 due primarily to the exclusion of certain enrollment staff salaries and greater tuition and other net revenues being spread over the fixed costs related to centralized student services. As APOL expands into new markets, it may not be able to leverage its existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 55.0% to $63.8 million in 1999 from $41.2 million in 1998 due primarily to the inclusion of certain enrollment staff salaries, additional advertising and marketing related to six new UOP campuses opened during the year. These expenses as a percentage of net revenues increased to 14.9% in 1999 from 12.1% in 1998 due to an increase in the number of campuses opened in new markets in the last two years and the inclusion of certain enrollment staff salaries.

      General and administrative expenses increased by 16.8% to $34.4 million in 1999 from $29.4 million in 1998 due primarily to costs required to support the increased number of campuses and learning centers, increased information services expenditures, and overall increases in general and administrative salaries. General and administrative expenses as a percentage of tuition and other net revenues decreased to 8.0% in

1999 from 8.7% in 1998 due primarily to higher tuition and other net revenues being spread over the fixed costs related to various centralized functions such as information services, corporate accounting, and human resources. APOL may not be able to leverage its costs to the same extent as it faces increased costs related to the development and implementation of new information systems and expansion into additional markets.

      Costs related to the start-up of new campuses and learning centers are expensed as incurred. These start-up costs are primarily included in instructional costs and services and selling and promotional expenses. Start-up losses totaled approximately $9.0 million and $7.2 million in 1999 and 1998, respectively.

      Net interest income was $5.2 million and $6.1 million in 1999 and 1998, respectively. Net interest income decreased in 1999 due primarily to lower average cash balances as a result of stock repurchases and lower interest rates in effect during 1999. Interest expense was $57,000 and $119,000 in 1999 and 1998, respectively.

      APOL’s effective tax rate increased to 39.7% in 1999 from 39.2% in 1998. The increase is due primarily to the relative impact of tax-exempt interest income and of expenses that are non-deductible for tax purposes.

      Net income related to retained interest in University of Phoenix Online increased by 69.6% to $7.8 million in 1999 from $4.6 million in 1998 primarily due to increased average degree student enrollments at University of Phoenix Online as well as the related increase in their tuition revenues being spread over the fixed costs relating to centralized student services.

      Net income increased to $59.0 million in 1999 from $46.3 million in 1998 due primarily to increased enrollments, increased tuition rates, and improved utilization in instructional costs and services and general and administrative expenses.

Seasonality in Results of Operations

      APOL experiences seasonality in its results of operations primarily as a result of changes in the level of student enrollments. While APOL enrolls students throughout the year, second quarter (December to February) average enrollments and related revenues generally are lower than other quarters due to the holiday breaks in December and January. Second quarter costs and expenses historically increase as a percentage of tuition and other net revenues as a result of certain fixed costs not significantly affected by the seasonal second quarter declines in net revenues.

      APOL experiences a seasonal increase in new enrollments in August of each year when most other colleges and universities begin their fall semesters. As a result, instructional costs and services and selling and promotional expenses historically increase as a percentage of tuition and other net revenues in the fourth quarter due to increased costs in preparation for the August peak enrollments.

      APOL anticipates that these seasonal trends in the second and fourth quarters will continue in the future.

Quarterly Results of Operations

      The following table sets forth selected unaudited quarterly financial information for each of APOL’s last eight quarters. APOL believes that this information includes all normal recurring adjustments necessary for a fair presentation of such quarterly information when read in conjunction with the combined financial statements in this Proxy Statement. The operating results for any quarter are not necessarily indicative of the results for any future period.

	Quarter Ended

	FY 2000	FY 1999				FY 1998

	Nov. 30,	Aug. 31,	May 31,	Feb. 28,	Nov. 30,	Aug. 31,	May 31,	Feb. 28,
		1999	1999	1999	1998	1998	1998	1998

(In thousands)

Revenues:

Tuition and other, net	$122,701	$116,353	$118,803	$93,305	$100,803	$93,338	$93,011	$74,738

Costs and expenses:

Instructional costs and services	72,576	67,168	68,002	57,104	59,160	56,539	54,402	48,740

Selling and promotional	18,697	16,531	16,258	15,629	15,409	13,419	9,795	8,999

General and administrative	10,385	9,485	8,929	7,920	8,048	7,117	7,538	7,161

	101,658	93,184	93,189	80,653	82,617	77,075	71,735	64,900

Income from operations	21,043	23,169	25,614	12,652	18,186	16,263	21,276	9,838

Interest income, net	1,317	1,290	1,352	1,275	1,312	1,841	1,560	1,363

Income before income taxes and retained interest in University of Phoenix Online	22,360	24,459	26,966	13,927	19,498	18,104	22,836	11,201

Provision for income taxes	8,855	9,600	10,845	5,591	7,618	6,914	9,019	4,420

Income before retained interest in University of Phoenix Online	13,505	14,859	16,121	8,336	11,880	11,190	13,817	6,781

Net income related to retained interest in University of Phoenix Online	3,322	1,493	2,839	1,819	1,658	1,246	1,705	949

Net income	$16,827	$16,352	$18,960	$10,155	$13,538	$12,436	$15,522	$7,730

As a percentage of tuition and other net revenues:

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	59.2	57.7	57.2	61.2	58.7	60.6	58.5	65.2

Selling and promotional	15.2	14.2	13.7	16.8	15.3	14.4	10.5	12.0

General and administrative	8.5	8.2	7.5	8.5	8.0	7.6	8.1	9.6

	82.9	80.1	78.4	86.5	82.0	82.6	77.1	86.8

Income from operations	17.1	19.9	21.6	13.5	18.0	17.4	22.9	13.2

Interest income, net	1.1	1.1	1.1	1.4	1.3	2.0	1.7	1.8

Income before income taxes and retained interest in University of Phoenix Online	18.2	21.0	22.7	14.9	19.3	19.4	24.6	15.0

Provision for income taxes	7.2	8.2	9.1	6.0	7.5	7.4	9.7	5.9

Income before retained interest in University of Phoenix Online	11.0	12.8	13.6	8.9	11.8	12.0	14.9	9.1

Net income related to retained interest in University of Phoenix Online	2.7	1.3	2.4	2.0	1.6	1.3	1.8	1.2

Net income	13.7%	14.1%	16.0%	10.9%	13.4%	13.3%	16.7%	10.3%

Liquidity and Capital Resources

      Net cash provided by operating activities increased to $30.7 million in the three months ended November 30, 1999 from $16.8 million in the three months ended November 30, 1998. The increase resulted primarily from increased net income and increased non-cash charges for depreciation and amortization and a larger increase in accounts payable and accrued liabilities.

      Net cash provided by operating activities increased to $69.4 million in the year ended August 31, 1999 from $51.4 million in the year ended August 31, 1998. The increase resulted primarily from increased net income and increased non-cash charges for depreciation and amortization and a smaller increase in accounts receivable offset by a decrease in accounts payable and accrued liabilities.

      Capital expenditures decreased to $8.2 million in the three months ended November 30, 1999 from $11.6 million in the three months ended November 30, 1998 primarily due to the timing of expenditures related to software development and leasehold improvements. Total purchases of property and equipment for the year ended August 31, 2000, are expected to range from $35.0 to $38.0 million. These expenditures will primarily be related to new campuses and learning centers, the continued expansion of computer labs designed to support the Information Technology programs, and increases in normal recurring capital expenditures due to the overall increase in student and employee levels resulting from the growth in the business.

      Capital expenditures increased to $42.2 million in the year ended August 31, 1999 from $30.0 million in the year ended August 31, 1998 primarily due to an increase in expenditures related to software development and leasehold improvements. During 1998, APOL used $19.4 million of cash for its acquisition of the assets and related business operations of the College for Financial Planning and $10.8 million for its investment in a joint venture.

Impact of Inflation

      Inflation has not had a significant impact on APOL’s historical operations.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Apollo Group, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of comprehensive income, of changes in group equity and of cash flows present fairly, in all material respects, the financial position of APOL at August 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Apollo Group, Inc.’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the combined financial statements, APOL is a division of Apollo Group, Inc.; accordingly, the combined financial statements of APOL should be read in conjunction with the audited financial statements of Apollo Group, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 24, 2000

APOL

(a division of Apollo Group, Inc.)

COMBINED BALANCE SHEET

	August 31,
			November 30,
	1999	1998	1999

			(unaudited)

(In thousands)

Assets:
Current assets

Cash and cash equivalents	$51,534	$52,326	$46,445

Restricted cash	25,798	22,713	26,653

Marketable securities	31,064	27,538	38,890

Receivables, net	64,531	54,739	65,428

Deferred tax assets, net	7,346	6,203	7,917

Other current assets	6,660	3,929	5,524

Total current assets	186,933	167,448	190,857

Property and equipment, net	71,251	44,677	74,308

Marketable securities	8,507	17,929	7,429

Retained interest in University of Phoenix Online	3,082	(1,139)	5,338

Investment in joint venture	10,701	10,807	10,701

Cost in excess of fair value of assets purchased, net	39,917	41,398	39,575

Other assets	16,162	14,385	14,505

Total assets	$336,553	$295,505	$342,713

Liabilities and Group Equity:
Current liabilities

Current portion of long-term liabilities	$300	$315	$300

Accounts payable	11,965	11,447	11,536

Accrued liabilities	12,714	17,716	17,784

Income taxes payable	535	1,007	9,504

Student deposits and current portion of deferred revenue	71,484	55,476	66,673

Total current liabilities	96,998	85,961	105,797

Deferred tuition revenue, less current portion	2,139	4,592	1,495

Long-term liabilities, less current portion	4,222	3,708	4,579

Deferred tax liabilities, net	2,074	1,436	3,206

Commitments and contingencies	—	—	—

Group equity	231,120	199,808	227,636

Total liabilities and group equity	$336,553	$295,505	$342,713

The accompanying notes are an integral part of these combined financial statements.

APOL

(a division of Apollo Group, Inc.)

COMBINED STATEMENT OF OPERATIONS

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

			(unaudited)

(In thousands)

Revenues:

Tuition and other, net	$429,264	$339,796	$122,701	$100,803

Costs and expenses:

Instructional costs and services	251,434	206,766	72,576	59,160

Selling and promotional	63,827	41,172	18,697	15,409

General and administrative	34,382	29,433	10,385	8,048

	349,643	277,371	101,658	82,617

Income from operations	79,621	62,425	21,043	18,186

Interest income, net	5,229	6,086	1,317	1,312

Income before income taxes and retained interest in University of Phoenix Online	84,850	68,511	22,360	19,498

Provision for income taxes	33,654	26,824	8,855	7,618

Income before retained interest in University of Phoenix Online	51,196	41,687	13,505	11,880

Net income related to retained interest in University of Phoenix Online	7,809	4,610	3,322	1,658

Net income	$59,005	$46,297	$16,827	$13,538

The accompanying notes are an integral part of these combined financial statements.

APOL

(a division of Apollo Group, Inc.)

COMBINED STATEMENT OF COMPREHENSIVE INCOME

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

			(unaudited)

(In thousands)

Net income	$59,005	$46,297	$16,827	$13,538

Other comprehensive income:

Currency translation gain (loss)	(10)	3	(16)	1

Comprehensive income	$58,995	$46,300	$16,811	$13,539

The accompanying notes are an integral part of these combined financial statements.

APOL

(a division of Apollo Group, Inc.)

COMBINED STATEMENT OF CHANGES IN GROUP EQUITY

				Accumulated
	Additional			Other	Total
	Paid-In	Treasury	Retained	Comprehensive	Group
	Capital	Stock	Earnings	Income(loss)	Equity

(In thousands)

Balance at August 31, 1997	$51,588	$—	$72,726	$3	$124,317

Stock issued for College acquisition	15,944				15,944

Stock issued under stock purchase plan	2,457				2,457

Stock issued under stock option plans	3,543				3,543

Tax benefits of stock options exercised	7,249				7,249

Fractional shares paid out	(2)				(2)

Currency translation gain				3	3

Net income			46,297		46,297

Balance at August 31, 1998	80,779	—	119,023	6	199,808

Stock issued under stock purchase plan	3,374				3,374

Stock issued under stock option plans	5,457				5,457

Tax benefits of stock options exercised	9,683				9,683

Treasury stock purchases		(46,197)			(46,197)

Currency translation loss				(10)	(10)

Net income			59,005		59,005

Balance at August 31, 1999	99,293	(46,197)	178,028	(4)	231,120

Stock issued under stock purchase plan (unaudited)	(289)	1,118			829

Stock issued under stock option plans (unaudited)	(1,684)	2,896			1,212

Tax benefits of stock options exercised (unaudited)	1,050				1,050

Treasury stock purchases (unaudited)		(23,386)			(23,386)

Currency translation loss (unaudited)				(16)	(16)

Net income (unaudited)			16,827		16,827

Balance at November 30, 1999 (unaudited)	$98,370	$(65,569)	$194,855	$(20)	$227,636

The accompanying notes are an integral part of these combined financial statements.

APOL

(a division of Apollo Group, Inc.)

COMBINED STATEMENT OF CASH FLOWS

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

			(unaudited)

(In thousands)

Cash flows provided by (used for) operating activities:

Net income	$59,005	$46,297	$16,827	$13,538

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	19,666	12,215	6,033	4,212

Provision for uncollectible accounts	4,495	4,695	3,112	2,520

Net income from retained interest in University of Phoenix Online	(7,809)	(4,610)	(3,322)	(1,658)

Deferred income taxes	(505)	(2,599)	561	549

Tax benefits of stock options exercised	9,683	7,249	1,050	1,335

Decrease (increase) in assets:

Restricted cash	(3,085)	(2,786)	(855)	(3,427)

Receivables, net	(14,287)	(26,052)	(4,009)	(8,525)

Other assets	(5,771)	(2,524)	2,664	1,382

Increase (decrease) in liabilities:

Accounts payable and accrued liabilities	(4,956)	8,501	13,610	4,062

Student deposits and deferred revenue	13,555	10,825	(5,455)	2,774

Other liabilities	(573)	209	457	87

Net cash provided by operating activities	69,418	51,420	30,673	16,849

Cash flows provided by (used for) investing activities:

Net additions to property and equipment	(42,176)	(30,041)	(8,230)	(11,610)

Purchase of marketable securities	(24,644)	(43,277)	(10,749)	(1,591)

Maturities of marketable securities	29,922	38,556	3,868	3,896

Purchase of other assets	(3,642)	(3,685)	(256)	(832)

Proceeds from sale of land	4,212

Investment in joint venture	106	(10,807)

Cash paid for acquisition, net of cash acquired		(19,378)

Net cash used for investing activities	(36,222)	(68,632)	(15,367)	(10,137)

Cash flows provided by (used for) financing activities:

Purchase of common stock	(46,197)		(23,386)	(8,418)

Payments on long-term debt	(200)	(50)	(100)	(200)

Issuance of common stock	8,831	6,000	2,041	1,962

Net amount received from (paid to) University of Phoenix Online	3,588	4,657	1,066	(544)

Net cash provided by (used for) financing activities	(33,978)	10,607	(20,379)	(7,200)

Currency translation gain (loss)	(10)	3	(16)	1

Net decrease in cash and cash equivalents	(792)	(6,602)	(5,089)	(487)

Cash and cash equivalents at beginning of period	52,326	58,928	51,534	52,326

Cash and cash equivalents at end of period	$51,534	$52,326	$46,445	$51,839

APOL

(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1.  Nature of Operations and Basis of Presentation

On March 24, 2000, the board of directors of Apollo Group, Inc. (“Apollo Group”) authorized, subject to shareholder approval, the issuance of a new class of stock, University of Phoenix Online common stock, that is intended to reflect the separate performance of University of Phoenix Online, a division of the University of Phoenix, Inc., a wholly-owned subsidiary of Apollo Group. Apollo Group’s other businesses and its retained interest in University of Phoenix Online are referred to as “APOL”. APOL’s businesses include the University of Phoenix, Inc. (“UOP”), the Institute for Professional Development (“IPD”), the College for Financial Planning Institutes Corporation (the “College”), Western International University, Inc. (“WIU”), and Apollo Learning Group, Inc. (“ALG”).

UOP is a regionally accredited, private institution of higher education offering Associates, Bachelors, Masters, and Doctoral degree programs in business, management, computer information systems, education, and health care. UOP currently has 27 campuses and 57 learning centers located in Arizona, California, Colorado, Florida, Hawaii, Louisiana, Maryland, Michigan, Nevada, New Mexico, Oklahoma, Oregon, Pennsylvania, Utah, Washington, Puerto Rico, and Vancouver, British Columbia. UOP also offers its educational programs worldwide through University of Phoenix Online, its online business division. UOP is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools (“NCA”).

IPD provides program development and management services under long-term contracts to 21 regionally accredited private colleges and universities. IPD currently operates at 22 campuses and 26 learning centers in 22 states. IPD has contracted to develop online degree programs for the United States Marine Corps.

The College, located in the Denver metropolitan area was acquired in September 1997 and provides financial planning education programs, as well as a regionally accredited graduate degree program in financial planning.

WIU, which is accredited by NCA, currently offers undergraduate and graduate degree programs in Phoenix, Chandler, and Fort Huachuca, Arizona.

The accompanying combined financial statements provide financial information regarding the underlying business of APOL. Even though Apollo Group has separated its assets, liabilities, revenues, expenses, and cash flows between APOL and University of Phoenix Online, that separation will not change the legal title to any assets or the responsibility for any liabilities and will not affect the rights of creditors. Material financial events which may occur at University of Phoenix Online may affect APOL and Apollo Group’s results of operations or financial position. Accordingly, APOL’s combined financial statements should be read in conjunction with Apollo Group’s consolidated financial statements.

The accompanying unaudited combined financial statements as of November 30, 1999 and for the three months ended November 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited combined financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of Apollo Group’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods.

The allocation of services and other matters by Apollo Group between APOL and University of Phoenix Online will be governed by corporate expense, income tax and license allocation policies, which are described in Note 3, Related Party Transactions. These policies were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

for under these policies, the accompanying combined financial statements reflect charges and benefits that would have applied if these policies had been in effect during the periods presented.

APOL’s fiscal year is from September 1 to August 31. Unless otherwise stated, references to the years 1999 and 1998 relate to the fiscal years ended August 31, 1999 and 1998, respectively.

Note 2.  Significant Accounting Policies

Cash and cash equivalents

APOL considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted cash

The U.S. Department of Education requires that Title IV Program funds collected for unbilled tuition be kept in a separate cash or cash equivalent account until the students are billed for that portion of their program. In addition, all Title IV Program funds received by APOL through electronic funds transfer are subject to certain holding period restrictions. These funds generally remain in these separate accounts for an average of 60-75 days from date of receipt. Restricted cash is excluded from cash and cash equivalents in the combined statement of cash flows until the cash is transferred from these restricted accounts to APOL’s operating accounts. APOL’s restricted cash is invested primarily in U.S. Agency-backed securities and auction market preferred stock with maturities of ninety days or less.

Investments

Investments in marketable securities such as municipal bonds and U.S. agency obligations are stated at amortized cost, which approximates fair value. It is APOL’s intention to hold its marketable securities until maturity. Investments in joint ventures and other long-term investments are carried at cost.

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation. APOL capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. Such costs consist primarily of custom-developed and packaged software and the direct labor costs of internally-developed software. Depreciation is provided on all buildings, furniture, equipment, and related software using the straight-line method over the estimated useful lives of the related assets which range from three to seven years, except software which is depreciated over three to five years and buildings which are depreciated over 30 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Maintenance and repairs are expensed as incurred.

Revenues, receivables, and related liabilities

Tuition and other net revenues are comprised primarily of tuition revenues from students net of discounts. APOL’s educational programs range in length from one-day seminars to degree programs lasting up to four academic years. Long-term degree programs are billed in blocks of time ranging in length from five weeks to three months. Seminars, other shorter term programs, and many of the College’s non-degree programs are usually billed in one installment. Billings occur when the student first attends a session resulting in the recording of a receivable and deferred tuition revenue for the amount billed. The deferred tuition revenue is recognized into income pro rata over the period of instruction. If a student withdraws from a course or

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

program, the unearned portion of the program that the student has paid for is refunded in accordance with APOL’s refund policy.

Because most of APOL’s educational programs at UOP, IPD, and WIU are billed in short blocks of time ranging from five to six weeks, most deferred tuition revenue at the end of each period will be recognized into income within five to six weeks following the end of that period. Many of the College’s non-degree programs are billed in one installment and will be recognized into income over 4 to 24 months. Any deferred tuition revenue that will not be recognized into income within 12 months is classified as long-term deferred tuition revenue. APOL does not record the unbilled portion of educational programs for existing students because the students are not usually financially obligated for the unbilled portion. A majority of these students do, however, remain in their programs until completion.

Student deposits consist of payments made in advance of billings. As the student is billed, the student deposit is applied against the resulting student receivable.

Retained Interest in University of Phoenix Online

APOL currently owns 100% of University of Phoenix Online. APOL’s interest in University of Phoenix Online is reflected as “Retained interest in University of Phoenix Online” in the accompanying combined balance sheets. Similarly, APOL’s interest in 100% of the net income of University of Phoenix Online is reflected as “Net income related to retained interest in University of Phoenix Online” in the accompanying combined statements of operations.

Cost in excess of fair value of assets purchased

APOL amortizes cost in excess of fair value of assets purchased using the straight-line method over the estimated useful life. At August 31, 1999, APOL’s cost in excess of fair value of assets purchased related primarily to the acquisition of certain assets of the College for Financial Planning and Western International University, which are being amortized over 35 years and 15 years, respectively.

Statement of Financial Accounting Standards 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” requires that long-lived assets, including cost in excess of fair value of assets purchased, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The carrying value of cost in excess of fair value of assets purchased is assessed for any permanent impairment by evaluating the operating performance and future undiscounted cash flows of the underlying businesses. Adjustments are made if the sum of the expected future net cash flows is less than the carrying value. As of August 31, 1999, there have been no impairment adjustments recognized.

Fair value of financial instruments

The carrying amount reported in the combined balance sheet for cash and cash equivalents, restricted cash, marketable securities, accounts receivable, accounts payable, accrued liabilities, and student deposits and deferred revenue approximate fair value because of the short-term nature of these financial instruments.

Deferred rental payments and deposits

APOL records rent expense using the straight-line method over the term of the lease agreement. Accordingly, deferred rental liabilities are provided for lease agreements that specify scheduled rent increases over the lease term. Rental deposits are provided for lease agreements that specify payments in advance or scheduled rent decreases over the lease term.

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Selling and promotional costs

APOL expenses selling and promotional costs as incurred. Selling and promotional costs include marketing salaries, direct-response and other advertising, promotional materials, and related marketing costs.

Start-up costs

Costs related to the start-up of new campuses and learning centers are expensed as incurred.

Stock-based compensation

APOL accounts for stock-based awards of Apollo Group in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and has provided the pro forma disclosures as required by Statement of Financial Accounting Standards 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), for the years ended August 31, 1999 and 1998.

New accounting pronouncements

During 1999, APOL adopted the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The adoption of SOP 98-1 did not have a material impact on its financial statements.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

Certain amounts reported for the year ended August 31, 1998, have been reclassified to conform to the 1999 presentation, having no effect on net income.

Note 3.  Related Party Transactions

APOL’s financial statements reflect the application of certain expense allocation and cash management policies summarized below. The board of directors of Apollo Group may rescind, modify or add to any of these policies. Management believes that these allocations were made on a reasonable basis. The allocations are not necessarily indicative of the level of expenses that would have been incurred if APOL had been operating as an independent company.

Corporate expenses

Apollo Group’s board of directors allocates the cost of certain corporate services (including legal, accounting, corporate office and centralized student services) between University of Phoenix Online and APOL. Amounts allocated to University of Phoenix Online are based primarily on the relationship of University of Phoenix Online’s revenues to those of Apollo Group and certain of its subsidiaries. The amounts allocated to APOL represent Apollo Group’s consolidated amounts less the amounts allocated to University of Phoenix Online. Amounts allocated to University of Phoenix Online under this allocation

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

policy approximated $10.5 million and $7.3 million for the years ended August 31, 1999 and 1998, respectively. Management believes that these allocations are reasonable.

License Fee

Apollo Group charges University of Phoenix Online a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of curriculum, trademarks, and copyrights owned by Apollo Group and its subsidiaries. The license fee, which is included as a reduction of instructional costs and services in the accompanying combined statements of operations, approximated $2.8 million and $1.8 million for the years ended August 31, 1999 and 1998, respectively.

Income taxes

APOL’s and University of Phoenix Online’s results are included in Apollo Group’s consolidated federal income tax return. State income taxes are generally based on the apportioned taxable income or loss of Apollo Group and its subsidiaries.

In order to prepare separate company financial statements, Apollo Group allocates its consolidated income tax provision between University of Phoenix Online and APOL. University of Phoenix Online’s provision for income taxes is calculated on a separate company basis with the related current and deferred tax assets and liabilities settled through its divisional equity (deficit) account at the end of each period. APOL’s combined provision for income taxes represents Apollo Group’s consolidated provision for income taxes less University of Phoenix Online’s provision for income taxes.

Cash management

Apollo Group manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash and the payment of accounts payable, payroll, certain employee benefits, and other disbursements.

All cash transferred from University of Phoenix Online to APOL as well as cash advanced by APOL to University of Phoenix Online and all cash payments and receipts under the license, corporate expense, and income tax allocation policies, are recorded as part of group equity in the combined balance sheet.

Note 4.  Acquisitions

In September 1997, Apollo Group acquired the assets and related business operations of the College for Financial Planning and related divisions that include the Institute for Wealth Management, the Institute for Retirement Planning, the American Institute for Retirement Planners, Inc., and the Institute for Tax Studies. The adjusted purchase price consisted of $19.4 million in cash, $15.9 million in stock, and the assumption of approximately $11.4 million in liabilities. The excess of cost over the value of tangible assets of $40.0 million is being amortized over 35 years.

The acquisition was accounted for under the purchase method and, accordingly, the results of operations related to this new subsidiary have been included with those of APOL for periods subsequent to the date of the acquisition. Results of operations for the College for Financial Planning prior to the acquisition were not material in relation to APOL’s operations as a whole.

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Note 5.  Balance Sheet Components

Marketable securities consist of the following at August 31, in thousands:

	1999		1998

	Estimated		Estimated
	Market	Amortized	Market	Amortized
Type	Value	Cost	Value	Cost

Classified as current:

Municipal bonds	$22,507	$22,497	$26,969	$26,898

U.S. agency obligations	7,863	7,881	640	640

Commercial paper	684	686

Total current marketable securities	31,054	31,064	27,609	27,538

Classified as noncurrent:

Municipal bonds due in 1-2 years	8,232	8,259	17,975	17,929

U.S. agency obligations	246	248

Total noncurrent marketable securities	8,478	8,507	17,975	17,929

Total marketable securities	$39,532	$39,571	$45,584	$45,467

Receivables consist of the following at August 31, in thousands:

	1999	1998

Trade receivables	$72,086	$60,034

Interest receivable	533	671

Income tax refunds receivable	32	79

	72,651	60,784

Less allowance for doubtful accounts	(8,120)	(6,045)

Total receivables, net	$64,531	$54,739

Bad debt expense was $4.5 million and $4.7 million in 1999 and 1998, respectively.

Property and equipment consist of the following at August 31, in thousands:

	1999	1998

Furniture and equipment	$74,173	$49,502

Software	18,887	10,886

Leasehold improvements	16,292	7,227

Land and buildings	350	350

	109,702	67,965

Less accumulated depreciation and amortization	(38,451)	(23,288)

Property and equipment, net	$71,251	$44,677

Depreciation and amortization expense was $15.6 million and $9.3 million for 1999 and 1998, respectively.

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Cost in excess of fair value of assets purchased consist of the following at August 31, in thousands:

	1999	1998

Cost in excess of fair value of assets purchased	$42,831	$42,831

Less accumulated amortization	(2,914)	(1,433)

Total cost in excess, net	$39,917	$41,398

Total amortization expense was $1.5 million and $1.2 million in 1999 and 1998, respectively.

Accrued liabilities consist of the following at August 31, in thousands:

	1999	1998

Salaries, wages, and benefits	$8,374	$8,778

Other accrued liabilities	4,340	8,938

Total accrued liabilities	$12,714	$17,716

Student deposits and current portion of deferred revenue consist of the following at August 31, in thousands:

	1999	1998

Student deposits	$37,897	$30,224

Current portion of deferred tuition revenue	31,739	23,874

Other deferred revenue	1,848	1,378

Total student deposits and current portion of deferred revenue	$71,484	$55,476

Note 6.  Investment in Joint Venture

In August 1998, Apollo Group together with Hughes Network Systems and Hermes Onetouch LLC (“Hermes”) formed a new corporation to acquire One Touch Systems, a leading provider of interactive distance learning solutions. Apollo Group contributed $12.0 million (including $1.2 million contributed during fiscal 2000), in exchange for a 19% interest in the newly formed corporation. This investment is accounted for under the cost method of accounting. Hermes is wholly-owned by Apollo Group’s Chairman and a Senior Vice President.

Note 7.  Long-Term Liabilities

Long-term liabilities consist of the following at August 31, in thousands:

	1999	1998

Deferred compensation and note agreements discounted at 7.5% to 12%	$1,350	$1,495

Deferred rent	1,900	1,376

Other long-term liabilities	1,272	1,152

Total long-term liabilities	4,522	4,023

Less current portion	(300)	(315)

Total long-term liabilities, net	$4,222	$3,708

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

The undiscounted deferred compensation liability was $1.6 million at August 31, 1999 and 1998. The undiscounted note payable related to the WIU acquisition was $400,000 and $600,000 at August 31, 1999 and 1998, respectively. The discount rates for these agreements were determined at the date of each respective agreement based on the estimated long-term rate of return on high-quality fixed income investments with cash flows similar to the respective agreements.

The aggregate maturities of the deferred compensation and note agreements for each of the five fiscal years subsequent to August 31, 1999, are as follows: 2000 — $300,000; 2001 — $298,000; 2002 — $384,000; 2003 — $317,000; 2004 — $292,000.

Note 8.  Income Taxes

The related components of the income tax provision are as follows for the years ended August 31, in thousands:

	1999	1998

Current:

Federal	$28,040	$24,023

State and other	6,119	5,400

Total current	34,159	29,423

Deferred:

Federal	(361)	(2,004)

State and other	(144)	(595)

Total deferred	(505)	(2,599)

Total provision for income taxes	$33,654	$26,824

Income taxes paid totalled $30.2 million in 1999 and $24.2 million in 1998.

The income tax provision differs from the tax that would result from application of the statutory federal and state corporate tax rates. The rates for the tax provision are as follows for the years ended August 31:

	1999	1998

Statutory U.S. federal income tax rate	35.0%	35.0%

State income taxes, net of federal benefit	5.2	5.1

Other, net	(.5)	(.9)

Effective income tax rate	39.7%	39.2%

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Deferred tax assets and liabilities consist of the following at August 31, in thousands:

	1999	1998

Gross deferred tax assets:

Allowance for doubtful accounts	$4,502	$2,869

Deferred tuition revenue	1,299	2,264

Other	3,124	2,096

Total gross deferred tax assets	8,925	7,229

Gross deferred tax liabilities:

Depreciation and amortization of property and equipment	2,286	1,542

Amortization of goodwill	1,289	674

Other	78	246

Total gross deferred tax liabilities	3,653	2,462

Net deferred tax assets	$5,272	$4,767

Net deferred tax assets are reflected in the accompanying combined balance sheets as follows at August 31, in thousands:

	1999	1998

Current deferred tax assets, net	$7,346	$6,203

Noncurrent deferred tax liabilities, net	(2,074)	(1,436)

Net deferred tax assets	$5,272	$4,767

In light of APOL’s history of profitable operations, management has concluded that it is more likely than not that APOL will ultimately realize the full benefit of its deferred tax assets related to future deductible items. Accordingly, APOL believes that a valuation allowance is not required for its net deferred tax assets.

Note 9.  Treasury Stock

On September 25, 1998, Apollo Group’s board of directors authorized a program allocating up to $40 million of its funds to repurchase shares of its Class A Apollo Group common stock. On May 13, 1999, an additional $20 million was authorized by the board of directors to repurchase shares of its Class A Apollo Group common stock. As of August 31, 1999, Apollo Group had repurchased approximately 1,876,000 shares at a total cost of approximately $46.2 million.

Note 10.  Segment Information

APOL adopted Statement of Financial Accounting Standards 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). SFAS 131 establishes standards for the way that public business enterprises report certain information about operating segments in the financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

APOL’s operations are aggregated into a single reportable segment based upon their similar economic and operating characteristics. APOL’s educational operations are conducted in similar markets and produce similar economic results. These operations provide higher education programs for working adults. APOL’s operations are also subject to a similar regulatory environment, which includes licensing and accreditation.

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Note 11.  Benefit Plans

Employees of APOL are eligible to participate in Apollo Group’s various health, welfare, and disability benefit programs offered to its full-time, salaried employees which are funded primarily by Apollo Group contributions. Additionally, eligible employees also participate in Apollo Group’s 401(k) plan as well as its employee stock option and stock purchase plans. Apollo Group does not provide post-employment or post-retirement health care and life insurance benefits to APOL’s employees.

A summary of the activity related to the stock options granted under Apollo Group plans is as follows, in thousands except per share amounts:

		Weighted
		Average
		Exercise Price
	Shares	per Share

Outstanding at August 31, 1997	4,247	6.453

Granted	370	26.101

Exercised	(694)	5.100

Canceled	(42)	13.650

Outstanding at August 31, 1998	3,881	8.492

Granted	1,171	25.981

Exercised	(1,233)	4.426

Canceled	(384)	10.324

Outstanding at August 31, 1999	3,435	15.709

Exercisable at August 31, 1999	1,611

Available for issuance at August 31, 1999	1,243

The following table summarizes information about stock options at August 31, 1999:

	Options Outstanding			Options Exercisable

			Weighted Avg.		Weighted Avg.
		Contractual	Exercise		Exercise
Range of	Number	Years	Price	Number	Price
Exercise Prices	Outstanding	Remaining	per Share	Exercisable	per Share

	(In thousands)			(In thousands)

$ 1.630 to $ 5.975	124	5.45	$2.691	124	$2.691

$ 7.532 to $ 7.532	1,684	6.06	$7.532	1,027	$7.532

$17.000 to $23.792	237	6.97	$19.407	167	$19.739

$25.625 to $33.313	1,390	9.05	$26.152	293	$27.584

$ 1.630 to $33.313	3,435	7.31	$15.709	1,611	$12.068

APOL accounts for stock-based awards of Apollo Group in accordance with APB 25 and has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for these

APOL
(a division of Apollo Group, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

plans. Had compensation cost for the plans been determined based on the fair value at the grant date consistent with SFAS 123, APOL’s net income would have been as follows, in thousands:

	Year Ended August 31,

	1999	1998

Net Income

As reported	$59,005	$46,297

Pro forma	$55,395	$43,986

The effects of applying SFAS 123 in the above pro forma disclosure are not necessarily indicative of future amounts. The fair value of each option grant is estimated on the date of grant using the Black-Scholes method with the following weighted-average assumptions for grants in 1999 and 1998, respectively: (1) dividend yield of 0.00% in both years; (2) expected volatility of 73.0% and 40.0%; (3) risk-free interest rates of 4.5% and 5.9%, and (4) expected lives of 7.5 and 5.4 years.

Note 12.  Commitments and Contingencies

APOL is obligated under facility and equipment leases that are classified as operating leases. Following is a schedule of future minimum lease commitments as of August 31, 1999, in thousands:

	Operating Leases

		Equipment
	Facilities	& Other

2000	$41,399	$962

2001	40,357	665

2002	39,693	186

2003	37,123

2004	27,464

Thereafter	52,203

	$238,239	$1,813

Facility and equipment rent expense totaled $43.4 million and $31.0 million for 1999 and 1998, respectively.

In January 1998, the Department of Education Office of the Inspector General (“OIG”) began performing an audit of UOP’s administration of the Title IV Programs. The team previously presented questions regarding UOP’s interpretation of the “12-hour rule,” UOP’s distance education programs, and UOP’s institutional refund obligations. UOP has received a draft report addressing these issues and is currently in discussions with the OIG and ED. Although APOL believes that the OIG audit will be resolved without any negative impact on UOP’s teaching/ learning model, as with any program review or audit, no assurance can be given as to the final outcome since the matters are not yet resolved. Depending on the interpretation of the various regulatory requirements, any resulting liability to APOL from the final audit results will be recorded as an expense.

There are no legal proceedings to which Apollo Group is a party pertaining to the business and operation of APOL, other than those occurring in the normal course of business. Management believes that the disposition of these cases will not have a material adverse impact on the financial position or results of operations of Apollo Group or APOL.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF UNIVERSITY OF PHOENIX ONLINE

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements relating to future plans, expectations, events, or performance that involve risks and uncertainties. Our actual results of operations could differ materially from those anticipated in these forward-looking statements as a result of various factors. You should read the following discussion together with our financial statements and the related notes, which are included elsewhere in this Proxy Statement.

Overview

      We are a leading online provider of accessible, high quality educational programs for working adults and their employers. We began operations in 1989 by modifying courses developed by University of Phoenix’s physical campuses for delivery via modem to students worldwide. Today, students can log on to their online classes via the Internet 24 hours a day, 7 days a week wherever there is Internet accessibility using basic technology such as a Pentium-class personal computer, a 28.8K modem, and an Internet service provider, thereby enhancing the accessibility of and the potential market for our programs. We currently offer 11 accredited degree programs in business, education, information technology and nursing. As of January 31, 2000, we had approximately 12,000 degree students and over 1,100 faculty members. We currently have relationships with over 1,600 corporations in the form of employer tuition reimbursement programs.

      From a financial reporting perspective, Apollo Group has separated our results from the rest of its business. Apollo Group intends for the University of Phoenix Online common stock to track our financial performance.

      Our financial statements, provided elsewhere is this Proxy Statement, include allocations for administrative and other expenses incurred by Apollo Group for services provided to us. While we believe such allocations are reasonable, they are not necessarily indicative of, and it is not practical for us to estimate, the levels of expenses that would have been incurred if we had been operating as an independent company. We have also relied upon Apollo Group to finance our operations since inception. Therefore, our financial position and cash flows to date are not necessarily indicative of the financial position and cash flows that would have resulted had we been operating as an independent company.

      The provision of services and other matters between us and Apollo Group, including the right to use curriculum, trademarks and copyrights of Apollo Group and its subsidiaries, will be governed by corporate expense, income tax, and license allocation policies, which are described in “Certain Cash Management and Allocation Policies.” These policies were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided for under these policies, the financial statements included in this Proxy Statement reflect charges and benefits that would have applied if these policies had been in effect during the periods presented.

      Net revenues are comprised primarily of tuition revenues from students net of discounts. Our degree programs last up to four academic years and are billed on a course-by-course basis. Courses typically have a duration of five or six weeks. Billings occur when the student first attends a session, resulting in the recording of a receivable and deferred tuition revenue for the amount billed. The deferred tuition revenue is recognized as income pro rata over the period of instruction. If a student withdraws from a course or program, the unearned portion of the program that the student has paid for is refunded in accordance with our refund policy.

      Because our educational programs are billed in short blocks of time, deferred tuition revenue at the end of each period is usually recognized as income within five to six weeks following the end of that period. We do not record the unbilled portion of educational programs for existing students because the students are not financially obligated for the unbilled portion. A majority of these students do, however, remain in their programs until completion.

      Instructional costs and services consist primarily of costs related to the delivery and administration of our educational programs and includes a license fee equal to 4% of our net revenues for the use of Apollo Group’s curriculum, trademarks and copyrights. Instructional costs and services include expenses directly attributable to our operations, such as faculty compensation, administrative salaries, facility leases and other occupancy costs, bad debt expense, and depreciation and amortization of property and equipment. Additionally, expenses relating to centralized departments that provide services directly to our students are allocated to us. We expect our instructional costs and services to increase as we expand our faculty and build additional infrastructure to support increased student enrollments.

      Selling and promotional costs consist primarily of compensation for enrollment advisors, advertising costs, production of marketing materials, and other costs related to selling and promotional functions. Additionally, expenses relating to centralized marketing functions are allocated to us. We expect selling and promotional costs, both in absolute dollars and as a percentage of tuition and other net revenues, to increase significantly as we expand our marketing efforts to increase enrollments and brand awareness.

      General and administrative costs consist of the allocation of administrative salaries, occupancy costs, depreciation and amortization, and other related costs for departments such as executive management, information systems, corporate accounting, human resources, and other departments that do not provide direct services to our students.

      Our results, along with those of University of Phoenix’s other divisions, are included in Apollo Group’s consolidated federal income tax return. State taxes are paid based upon apportioned taxable income or loss of Apollo Group and its subsidiaries, with the exception of certain state taxes that are based upon an apportionment of University of Phoenix’s taxable income or loss.

      In order to prepare financial statements, we calculate our provision for income taxes on a separate company basis. The related current and deferred tax assets and liabilities are settled with University of Phoenix at the end of each period through the divisional equity (deficit) account.

Results of Operations

      The following table sets forth our statement of operations data, expressed as a percentage of tuition and other net revenues for the periods indicated:

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	56.9	57.3	50.2	57.1

Selling and promotional	16.4	17.4	14.8	17.0

General and administrative	7.8	8.1	8.0	7.2

	81.1	82.8	73.0	81.3

Income from operations	18.9	17.2	27.0	18.7

Provision for income taxes	7.7	7.0	11.0	7.6

Net income	11.2%	10.2%	16.0%	11.1%

Three Months Ended November 30, 1999, Compared with Three Months Ended November 30, 1998

      Tuition and other net revenues increased by 39.1% to $20.7 million in the three months ended November 30, 1999 from $14.9 million in the three months ended November 30, 1998 due primarily to an increase in average degree student enrollments. Average degree student enrollments increased to approximately 10,600 in the three months ended November 30, 1999 from approximately 7,600 in the three months ended November 30, 1998.

      Instructional costs and services increased by 22.3% to $10.4 million in the three months ended November 30, 1999 from $8.5 million in the three months ended November 30, 1998 due primarily to the direct costs necessary to support the increase in degree student enrollments. Direct costs consist primarily of faculty compensation and related staff salaries. Instructional costs and services as a percentage of tuition and other net revenues decreased to 50.2% in the three months ended November 30, 1999 from 57.1% in the three months ended November 30, 1998 due primarily to greater net revenues being spread over the fixed costs related to centralized student services. As we expand, we may not be able to leverage our existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 21.4% to $3.1 million in the three months ended November 30, 1999 from $2.5 million in the three months ended November 30, 1998 due primarily to additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 14.8% in the three months ended November 30, 1999 from 17.0% in the three months ended November 30, 1998 due primarily to greater net revenues being spread over a proportionately lower increase in our selling and promotional expenses.

      General and administrative expenses increased by 54.7% to $1.7 million in the three months ended November 30, 1999 from $1.1 million in the three months ended November 30, 1998 due primarily to our higher revenue growth rate in that period compared to the rest of Apollo Group which resulted in a higher allocation of general and administrative expenses to us. General and administrative expenses as a percentage of tuition and other net revenues increased to 8.0% in the three months ended November 30, 1999 from 7.2% in the three months ended November 30, 1998 due primarily to increases in allocated expenses.

      Our effective tax rate was 40.5% for both the three months ended November 30, 1999 and 1998, respectively.

      Net income increased to $3.3 million in the three months ended November 30, 1999 from $1.7 million in the three months ended November 30, 1998.

Year Ended August 31, 1999, Compared with the Year Ended August 31, 1998

      Tuition and other net revenues increased by 54.3% to $69.6 million in 1999 from $45.1 million in 1998 due primarily to an increase in average degree student enrollments. Average degree student enrollments increased to approximately 8,800 in 1999 from approximately 5,500 in 1998.

      Instructional costs and services increased by 53.4% to $39.6 million in 1999 from $25.8 million in 1998 due primarily to the direct costs necessary to support the increase in degree student enrollments. These costs as a percentage of tuition and other net revenues decreased to 56.9% in 1999 from 57.3% in 1998 due primarily to greater net revenues being spread over the fixed costs related to centralized student services. As we expand, we may not be able to leverage our existing instructional costs and services to the same extent.

      Selling and promotional expenses increased by 44.7% to $11.4 million in 1999 from $7.9 million in 1998 due primarily to an increase in enrollment advisors and additional advertising and marketing. These expenses as a percentage of tuition and other net revenues decreased to 16.4% in 1999 from 17.4% in 1998 due primarily to greater net revenues being spread over a proportionately lower increase in our selling and promotional expenses.

      General and administrative expenses increased by 49.9% to $5.4 million in 1999 from $3.6 million in 1998 due primarily to our higher revenue growth rate in that period compared to the rest of Apollo Group which resulted in a higher allocation of general and administrative expenses to us. General and administrative expenses as a percentage of tuition and other net revenues decreased to 7.8% in 1999 from 8.1% in 1998.

      Our effective tax rate decreased to 40.5% in 1999 from 40.6% in 1998.

      Net income increased to $7.8 million in 1999 from $4.6 million in 1998.

Quarterly Fluctuations in Results of Operations

      We may experience seasonality in our results of operations primarily as a result of changes in the level of student enrollments. While we enroll students throughout the year, average enrollments and related revenues may be lower in some quarters than others. Most of our expenses do not vary directly with revenues and are difficult to adjust in the short term. As a result, if revenues for a particular quarter are lower than another, we may not be able to proportionately reduce operating expenses for that quarter.

Quarterly Results of Operations

      The following table sets forth selected unaudited quarterly financial information for each of the last eight quarters. We believe that this information includes all normal recurring adjustments necessary for a fair presentation of that quarterly information when read in conjunction with the financial statements included elsewhere in this Proxy Statement. The operating results for any quarter are not necessarily indicative of the results for any future period.

	Quarter Ended (unaudited)

	FY 2000	FY 1999				FY 1998

	Nov. 30,	Aug. 31,	May 31,	Feb. 28,	Nov. 30,	Aug. 31,	May 31,	Feb. 28,
	1999	1999	1999	1999	1998	1998	1998	1998

	(In thousands)

Revenues:

Tuition and other, net	$20,717	$19,332	$19,304	$16,051	$14,895	$13,385	$12,190	$10,340

Costs and expenses:

Instructional costs and services	10,403	11,734	10,871	8,515	8,508	7,557	6,691	6,040

Selling and promotional	3,062	3,442	2,525	2,888	2,523	2,776	1,709	1,771

General and administrative	1,666	1,646	1,134	1,587	1,077	954	919	932

	15,131	16,822	14,530	12,990	12,108	11,287	9,319	8,743

Income from operations	5,586	2,510	4,774	3,061	2,787	2,098	2,871	1,597

Provision for income taxes	2,264	1,017	1,935	1,242	1,129	852	1,166	648

Net income	$3,322	$1,493	$2,839	$1,819	$1,658	$1,246	$1,705	$949

As a percentage of tuition and other net revenues:

Revenues:

Tuition and other, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses:

Instructional costs and services	50.2	60.7	56.3	53.1	57.1	56.5	54.9	58.4

Selling and promotional	14.8	17.8	13.1	18.0	17.0	20.7	14.0	17.1

General and administrative	8.0	8.5	5.9	9.9	7.2	7.1	7.5	9.0

	73.0	87.0	75.3	81.0	81.3	84.3	76.4	84.5

Income from operations	27.0	13.0	24.7	19.0	18.7	15.7	23.6	15.5

Provision for income taxes	11.0	5.3	10.0	7.7	7.6	6.4	9.6	6.3

Net income	16.0%	7.7%	14.7%	11.3%	11.1%	9.3%	14.0%	9.2%

Liquidity and Capital Resources

      Net cash provided by operating activities increased to $1.3 million in the three months ended November 30, 1999 from $0.1 million in the three months ended November 30, 1998. The increase resulted primarily from increased net income, a smaller increase in accounts receivable, and a decrease for the current period compared to an increase for the prior period in student deposits and deferred tuition revenue.

      Net cash provided by operating activities increased to $6.1 million in 1999 from $5.5 million in 1998 primarily as a result of increased net income and non-cash charges for uncollectible accounts, depreciation, and amortization offset by increased accounts receivable and decreased accounts payable resulting from the timing of cash transactions.

      Capital expenditures decreased to $238,000 in the three months ended November 30, 1999 from $687,000 in the three months ended November 30, 1998. Total purchases of property and equipment for the year ended August 31, 2000, are expected to range from $3.0 to $4.0 million. These expenditures will primarily be related to increases in normal recurring capital expenditures due to the overall increase in students and employees resulting from the growth in the business.

      Capital expenditures increased to $2.6 million in 1999 from $0.8 million in 1998. This increase resulted primarily from a change in our technology platform and continued growth of our operations.

      We believe that the net proceeds of this offering, together with cash from operations, will satisfy our financing requirements for at least the next 18 months.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Apollo Group, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of University of Phoenix Online at August 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Apollo Group, Inc.’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1, University of Phoenix Online is a division of the University of Phoenix, Inc., a wholly-owned subsidiary of Apollo Group, Inc. Accordingly, the financial statements of University of Phoenix Online should be read in conjunction with the audited financial statements of Apollo Group, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 24, 2000

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

BALANCE SHEET

	August 31, 1999	August 31, 1998	November 30, 1999

			(unaudited)

(In thousands)

Assets:
Current assets

Receivables, net	$11,133	$6,543	$12,048

Other current assets	147	16	99

Total current assets	11,280	6,559	12,147

Property and equipment, net	3,575	1,941	3,516

Other assets	16	16	—

Total assets	$14,871	$8,516	$15,663

Liabilities and Divisional Equity (Deficit):
Current liabilities

Current portion of long-term liabilities	$—	$18	$—

Accounts payable	140	360	98

Accrued liabilities	1,626	1,472	1,438

Student deposits and deferred tuition revenue	10,023	7,763	8,789

Total current liabilities	11,789	9,613	10,325

Long-term liabilities, less current portion	—	42	—

Commitments and contingencies	—	—	—

Divisional equity (deficit)	3,082	(1,139)	5,338

Total liabilities and divisional equity (deficit)	$14,871	$8,516	$15,663

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

STATEMENT OF OPERATIONS

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

			(unaudited)

(In thousands)

Revenues:

Tuition and other, net	$69,582	$45,081	$20,717	$14,895

Costs and expenses:

Instructional costs and services	39,628	25,826	10,403	8,508

Selling and promotional	11,378	7,863	3,062	2,523

General and administrative	5,444	3,631	1,666	1,077

	56,450	37,320	15,131	12,108

Income from operations	13,132	7,761	5,586	2,787

Provision for income taxes	5,323	3,151	2,264	1,129

Net income	$7,809	$4,610	$3,322	$1,658

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

STATEMENT OF CASH FLOWS

	Year Ended		Three Months Ended
	August 31,		November 30,

	1999	1998	1999	1998

			(unaudited)

(In thousands)

Cash flows provided by (used for) operating activities:

Net income	$7,809	$4,610	$3,322	$1,658

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	922	571	297	186

Provision for uncollectible accounts	2,411	784	398	524

Decrease (increase) in assets:

Receivables, net	(7,001)	(3,681)	(1,313)	(2,339)

Other assets	(131)	33	64	(64)

Increase (decrease) in liabilities:

Accounts payable and accrued liabilities	(66)	1,041	(230)	(438)

Student deposits and deferred tuition revenue	2,260	2,130	(1,234)	621

Other liabilities	(60)	(17)	—	(5)

Net cash provided by operating activities	6,144	5,471	1,304	143

Cash flows used for investing activities:

Net additions to property and equipment	(2,556)	(814)	(238)	(687)

Net cash used for investing activities	(2,556)	(814)	(238)	(687)

Cash flows provided by (used for) financing activities:

Net amount received from (paid to) APOL	(3,588)	(4,657)	(1,066)	544

Net cash provided by (used for) financing activities	(3,588)	(4,657)	(1,066)	544

Net change in cash	—	—	—	—

Cash at beginning of period	—	—	—	—

Cash at end of period	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

UNIVERSITY OF PHOENIX ONLINE

(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS

Note 1.  Nature of Operations and Basis of Presentation

On March 24, 2000, the board of directors of Apollo Group, Inc. authorized, subject to shareholder approval, the issuance of a new class of stock, University of Phoenix Online common stock, that is intended to reflect the separate performance of University of Phoenix Online, a division of the University of Phoenix, Inc., a wholly-owned subsidiary of Apollo Group. Apollo Group’s other businesses and its retained interest in University of Phoenix Online are referred to as “APOL”.

University of Phoenix Online is the online division of University of Phoenix which is a regionally accredited, private institution of higher education offering Associates, Bachelors, Masters, and Doctoral degree programs in business, management, computer information systems, education, and health care. University of Phoenix Online offers its educational programs worldwide through its computerized educational delivery system. University of Phoenix is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools.

The accompanying financial statements provide financial information regarding the underlying business of University of Phoenix Online. Even though Apollo Group has separated its assets, liabilities, revenues expenses, and cash flows between APOL and University of Phoenix Online, that separation will not change the legal title to any assets or the responsibility for any liabilities and will not affect the rights of creditors. Holders of University of Phoenix Online stock will be common stockholders of Apollo Group and will be subject to all the risks associated with an investment in Apollo Group and all its businesses, assets and liabilities. Material financial events which may occur at Apollo Group may affect University of Phoenix Online’s results of operations or financial position. Accordingly, University of Phoenix Online’s financial statements should be read in conjunction with Apollo Group’s consolidated financial statements.

The accompanying unaudited financial statements as of November 30, 1999 and for the three months ended November 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of Apollo Group’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods.

The provision of services and other matters between University of Phoenix Online and Apollo Group, including the right to use Apollo Group’s curriculum, trademarks and copyrights, will be governed by corporate expense, income tax and license allocation policies, which are described in Note 3, Related Party Transactions. These policies were not in place prior to March 24, 2000. However, in order to prepare financial statements that include charges and benefits of the types provided for under these polices, the accompanying financial statements reflect charges and benefits that would have applied if these policies had been in effect during the periods presented.

University of Phoenix Online’s fiscal year is from September 1 to August 31. Unless otherwise stated, references to the years 1999 and 1998 relate to the fiscal years ended August 31, 1999 and 1998, respectively.

Note 2.  Significant Accounting Policies

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation. University of Phoenix Online capitalizes the cost of software used for internal operations once technological feasibility of the software

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

has been demonstrated. Such costs consist primarily of custom-developed and packaged software and the direct labor costs of internally-developed software. Depreciation is provided on all furniture, equipment, and software using the straight-line method over the estimated useful lives of the related assets which range from three to seven years, except software which is depreciated over three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Maintenance and repairs are expensed as incurred.

Revenues, receivables, and related liabilities

Net revenues are comprised primarily of tuition revenues from students net of discounts. University of Phoenix Online’s degree programs last up to four academic years and are billed on a course-by-course basis. Courses typically have a duration of five or six weeks. Billings occur when the student first attends a session, resulting in the recording of a receivable and deferred tuition revenue for the amount billed. The deferred tuition revenue is recognized into income pro rata over the period of instruction. If a student withdraws from a course or program, the unearned portion of the program that the student has paid for is refunded in accordance with University of Phoenix Online’s refund policy.

Because University of Phoenix Online’s educational programs are billed in short blocks of time, deferred tuition revenue at the end of each period is usually recognized as income within five to six weeks following the end of that period. University of Phoenix Online does not record the unbilled portion of educational programs for existing students because the students are not financially obligated for the unbilled portion. A majority of these students do, however, remain in their programs until completion.

Student deposits consist of payments made in advance of billings. As the student is billed, the student deposit is applied against the resulting student receivable.

Fair value of financial instruments

The carrying amount reported in the balance sheet for accounts receivable, accounts payable, accrued liabilities, and student deposits and deferred tuition revenue approximates fair value because of the short-term nature of these financial instruments.

Selling and promotional costs

University of Phoenix Online expenses selling and promotional costs as incurred. Selling and promotional costs include marketing salaries, direct-response and other advertising, promotional materials, and related marketing costs.

New accounting pronouncements

During 1999, University of Phoenix Online adopted the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The adoption of SOP 98-1 did not have a material impact on these financial statements.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Comprehensive income

Comprehensive income includes all changes in divisional equity (deficit) during a period from non-owner sources. University of Phoenix Online has not had any transactions, other than net income, that are required to be reported in comprehensive income.

Note 3.  Related Party Transactions

University of Phoenix Online’s financial statements reflect the application of certain expense allocation and cash management policies summarized below. The board of directors of Apollo Group may rescind, modify or add to any of these policies. Management believes that these allocations were made on a reasonable basis. The allocations are not necessarily indicative of the level of expenses that would have been incurred if University of Phoenix Online had been operating as an independent company.

Corporate expenses

In order to prepare the accompanying financial statements, certain costs incurred by Apollo Group and University of Phoenix were allocated to University of Phoenix Online on the basis of its revenues in relation to those of Apollo Group and University of Phoenix. The allocation of such expenses to University of Phoenix Online during the years ended August 31 was as follows, in thousands:

	1999	1998

Instructional costs and services	$4,973	$3,599

Selling and promotional	131	119

General and administrative	5,444	3,631

Total	$10,548	$7,349

License fee

Apollo Group charges University of Phoenix Online a license fee equal to 4% of University of Phoenix Online’s net revenues for the use of curriculum, trademarks, and copyrights owned by Apollo Group and its subsidiaries. The license fee, which is included in instructional costs and services in the accompanying statement of operations, was $2,783,000 and $1,803,000 for the years ended August 31, 1999 and 1998, respectively.

Income taxes

University of Phoenix Online’s results, along with those of University of Phoenix’s other divisions, are included in Apollo Group’s consolidated federal income tax return. State taxes are paid based upon apportioned taxable income or loss of Apollo Group and its subsidiaries, with the exception of certain state taxes that are based upon an apportionment of University of Phoenix taxable income or loss.

The provision for income taxes included in the accompanying statement of operations has been calculated on a separate company basis. The related current and deferred tax assets and liabilities are settled with University of Phoenix at the end of each period through the divisional equity (deficit) account.

University of Phoenix Online’s effective income tax rate differs from the federal statutory tax rate primarily as a result of state income taxes.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Cash management

Apollo Group manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash and the payment of accounts payable, payroll, certain employee benefits, and other disbursements.

All cash transferred from University of Phoenix Online to Apollo Group as well as all cash advanced by Apollo Group to University of Phoenix Online and all cash payments and receipts under the license, corporate expense, and income tax allocation policies, are recorded as part of divisional equity (deficit) in the balance sheet.

Note 4.  Balance Sheet Components

Receivables consist of the following at August 31, in thousands:

	1999	1998

Trade receivables	$12,657	$7,126

Less allowance for doubtful accounts	(1,524)	(583)

Total receivables, net	$11,133	$6,543

Bad debt expense was $2,411,000 and $784,000 in 1999 and 1998, respectively.

Property and equipment consist of the following at August 31, in thousands:

	1999	1998

Furniture and equipment	$5,190	$3,196

Software	507	175

Leasehold improvements	257	205

	5,954	3,576

Less accumulated depreciation and amortization	(2,379)	(1,635)

Property and equipment, net	$3,575	$1,941

Depreciation and amortization expense was $922,000 and $571,000 in 1999 and 1998, respectively.

Accrued liabilities consist of the following at August 31, in thousands:

	1999	1998

Salaries, wages, and benefits	$981	$1,038

Other accrued liabilities	645	434

Total accrued liabilities	$1,626	$1,472

      Student deposits and deferred tuition revenue consist of the following at August 31, in thousands:

	1999	1998

Student deposits	$6,363	$5,570

Deferred tuition revenue	3,660	2,193

Total student deposits and deferred tuition revenue	$10,023	$7,763

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Divisional equity (deficit) activity for the years ended August 31, is as follows, in thousands:

	1999	1998

Balance, beginning of year	$(1,139)	$(1,092)

Net income	7,809	4,610

Transfers to APOL, net	(3,588)	(4,657)

Balance, end of year	$3,082	$(1,139)

Note 5.  Benefit Plans

Employees of University of Phoenix Online are eligible to participate in Apollo Group’s various health, welfare, and disability benefit programs offered to its full-time, salaried employees which are funded primarily by Apollo Group contributions. Additionally, eligible employees also participate in Apollo Group’s 401(k) plan as well as its employee stock option and stock purchase plans. Apollo Group does not provide post-employment or post-retirement health care and life insurance benefits to University of Phoenix Online’s employees.

Note 6.  Commitments and Contingencies

University of Phoenix Online is obligated under facility and equipment leases that are classified as operating leases. Following is a schedule of future minimum lease commitments as of August 31, 1999, in thousands:

Operating Leases

2000	$785

2001	714

2002	705

2003	703

2004	703

Thereafter	3,690

$7,300

Facility and equipment rent expense totaled $1.4 million and $1.1 million for 1999 and 1998, respectively.

There are no legal proceedings to which Apollo Group is a party pertaining to the business and operation of University of Phoenix Online, other than those occurring in the normal course of business. Management believes that the disposition of these cases will not have a material adverse impact on the financial position or results of operations of Apollo Group or University of Phoenix Online.

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Class A

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF APOLLO GROUP, INC.

The undersigned, whose signature appears on the reverse, hereby appoints John G. Sperling, Todd S. Nelson, and Kenda B. Gonzales, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Class A Common Stock of Apollo Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on May   , 2000, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposals 1,2,3 and 4.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS

HELP APOLLO GROUP, INC. AVOID ADDITIONAL EXPENSES.

---------------------------------------------------------------------------

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

APOLLO GROUP, INC.

Special Meeting of Shareholders

May   , 2000 10:00 A.M.

4615 East Elwood Street
Phoenix, Arizona 85040

[X]	Please mark your
votes as in this
example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.	Approval of an amendment and restatement of the Apollo Group, Inc. articles of incorporation to permit the issuance of tracking stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Approval of the adoption of the Apollo Group, Inc. 2000 Stock Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Approval of the amendment and restatement of the Apollo Group, Inc. 1994 Employee Stock Purchase Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	Approval of the amendment and restatement of the Apollo Group Inc. Director Stock Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature(s)

 Date

 CHANGE OF ADDRESS ON REVERSE SIDE [   ]

Note:	Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date and return promptly.

---------------------------------------------------------------------------
— FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL —

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

CLASS B

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF APOLLO GROUP, INC.

The undersigned, whose signature appears on the reverse, hereby appoints John G. Sperling, Todd S. Nelson, and Kenda B. Gonzales, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Class B Common Stock of Apollo Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on May   , 2000, and at any and all adjournments thereof, on all matters that may properly come before the meeting.

Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of Proposals 1, 2, 3, and 4.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS

HELP APOLLO GROUP, INC. AVOID ADDITIONAL EXPENSES.

---------------------------------------------------------------------------

DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE

UNIVERSITY OF PHOENIX ONLINE
(a division of the University of Phoenix, Inc.,
a wholly-owned subsidiary of Apollo Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

APOLLO GROUP, INC.

Special Meeting of Shareholders

May   , 2000 10:00 A.M.

4615 East Elwood Street
Phoenix, Arizona 85040

[X]	Please mark your
votes as in this
example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.	Approval of an amendment and restatement of the Apollo Group, Inc. articles of incorporation to permit the issuance of tracking stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Approval of the adoption of the Apollo Group, Inc. 2000 Stock Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Approval of the amendment and restatement of the Apollo Group, Inc. 1994 Employee Stock Purchase Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. Approval of an amendment and restatement of the Apollo Group, Inc. Director Stock Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature(s)

 Date

 CHANGE OF ADDRESS ON REVERSE SIDE [   ]

Note:	Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date and return promptly.

---------------------------------------------------------------------------
— FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL —